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                                     CONFIDENTIAL



                              ACCOUNT PURCHASE AGREEMENT

                            Dated as of June 24, 1988, As

                          Amended, Restated and Renamed the

                              ACCOUNT-RELATED AGREEMENT

                                         and

                              Dated as of April 1, 1996

                                    by and between

                          MONTGOMERY WARD CREDIT CORPORATION

                                         and

                         MONTGOMERY WARD & CO., INCORPORATED



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                                  TABLE OF CONTENTS


1.   DEFINED TERMS...........................................................  2

2.   DEFINITIONAL MATTERS.................................................... 35
     2.1. General Principles................................................. 35

3.   FEES RELATING TO ACCOUNTS............................................... 35
     3.1. [Section Intentionally Omitted].................................... 35
     3.2. [Section Intentionally Omitted].................................... 35
     3.3. Fees............................................................... 35
     3.4. Ineligible MWCC Indebtedness....................................... 37
     3.5. [Section Intentionally Omitted].................................... 40
     3.6. Monthly Statements................................................. 40

4.   DEFAULTED INDEBTEDNESS.................................................. 40
     4.1. Responsibility During Fiscal Year 1997 and Thereafter.............. 40
     4.2. Responsibility For Fiscal Year 1996................................ 42
     4.3. When Determined; Payment........................................... 42
     4.4. MW Obligation...................................................... 44
     4.5. [Section Intentionally Omitted].................................... 45
     4.6. Payments Related To Notes And Other Obligations.................... 45
     4.7. MW Payment of Certain Amounts...................................... 47

4A.  STARTER CARD ACCOUNT DEFAULTED INDEBTEDNESS............................. 48
     4A.1  Responsibility.................................................... 48
     4A.2  Responsibility For Fiscal Year 1996............................... 48
     4A.3  When Determined; Payment.......................................... 48

5.   SERVICING............................................................... 49
     5.1. [Section Intentionally Omitted].................................... 49
     5.2. MWCC's Responsibilities............................................ 49
     5.3. MWCC's Liabilities................................................. 51
     5.4. MW's Responsibilities.............................................. 51
     5.5. Finance and Other Charges.......................................... 57
     5.6. Use of MWCC Customer List.......................................... 70
     5.7. MWCC's Records..................................................... 72
     5.8. Representatives.................................................... 72
     5.9. [Section Intentionally Omitted].................................... 72
     5.10.  Right to Contract................................................ 72
     5.11.  [Section Intentionally Omitted................................... 72
     5.12.  [Section Intentionally Omitted].................................. 72
     5.13.  [Section Intentionally Omitted].................................. 72
     5.14.  Divestiture/Store Closings....................................... 72
     5.15.  MW Monthly Payment Amount........................................ 74
     5.16.  The Licensed Marks............................................... 74

6.   CONDITIONS PRECEDENT.................................................... 79
     6.1. Conditions to MWCC's Obligations................................... 79



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     6.2. Conditions to MW's Obligations..................................... 81
     6.3. [Section Intentionally Omitted].................................... 81
     6.4. [Section Intentionally Omitted].................................... 81

7.   SECURITY AND ACCESS TO DATA............................................. 82
     7.1. Security Interest.................................................. 82
     7.2. Returns of Merchandise............................................. 86
     7.3. Notices to MWCC.................................................... 86
     7.4. Further Assurances................................................. 86
     7.5. Attorney-in-Fact................................................... 86
     7.6. Continued Liability................................................ 87
     7.7. Other Party May Perform............................................ 87
     7.8. Receipt of Payments................................................ 88
     7.9. Access to Data by MWCC............................................. 88
     7.10.  Access to Data by MW............................................. 88
     7.11.  Audit of Information............................................. 89
     7.12.  [Section Intentionally Omitted].................................. 89

8.   REPRESENTATIONS AND WARRANTIES OF MW.................................... 89
     8.1. Corporate Existence................................................ 90
     8.2. Executive Offices and Stores....................................... 90
     8.3. Corporate Power; Authorization; Enforceable Obligations............ 91
     8.4. Solvency........................................................... 91
     8.5. Financials......................................................... 92
     8.6. No Default......................................................... 92
     8.7. [Section Intentionally Omitted].................................... 92
     8.8. No Litigation...................................................... 92
     8.9. Accounts........................................................... 92
     8.10.  [Section Intentionally Omitted].................................. 93
     8.11.  [Section Intentionally Omitted].................................. 93

9.   REPRESENTATIONS AND WARRANTIES OF MWCC.................................. 93
     9.1. Corporate Existence................................................ 93
     9.2. Corporate Power; Authorization; Enforceable Obligations............ 94
     9.3. Solvency........................................................... 95

10.  FINANCIAL STATEMENTS AND INFORMATION.................................... 95
     10.1.  MW's Reports and Notices......................................... 95
     10.2.  GE Capital's and MWCC's Reports and Notices...................... 96

11.  INDEMNIFICATION......................................................... 97
     11.1.  Indemnification by MW............................................ 97
     11.2.  Indemnification by MWCC.......................................... 98
     11.3.  Defense of Third Party Claims.................................... 99
     11.4.  Payment of Indemnified Amounts...................................100
     11.5.  Insurance and Mitigation.........................................100
     11.6.  Exceptions.......................................................100

12.  AFFIRMATIVE COVENANTS OF MW.............................................101



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     12.1.  [Section Intentionally Omitted]..................................101
     12.2.  Compliance with Law..............................................101

13.  AFFIRMATIVE COVENANTS OF MWCC...........................................101
     13.1.  Compliance with Law..............................................101
     13.2.  Securitization, Assignment and Sale Compliance...................102
     13.3.  Sales of Accounts and Indebtedness...............................102
     13.4.  Delinquent Account Purchase Agreement............................102

14.  NEGATIVE COVENANTS OF MW................................................102
     14.1.  Liens............................................................102

15.  TERM....................................................................102
     15.1.  Term and Termination.............................................102
     15.2.  Effect of Termination............................................103
     15.3.  Securitization/Participation.....................................112

16.  EVENTS OF DEFAULT; RIGHTS AND REMEDIES..................................113
     16.1.  MW Defaults......................................................113
     16.2.  MWCC Defaults....................................................115
     16.3.  MWCC Remedies....................................................117
     16.4.  MW Remedies......................................................117

17.  MISCELLANEOUS...........................................................118
     17.1.  Complete Agreement; Modification of Agreement;
            Assignment and Sale of Interest..................................118
     17.2.  [Section Intentionally Omitted]..................................119
     17.3.  MWCC Affiliates..................................................119
     17.4.  [Section Intentionally Omitted]..................................120
     17.5.  No Waiver........................................................120
     17.6.  Remedies.........................................................120
     17.7.  Severability.....................................................120
     17.8.  Parties..........................................................120
     17.9.  Authorized Signature.............................................120
     17.10.  Governing Law...................................................121
     17.11.  Notices.........................................................121
     17.12.  Confidentiality.................................................122
     17.13.  Payments........................................................123
     17.14.  [Section Intentionally Omitted].................................123
     17.15.  Section Titles..................................................123
     17.16.  Counterparts....................................................124
     17.17.  Disclosure......................................................124
     17.18.  Estoppel Certificates...........................................124
     17.19.  [Section Intentionally Omitted].................................124
     17.20.  [Section Intentionally Omitted].................................124
     17.21.  Third Party Beneficiaries.......................................124
     17.22.  Force Majeure...................................................124
     17.23.  Marketing Committee.............................................125
     17.24.  Closing.........................................................125

     ACCOUNT PURCHASE AGREEMENT, dated as of June 24, 1988, as Amended, Restated and Renamed as the ACCOUNT-RELATED AGREEMENT, dated as of April 1, 1996, by and between MONTGOMERY WARD & CO., INCORPORATED ("MW"), an Illinois corporation with its chief executive offices located at 619 West Chicago Avenue, Chicago, Illinois 60671, and MONTGOMERY WARD CREDIT CORPORATION ("MWCC"), a Delaware corporation with its principal place of business located at 880 Grier Drive, Las Vegas, Nevada 89119.

                                 W I T N E S S E T H:

     WHEREAS, MW and certain Authorized Affiliates and Authorized Licensees (both as hereinafter defined) are engaged in the business of selling Merchandise (as hereinafter defined) and serving customers; and

     WHEREAS, MW and MWCC have entered into that certain Account Purchase Agreement, dated as of June 24, 1988, as amended prior to the date of this amendment, restatement and renaming thereof (the "Original Account Purchase Agreement"), pursuant to which MWCC purchased certain accounts of, and operated a private label program in conjunction with, MW; and

     WHEREAS, MW and Monogram Credit Card Bank of Georgia ("Monogram") have entered into the Bank Program Agreement (as defined below) pursuant to which, beginning on the Conversion Date, the program established under the Original Account Purchase Agreement was restructured to allow Monogram to (a) open Accounts and issue Credit Cards and (b) extend credit directly to individuals buying Merchandise at Stores pursuant to Accounts, including Old Accounts and Accounts arising pursuant to the Interim Agreement, without recourse to MW (all capitalized terms as hereinafter defined); and

     WHEREAS, MW and MWCC previously have executed an amended and restated agreement, dated as of April 1, 1996 (the "Noneffective Agreement"), which Noneffective Agreement required, as a condition to its effectiveness, that the transactions contemplated in such Noneffective Agreement be approved by MWCC's shareholder(s);

     WHEREAS, GE Capital (as hereinafter defined), MWCC's sole shareholder, has determined not to approve the transactions contemplated by the Noneffective Agreement without certain modifications; and

     WHEREAS, because the Noneffective Agreement shall not become effective, both MW and MWCC desire to enter into this agreement amending, restating and renaming the Original Account Purchase Agreement as provided in this Agreement; and



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     WHEREAS, upon the effectiveness of this Agreement, as of the close of MW's business on the day prior to the Conversion Date (as hereinafter defined), MW and MWCC shall be deemed to have terminated certain of their obligations under the Original Account Purchase Agreement, including MW's recourse obligations (except with respect to Non-Converted Accounts and Non-Converted Indebtedness (both as hereinafter defined) for the remainder of Fiscal Year 1996 only); and

     WHEREAS, MWCC and Monogram have entered into that certain Credit Card Receivables Sale Agreement and that certain Delinquent Account Purchase Agreement (both as hereinafter defined), pursuant to which Monogram from time to time has sold, and in the future may sell, certain Accounts, Indebtedness and/or interests in the same to MWCC under the terms of those agreements; and

     WHEREAS, MW has requested GE Capital, and GE Capital has agreed, to guaranty the obligations of MWCC hereunder and of Monogram under the Bank Program Agreement.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, the parties hereto agree as follows:

1.   DEFINED TERMS

     As used in this Agreement, capitalized terms shall have the respective meanings set forth below:

     "Account" shall mean (a) any Account as defined in the Bank Program Agreement; (b) any Non-Converted Account; and (c) any Purchased Monogram Account.

     "Account Documentation" shall mean any and all documentation relating to Accounts, including, without limitation, Credit Card Documentation, Charge Transaction Data, checks or other forms of payment with respect to an Account, credit bureau reports (to the extent not prohibited from transfer by contract with the credit bureau to the extent such prohibition has not been waived), adverse action notices, change of terms notices, other notices, correspondence, memoranda, documents, stubs, instruments, certificates, agreements, invoices, sales or shipping slips, delivery and other receipts, magnetic tapes, disks, hard copy formats or other computer-readable data transmissions, any microfilm, electronic or other copy of any of the foregoing, and any other written, electronic or other records or materials of whatever form or nature, including, without limitation, tangible and intangible information, arising from or relating or pertaining to any of the foregoing.

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     "Account-Related Agreement Guaranty" shall mean that certain Guaranty of
Account-Related Agreement, of even date herewith, the form of which is attached as EXHIBIT A hereto.

     "Accrued Conversion Expenses" shall mean, with respect to any Fiscal Year (or part thereof), Conversion Expenses incurred during that Fiscal Year (or part thereof), plus Conversion Expenses incurred in previous Fiscal Years beginning in Fiscal Year 1996, to the extent such Conversion Expenses were not paid out of, or reimbursed from, Gross Designated Incremental Revenues. Accrued Conversion Expenses shall include interest thereon, which interest shall be calculated on a simple basis and accrue from the Payment Date for the Fiscal Year during which such expenses were incurred, at the Annual Commercial Paper
Rate applicable to each Annual Interest Earning Year,  [       ]*, per
annum, for the period such amounts remain unpaid.

     "Accrued Net Litigation Expenses" shall mean, with respect to any Fiscal Year, Net Litigation Expenses incurred during that Fiscal Year (or part thereof), plus Net Litigation Expenses incurred in previous Fiscal Years beginning in Fiscal Year 1996, to the extent such Net Litigation Expenses were not paid out of, or reimbursed from, Gross Designated Incremental Revenues. Accrued Net Litigation Expenses shall include interest thereon, which interest shall be calculated on a simple basis and accrue from the Payment Date for the Fiscal Year during which such expenses were incurred, at the Annual Commercial
Paper Rate applicable to each Annual Interest Earning Year, plus  [       ]*,
per annum, for the period such amounts remain unpaid.

     "Accrued Ongoing Incremental Expenses" shall mean, with respect to any Fiscal Year (or part thereof), Ongoing Incremental Expenses incurred during that Fiscal Year (or part thereof), plus Ongoing Incremental Expenses incurred in previous Fiscal Years beginning in Fiscal Year 1996 to the extent such Ongoing Incremental Expenses were not paid out of, or reimbursed from, Gross Designated Incremental Revenues. Accrued Ongoing Incremental Expenses shall include interest thereon, which interest shall be calculated on a simple basis and accrue from the Payment Date for the Fiscal Year during which such expenses were incurred, at the Annual Commercial Paper Rate
applicable to each Annual Interest Earning Year, plus [       ]*, for
the period such amounts remain unpaid.

     "Accrued MW Monthly Payment Amounts" shall mean, for any Fiscal Year (or part thereof), an amount equal to (i) the sum of the MW Monthly Payment Amount for such Fiscal Year (or part thereof), PLUS (ii) the sum of the MW Monthly Payment Amounts for previous Fiscal Years beginning in Fiscal Year 1996 to the extent such MW Monthly Payment Amounts were not paid out of, or reimbursed from, Gross Designated Incremental Revenues. Accrued


*Confidential treatment has been requested with respect to this information.

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MW Monthly Payment Amounts shall include interest thereon, which interest shall be calculated on a simple basis and accrue from the Payment Date for the Fiscal Year during which such expenses were incurred, at the Annual Commercial Paper
Rate applicable to each Annual Interest Earning Year, plus  [       ]*, per
annum, for the period such amounts remain unpaid.

     "AFF Promotions" shall have the meaning assigned to such term in the Bank Program Agreement.

     "Affiliate" shall mean, with respect to any Person, each Person that controls, is controlled by, or is under common control with, such Person, provided, however, that (a) the term "Affiliate" shall not include any individual, and no individuals shall be taken into account in any determinations under this definition, and (b) neither any direct or indirect owner of equity securities of MW, including General Electric Company and GE Capital, other than Montgomery Ward Holding Corp. so long as it owns all of the outstanding common equity securities of MW ("Holding"), nor any of said Person's Subsidiaries (except that MW, Holding and their respective Subsidiaries may be considered Affiliates of each other), shall be considered to be an Affiliate of MW based solely on its ownership of such equity securities, nor shall MW, Holding and/or their respective Subsidiaries be considered Affiliate(s) of any such owner (including General Electric Company and GE Capital) or such owners' Subsidiaries (except that MW, Holding, and their respective Subsidiaries may be considered Affiliates of each other). For the purpose of this definition, "control" of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract, or otherwise.

     "Aggregate Cardholders' Balance" shall have the meaning assigned to it in the Bank Program Agreement.

     "Aggregate Incremental Revenue Amount" shall mean the aggregate of (i) the amount owed by MWCC to MW pursuant to SECTION 5.5(2) hereof, (ii) the amount owed by MWCC to MW pursuant to SECTION 5.5(3) hereof, (iii) the amount owed by MWCC to MW pursuant to SECTION 5.5(9) hereof for that portion of Fiscal Year 1996 after the Conversion Date and for Fiscal Year 1997, and (iv) for each of
(a) that portion of Fiscal Year 1996 after the Conversion Date and (b) Fiscal Year 1997, the MW Share of Remaining Amount, if there are such amounts for the time periods specified in (a) and (b) (assuming all allocations in subsections
(i) through (iv) in SECTION 5.5(10)(b) have been made and funds remain), and subject to any decreases provided for in SECTION 5.5(11)(iii)(B).


*Confidential treatment has been requested with respect to this information.

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     "Aggregate Late Fee Amount" shall mean, for any Fiscal Year (or part thereof) commencing May 1, 1996, a dollar amount equal to the difference between: (a) the dollar amount of late fees assessed on Accounts during such Fiscal Year (or partial Fiscal Year), minus (y) the amount of late fees on such Accounts reversed or written off by Monogram or MWCC during such Fiscal Year (or part thereof).

     "Agreement" shall mean this Account-Related Agreement, including all amendments, modifications, supplements, exhibits, and schedules hereto, and shall refer to this Agreement as the same may be in effect at the time such reference is operative.

     "Annual Commercial Paper Rate" shall mean an interest rate that shall be determined separately for each Annual Interest Earning Year. The Annual Commercial Paper Rate for each Annual Interest Earning Year shall be the
quotient derived by dividing [       ]*, such result expressed as a
percentage and rounded to two (2) decimal places. The average daily amount of Commercial Paper outstanding shall be calculated by adding the amount of Commercial Paper outstanding on each day during such Fiscal Year, and dividing by the number of days in such Fiscal Year. Where an amount as to which the Annual Commercial Paper Rate is to be applied is paid earlier than otherwise provided in this Agreement (including, without limitation, under SECTION 5.5(7) hereof), or such Annual Commercial Paper Rate is to be applied for a period of less than twelve (12) months, such Annual Commercial Paper Rate shall be calculated using the methodology described above, based on amounts for the time beginning on the first day of the applicable Fiscal Year and ending on the last day of the fiscal quarter immediately preceding the date of such payment; provided, that where an Annual Commercial Paper Rate is to be applied for a period ending on or prior to the last day of the first fiscal quarter of a Fiscal Year, the Annual Commercial Paper Rate shall be the Annual Commercial Paper Rate for the immediately preceding Fiscal Year.

     "Annual Interest Earning Year" shall mean a period commencing on a February 28 and continuing to and including February 27 of the next following calendar year.

     "Annual Yield Percentage" shall mean, for any Fiscal Year (or part thereof) commencing May 1, 1996, the amount (expressed as a percentage) obtained by dividing (a) the total amount of finance charges billed to Cardholders or billed to MW in connection with Reduced Accounts during such period with respect



*Confidential treatment has been requested with respect to this information.

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to Indebtedness (other than Non-Converted Indebtedness, Purchased Monogram
Indebtedness and Indebtedness otherwise arising from Starter Card Accounts), less all finance charges credited to such Accounts during such period, (other than (i) finance charges credited during such period as the result of (x) payments on such Accounts by Cardholders, (y) payments on said accounts by MW in connection with Reduced Accounts, and (z) successful completion of AFF Promotions and (ii) refunds of finance charges pursuant to SECTION 5.5(11) hereof), by (b) the Average Monthly Billed Indebtedness for such period, such quotient being rounded to two (2) decimal places.

     "Asserted Claims" shall mean any Post-Conversion Asserted Claim(s) and/or Pre-Conversion Asserted Claim(s).

     "Authorized Affiliate" shall mean, on any date, any Person meeting the definition of such term contained in Section 1 of the Bank Program Agreement.

     "Authorized Licensee" shall mean, on any date, any Person meeting the definition of such term contained in Section 1 of the Bank Program Agreement

     "Average Late Fee Per Assessment" shall mean, for any Fiscal Year (or part thereof) commencing May 1, 1996, a dollar amount equal to: (a) the Aggregate Late Fee Amount for such Fiscal Year (or partial Fiscal Year), DIVIDED BY (b) the number of times late fees were assessed on Accounts during such Fiscal Year (or partial Fiscal Year).

     "Average Monthly Billed Indebtedness" shall mean, for any Fiscal Year (or part thereof) commencing May 1, 1996, an amount equal to: (i) the sum of Indebtedness (other than Non-Converted Indebtedness, Purchased Monogram Indebtedness, Indebtedness otherwise arising pursuant to Starter Card Accounts) during such Fiscal Year, as computed (as appropriate) pursuant to Monogram's Accounting Practices or MWCC's Accounting Practices, but in each case without the deduction of any allowance for bad debts, billed to Cardholders on each Billing Cycle closing date during that Fiscal Year or billed to MW during that Fiscal Year in connection with Reduced Accounts during that Fiscal Year, DIVIDED BY (ii) twelve (12). Notwithstanding the foregoing, if the Fiscal Year in question is a partial Fiscal Year, "Average Monthly Billed Indebtedness" shall mean the sum of Indebtedness (other than Non-Converted Indebtedness, Purchased Monogram Indebtedness and Indebtedness otherwise arising pursuant to Starter Card Accounts) during such partial Fiscal Year, as computed (as appropriate) pursuant to Monogram's Accounting Practices or MWCC's Accounting Practices, but in each case without deduction of any allowance for bad debts, billed to Cardholders on each of the Billing Dates during each complete Settlement Period within such partial Fiscal

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Year or billed to MW in connection with Reduced Accounts during such partial
Fiscal Year, divided by such number of such Settlement Periods. In the event that the number of times an Account would be billed during an entire Fiscal Year is other than twelve (12), the parties hereto shall agree to an appropriate adjustment to the calculations set forth herein.

     "Balance Sheet" shall have the meaning assigned to it in SECTION 8.5 hereof.

     "Bank Overhead Assessment" shall mean  [       ]*.  For Fiscal Year 1997
and each Fiscal Year thereafter, this amount shall be adjusted by the increase or decrease in the Consumer Price Index - All Urban Consumers - All Items - Atlanta, Georgia (or, if such index is discontinued, such other index of similar type mutually agreed to by the parties). In doing such adjustments, the base year shall be Fiscal Year 1996 and calendar year statistics which correspond to Fiscal Years may be used.

     "Bank Program Agreement" shall mean that certain Interim Consumer Credit Card Program Agreement, dated as of April 1, 1996, as Amended, Restated and Renamed the Bank Credit Card Program Agreement, of even date herewith, between Monogram and MW, as such agreement may be amended, restated, replaced, modified and/or supplemented from time to time.

     "Bankruptcy Code" shall mean Title 11 of the United States Code, as now constituted or as hereafter amended, or any successor law.

     "Base Composite Yield Percentage" shall mean  [       ]*, as adjusted
for each Fiscal Year commencing with Fiscal Year 1996 as stated in EXHIBIT B hereto. With respect to any partial Fiscal Year, the percentage applicable to such Fiscal Year shall be adjusted by dividing the applicable full year percentage by three hundred sixty-five (365) and multiplying the resulting quotient by the number of days in such partial Fiscal Year.

     "Base Starter Card Account Yield Percentage" shall mean [       ]*, as
adjusted for each Fiscal Year commencing with Fiscal Year 1996 and thereafter as stated in EXHIBIT C hereto. With respect to any partial Fiscal Year, the amount of the percentage applicable to such Fiscal Year shall be adjusted by dividing the applicable full year percentage by three hundred sixty-five
(365) and multiplying the resulting quotient by the number of days in such partial Fiscal Year.

     "Base Year 1991 Yield Percentage" shall mean:


*Confidential treatment has been requested with respect to this information.

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          for the State of Florida,           [       ]*;
          for the State of Texas              [       ]*; and
          for the State of Washington,        [       ]*.

With respect to any partial Fiscal Year, and/or for the Fiscal Year(s) in which one or more payments are owed by MW pursuant to the provisions of SECTION 5.5(11) hereof as to calculations done pursuant to that Section, the amount of the percentage applicable to such Fiscal Year shall be adjusted by dividing the applicable full year percentage by three hundred sixty-five (365) and multiplying the resulting quotient by the number of days in such partial Fiscal Year.

     "Base Year 1995 Yield Percentage" shall mean:

          for the State of Florida,           [       ]*;
          for the State of Texas              [       ]*; and
          for the State of Washington,        [       ]*.

With respect to any partial Fiscal Year, and/or for the Fiscal Year(s) in which one or more payments are owed by MW pursuant to the provisions of SECTION 5.5(11) hereof as to calculations done pursuant to that Section, the amount of the percentage applicable to such Fiscal Year shall be adjusted by dividing the applicable full year percentage by three hundred sixty-five (365) and multiplying the resulting quotient by the number of days in such partial Fiscal Year.

     "Billing Cycle" shall mean the time period between regular periodic Billing Dates for an Account.

     "Billing Date" shall mean, collectively, those dates during a Settlement Period as of which Accounts are billed.

     "Billing Statement" shall mean a summary of credit and/or debit transactions on an Account for a Billing Cycle, including, without limitation, a descriptive statement covering purchases of Merchandise and/or a statement with past due information.

     "Business Day" shall mean any day except (i) Saturday, (ii) Sunday or (iii) a day on which banks are required or permitted to be closed in the State of Georgia to the extent that the bank or banks from which Monogram wires funds under the Bank Program Agreement actually are closed on such day.


*Confidential treatment has been requested with respect to this information.

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     "Cardholder" shall mean any natural person who is or may become obligated under, with respect to, or on account of, an Account.

     "Cash Price" shall have the meaning assigned to it in the Bank Program Agreement.

     "Charge Slip" shall mean evidence of a sale of Merchandise at a Store to be charged on an Account, including, without limitation, an invoice, sales slip, memorandum of purchase or similar document or an electronic or magnetic transmission.

     "Charge Transaction Data" shall mean Cardholder identification and transaction information with regard to (i) each purchase of Merchandise on an Account and (ii) each return, exchange or adjustment for Merchandise purchased on an Account.

     "Closing Date" shall mean December 23, 1996, or such later date as may be agreed to by the parties in writing.

     "Code" or "UCC" shall mean the Uniform Commercial Code (or similar personal property security law) of the jurisdiction with respect to which such term is used, as now constituted or hereafter amended, or any successor law.

     "Commercial Paper" shall mean the short-term unsecured obligations, whether or not discounted and/or interest-bearing, maturing in less than two hundred seventy (270) days, issued by a bank, corporation or other entity.

     "Competitor" shall mean those Persons (and their Affiliates) that own or control the retail operations now commonly known as Sears or J.C. Penney or any successors to such retail operations.

     "Composite Recast Incremental Yield Amount" shall mean, for any Fiscal Year (or part thereof) commencing with May 1, 1996, the Composite Recast Incremental Yield Percentage for such period, MULTIPLIED BY the Average Monthly Billed Indebtedness for such period.

     "Composite Recast Incremental Yield Percentage" shall mean, for any Fiscal Year (or part thereof) commencing with May 1, 1996, the positive difference, if any, in (A) the Annual Yield Percentage for such Fiscal Year (or part thereof) MINUS (B) the Base Composite Yield Percentage applicable to that Fiscal Year, such positive difference being rounded to two (2) decimal places.

     "Contractual Method" shall have the meaning assigned to it in the Bank Program Agreement.

     "Conversion Date" shall mean April 1, 1996.

     "Conversion Expenses" shall mean the sum of incremental costs and expenses of MWCC, MW, Monogram and Affiliates of Monogram associated with the implementation of 1996 increases in finance charge rates and amounts of late fees in connection with implementation of the Bank Program Agreement, including those costs and expenses incurred prior to the Conversion Date and including, without limitation, legal expenses, systems programming expenses, cardholder notification expenses, incremental staffing expenses, obsolescence costs (I.E., MWCC stationery, card carriers, etc.) and any operations-related relocation/transfer expenses, all as reasonably agreed to by the parties hereto.

     "Credit Agreement" shall mean (a) any Credit Card Agreement as defined in the Bank Program Agreement; and (b) any MWCC Credit Agreement.

     "Credit Application" shall mean (a) any Credit Card Application as defined in the Bank Program Agreement; and (b) any credit card application in connection with a Non-Converted Account and/or Purchased Monogram Account.

     "Credit Card" shall mean (a) any Credit Card as defined in the Bank Program Agreement; and (b) any MWCC Credit Card.

     "Credit Card Agreement" shall have the meaning assigned to it in the Bank Program Agreement.

     "Credit Card Documentation" shall mean, with respect to Accounts, all Credit Applications, Credit Agreements, Credit Cards, Charge Slips, Credit Slips and Billing Statements relating to such Accounts.

     "Credit Card Receivables Sale Agreement" shall mean that certain Credit Card Receivables Sale Agreement, dated as of April 1, 1996, between Monogram and MWCC, as such agreement may be amended, restated, replaced, modified and/or supplemented from time to time, provided that, unless agreed to or approved by MW, such changes shall not adversely affect MW under this Agreement or the Bank Program Agreement.

     "Credit Slip" shall mean evidence of an adjustment or credit on an Account for a return or exchange of Merchandise purchased on such Account.

     "Default Rate" shall mean the Prime Rate plus [       ]*.

     "Deferred Account" shall have the meaning assigned to it in SECTION 3.3(5) hereof.

*Confidential treatment has been requested with respect to this information.

     "Delinquent Account Purchase Agreement" shall mean that certain Delinquent Account Purchase Agreement, dated as of April 1, 1996, between MWCC and Monogram, as such agreement may be amended, restated, replaced, modified and/or supplemented from time to time, provided that, unless agreed to or approved by MW, such changes shall not adversely affect MW under this Agreement or the Bank Program Agreement.

     "Divestiture-Related Indebtedness Purchase Price" shall mean, on any
date, an amount equal to:  (i) [       ]* as to Indebtedness described in
subsections (i) and (ii) of SECTION 5.14(1) to be sold to MW on such date
pursuant to such section, [       ]* (ii) [       ]* accordance with, to the
extent of Participated Monogram Indebtedness, Monogram's Accounting Practices and, in all other respects, MWCC's Accounting Practices and (in either event) based on the proportion of the MWCC Aggregate Cardholders' Balance of the Indebtedness described in subsection (i) of this definition to all Indebtedness owned by MWCC and MWCC Assignees other than Section 4 Defaulted Indebtedness and Starter Card Account Defaulted Indebtedness.

     "ERISA" shall have the meaning assigned to it in the Bank Program
Agreement.

     "Existing Program" shall have the meaning assigned to it in the Bank Program Agreement.

     "Final Blended Rate" shall have the meaning assigned to it in the Bank Program Agreement.

     "Fiscal Month" shall mean, during any Fiscal Year, each month as defined by Monogram on its fiscal calendar for that Fiscal Year.

     "Fiscal Year" shall mean a fiscal year the dates of which are specified by Monogram, provided each Fiscal Year must end on December 31 or within seven (7) days before or after December 31 of each year.

     "Fiscal Year 1996 Interest Rate" shall mean an interest rate equal to the sum of (i) the product, rounded to two (2) decimal places and expressed
as a percentage, of (x) [       ]* for each Fiscal Month commencing with the
Fiscal Month of January 1996 through and including the Fiscal Month of
November 1996, and (y) a fraction the numerator of which is [       ]* and
the denominator of which is [       ]*, PLUS (ii) [       ]*.


*Confidential treatment has been requested with respect to this information.

     "GAAP" shall mean generally accepted accounting principles in the United States of America as from time to time in effect.

     "GE Capital" shall mean General Electric Capital Corporation.

     "Governmental Authority" means the United States, any State, or any other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, in each case whether national, State or local.

     "Gross Designated Incremental Revenues" shall mean, for any Fiscal Year (or part thereof), the sum of the Composite Recast Incremental Yield Amount, Starter Card Account Incremental Yield Amount and Remaining Late Fee Amount, each for such Fiscal Year (or part thereof).

     "Gross Recoveries" shall have the meaning assigned to it in the definition of "Section 4 Net Defaulted Indebtedness" in SECTION 1 hereof.

     "Guaranties" shall mean Exhibit A to this Agreement and Exhibit E of the Bank Program Agreement.


     "Holding" shall have the meaning assigned to it in the definition of "Affiliate" in SECTION 1 hereof.

     "Incremental State Income Tax" shall mean, for each Fiscal Year (or part thereof), the product of (i) the dollar amount of Monogram's income before taxes relating to the Program, MULTIPLIED BY (ii) the positive difference (if any) between Monogram's actual effective state income tax rate and MWCC's actual effective state income tax rate, both as determined for such Fiscal Year (or part thereof) under applicable state law.

     "Incremental Yield Amount" shall mean, for any Fiscal Year (or part thereof) commencing May 1, 1996, the sum of the following amounts:

     (a) the Incremental Yield Percentage for the State of Florida for such period, multiplied by the Average Monthly Billed Indebtedness for the State of Florida for such period; PLUS

     (b) the Incremental Yield Percentage for the State of Texas for such period, multiplied by the Average Monthly Billed Indebtedness for the State of Texas for such period; PLUS

     (c) for Fiscal Years 1996 and 1997 only, the Incremental Yield Percentage for the State of Washington for such period, multiplied by the Average Monthly Billed Indebtedness for the State of Washington for such period.

     "Incremental Yield Percentage" shall mean, as to each of the States of Florida and Texas for any Fiscal Year (or part thereof) commencing May 1, 1996 in which there is an Annual Yield Percentage for such State which exceeds the Base Year 1991 Yield Percentage for such State, and, as to the State of Washington for Fiscal Year 1996 and Fiscal Year 1997 or parts thereof if the Annual Yield Percentage for the State of Washington exceeds the Base Year 1991 Yield Percentage for the State of Washington, the positive difference, if any, in (A) the Base Year 1995 Yield Percentage for such State, MINUS (B) the Base Year 1991 Yield Percentage for such State, such positive difference being rounded to two (2) decimal places.

     "Indebtedness" shall mean, at any time, (a) any Indebtedness as defined in the Bank Program Agreement; (b) Non-Converted Indebtedness; and (c) Purchased Monogram Indebtedness.

     "Indemnified 1996 Defaulted Indebtedness" shall have the meaning assigned to it in SCHEDULE 4.2 hereto.

     "Indemnified 1996 Net Defaulted Indebtedness" shall have the meaning assigned to it in SCHEDULE 4.2 hereto.

     "Indemnified 1996 Starter Card Defaulted Indebtedness" shall have the meaning assigned to it in SCHEDULE 4.2 hereto.

     "Indemnified 1996 Starter Card Net Defaulted Indebtedness" shall have the meaning assigned to it in SCHEDULE 4.2 hereto.

     "Ineligible Indebtedness" shall have the meaning assigned to it in the Bank Program Agreement.

     "Ineligible MWCC Indebtedness" shall mean Non-Converted Indebtedness and/or Purchased Monogram Indebtedness that MW is required to purchase from MWCC pursuant to SECTION 3.4 hereof.

     "Infringements" shall have the meaning assigned to it in SECTION 5.16(6) hereof.

     "Initial Term" shall have the meaning assigned to it in SECTION 15.1 hereof.

     "In-Store Payments" shall have the meaning assigned to it in the Bank Program Agreement.

     "Interest Earning Month" shall mean each Fiscal Month commencing with January 1997.

     "Interim Agreement" shall mean that certain Interim Credit Card Program Agreement, dated as of April 1, 1996, between Monogram and MW and any amendments, modifications and/or supplementations thereto prior to the date hereof.

     "Letter Agreement" shall have the meaning assigned to it in SECTION 17.1(1) hereof.

     "Licensed Marks" shall mean the trademarks, trade names, service marks, logos and other proprietary designations of MW listed on SCHEDULE 5.16 hereto, which Schedule (as amended by MW from time to time) at all times shall contain all trademarks, trade names, service marks, logos and other proprietary designations of MW and Authorized Affiliates used in connection with its retail operations.

     "License Term" shall have the meaning assigned to it in SECTION 5.16(5) hereof.

     "Lien" shall mean any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest (including, without limitation, any interest of a buyer of accounts or chattel paper that is subject to Article 9 of the Code), encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to file, any financing statement pursuant to the Code).

     "Marginal Card Account" shall mean (a) any Marginal Card Account as defined in the Bank Program Agreement; and (b) any MWCC Marginal Card Account.

     "Marketing Agreement" shall mean any agreement(s) between the Signature Companies and MW and/or Affiliates of MW relating to (among other things) the use by the Signature Companies of customer lists, names and trademarks of MW and/or its Affiliates in connection with the Signature Companies' sales and operations, as such agreement(s) may be amended, restated, modified and/or supplemented from time to time, but only to the extent the initial such agreement is entered into in connection with the purchase or other acquisition of the Signature Companies by an Affiliate of MWCC.

     "Marketing Committee" shall mean the committee referred to in SECTION 5.16(1) of the Bank Program Agreement.

     "Maximum Aggregate Cardholders' Balance" shall have the meaning assigned to it in the Bank Program Agreement.

     "Merchandise" shall mean goods and services including, without limitation, accessories, installation, delivery services, automotive services, repair services, service contracts, warranties, insurance and club fees, as well as any other items which Monogram and/or MWCC (as appropriate) from time to time agrees may be sold on Accounts, for personal, family or household use. Merchandise shall include items that are new or used at the time of sale, including clearance items and items that are returned or repossessed and restored to the inventory and subsequently offered for resale.

     "Money Cost Balance" shall have the meaning assigned to it in the Bank Program Agreement.

     "Monogram" shall have the meaning assigned to it in the RECITALS hereto.

     "Monogram's Accounting Practices" shall mean the general accounting practices followed by Monogram on a consistent basis with respect to the manner in which it conducts its business, which practices shall be in accordance with GAAP, including, without limitation, Monogram's practices for accruing charges and calculating receivables.

     "Monthly Commercial Paper Rate" shall mean an interest rate that shall be determined separately for each Interest Earning Month. The Monthly Commercial Paper Rate for each Interest Earning Month shall be the quotient
derived by dividing [       ]*, such result expressed as a percentage and
rounded to two (2) decimal places. The average daily amount of Commercial Paper outstanding shall be calculated by adding the amount of Commercial Paper outstanding on each day during such Measuring Month, and dividing by the number of days in such Measuring Month. Where a Seller Note, Seller Recourse Note, MW 1996 Note or MW Continuation Note is paid prior to the time due or an amount as to which the Monthly Commercial Paper Rate is to be applied is paid earlier than otherwise provided in this Agreement (including, without limitation, under SECTION 5.5(7) hereof), and such Monthly Commercial Paper Rate is to be applied for a period of less than one Fiscal Month, such Monthly Commercial Paper Rate shall be determined as though the date of payment were the last day of the Interest Earning Month and the Measuring Month is the full immediately preceding Fiscal Month.


*Confidential treatment has been requested with respect to this information.

     "Monthly Payment Obligation" shall mean, for each Fiscal Month during any Fiscal Year, the dollar amount calculated in accordance with SCHEDULE 1 for such Fiscal Year, as adjusted quarterly in accordance with SCHEDULE 1, provided that, for Fiscal Year 1997, the Monthly Payment Obligation shall be as set forth on
SCHEDULE 2, as adjusted quarterly in accordance with SCHEDULE 2.

     "Monthly Payment Percentage" shall mean, for any Fiscal Year,  [       ]*,
as such percentage may be adjusted from time to time upon agreement of the parties to reflect amounts of sales tax MW would have recovered or been entitled to offset against amounts owed to applicable states in respect of written-off indebtedness under the terms of the Original Account Purchase Agreement if it had been in effect for such Fiscal Year.

     "Monthly Payment Period" shall mean the period commencing on the first day of Fiscal Year 1997 through and including the last day of the Fiscal Year in which (i) there no longer are amounts due in respect of the Seller Notes, Seller Recourse Notes, MW 1996 Note and/or MW Continuation Note, and (ii) application of the Section 4 Contractual Method requires that Indebtedness is considered
Section 4 Defaulted Indebtedness in the Billing Cycle following the Billing Cycle in which the Cardholder obligated in connection therewith would be considered past due for thirty (30) days or more on five required minimum payments.

     "MW" shall have the meaning assigned to it in the INTRODUCTORY PARAGRAPH hereof.

     "MW Continuation Note" shall have the meaning assigned to it in SECTION 4.6(4) hereof.

     "MW Default" shall have the meaning assigned to it in SECTION 16.1 hereof.

     "MW Designee" shall have the meaning assigned to it in the Bank Program Agreement.

     "MW Monthly Payment Amount" shall have the meaning assigned to it in
SECTION 5.15 hereof.

     "MW 1996 Note" shall have the meaning assigned to it in SCHEDULE 4.2 hereto.

     "MW Pre-Conversion Refund Amount" shall have the meaning set forth in
SECTION 5.5(11)(iii)(A) hereof.

     "MW Share of Late Fees" shall mean, for Fiscal Year 1996 commencing May 1, 1996 and each Fiscal Year or partial Fiscal Year thereafter:


*Confidential treatment has been requested with respect to this information.

     (a)  if the Average Late Fee Per Assessment for such Fiscal Year (or
          partial Fiscal Year) is  [       ]* or more, a dollar amount equal
          to (i) [       ]*, MULTIPLIED BY (ii) the number of times that
          Accounts are one or more payments past due at the time of their Billing Dates during such Fiscal Year (or partial Fiscal Year)
          multiplied by (iii) [       ]*; or

     (b)  if the Average Late Fee Per Assessment for such Fiscal Year (or
          partial Fiscal Year) is less than [       ]*, a dollar amount
          equal to (i) [       ]*, MULTIPLIED BY (ii) the Aggregate Late
          Fee Amount.

     "MW Share of Incremental Yield Amount" shall have the meaning assigned to it in SECTION 5.5(9) hereof.

     "MW Share of Remaining Amount" shall have the meaning assigned to it in
SECTION 5.5(10) hereof.

     "MWCC" shall have the meaning assigned to it in the INTRODUCTORY PARAGRAPH hereof.

     "MWCC Account Documentation" shall mean any and all documentation relating to Non-Converted Accounts and/or Purchased Monogram Accounts owned by MWCC or under the control of MWCC.

     "MWCC's Accounting Practices" shall mean the general accounting practices followed by MWCC on a consistent basis with respect to the manner in which it conducts its business, which practices shall be in accordance with GAAP, including, without limitation, MWCC's practices for calculating receivables, except that, notwithstanding any policies or procedures under GAAP or of MWCC with respect to the accounting and reporting of finance and other charges, Indebtedness shall include all finance and other charges (i) billed to Cardholders with respect to AFF Promotions where such finance and other charges are subject to credit if the Cardholder makes all payments under the terms of such AFF Promotions and (ii) accruing and/or billed on delinquent Accounts after the point (currently 90 days) at which MWCC no longer accrues such fees and charges under GAAP for financial reporting purposes. These accounting principles include use of the Section 4 Contractual Method.

     "MWCC Aggregate Cardholders' Balance" shall mean, at any time, the aggregate of all Indebtedness owned by MWCC and MWCC Assignee exclusive of
Section 4 Defaulted Indebtedness and Starter Card Account Defaulted Indebtedness (it being understood that the proviso contained in subsection (g) of those definitions shall not be applicable for purposes of this calculation).


*Confidential treatment has been requested with respect to this information.

     "MWCC Assignee" shall mean any direct or indirect assignee or secured party of, or purchases from, MWCC of or with respect to Non-Converted Accounts, Non-Converted Indebtedness, Purchased Monogram Accounts, Purchased Monogram Indebtedness and/or Participated Monogram Indebtedness, provided that "MWCC Assignees" in no event shall include: (1) MW or an MW Designee (as defined in the Bank Program Agreement) and (2) and Person who has purchased written-off Accounts and/or Indebtedness.

     "MWCC Billing Statement" shall mean a summary of credit and/or debit transactions on a Non-Converted Account or Purchased Monogram Account for a Billing Cycle, including, without limitation, a descriptive statement covering purchases of Merchandise and/or a statement with past due information.

     "MWCC Cardholder" shall mean any natural person who is or may become obligated under, with respect to, or on account of, a Non-Converted Account or a Purchased Monogram Account.

     "MWCC Cash Price" shall have the meaning assigned to it in SECTION 5.4(5)(iii) hereof.

     "MWCC Credit Card" shall mean a credit card issued to MWCC Cardholders bearing the words "Montgomery Ward" and/or other Licensed Mark(s).

     "MWCC Credit Agreement" shall mean (i) a credit card agreement entered into by MW and an MWCC Cardholder (or, in the State of Washington, a lender credit card agreement entered into by MWCC and a MWCC Cardholder), which agreement governs the use of a Non-Converted Account and (other than a lender credit card agreement) has been assigned to MWCC, or (ii) a credit card agreement between Monogram and a Cardholder and assigned to MWCC, which agreement governed the use of a Purchased Monogram Account, in either case together with any amendments, modifications, restatements, replacements or supplements which now or hereafter may be made to such MWCC Credit Agreement.

     "MWCC Customer List" shall mean any identification (whether in hard copy, magnetic tape or other format) of (i) MWCC Cardholders and (ii) applicants for Accounts (as defined in the Original Account Purchase Agreement) under the Original Account Purchase Agreement (both categories of Persons in their capacities as credit customers or potential credit customers with respect to purchases from Stores and/or any Person from whom purchases could be made under the Original Account Purchase Agreement), on the Conversion Date or any date(s) thereafter, including, without limitation, any list identifying the name, address, telephone number and social security number of any such Person, alone or together with any other information that MWCC has in its files with respect to such MWCC Cardholder in connection with the Program. For the avoidance of doubt, it is acknowledged and agreed that the MWCC Customer List shall not include any such identifications of Cardholders obligated in respect of Participated Monogram Indebtedness. For purposes of this definition, the MWCC Customer List shall include any identification(s) of MWCC Cardholders or applicants for Non-Converted Accounts or Purchased Monogram Accounts provided to MW by MWCC or Monogram and maintained by MW, whether or not MWCC has maintained such identification(s).

     "MWCC Default" shall have the meaning assigned to it in SECTION 16.2 hereof.

     "MWCC Delivery Date" shall have the meaning assigned to it in SECTION 5.4(5)(ii) hereof.

     "MWCC In-Store Payment" shall mean any payment on a Non-Converted Account or Purchased Monogram Account made by a MWCC Cardholder (or any other Person acting on behalf of a MWCC Cardholder) at a Store.

     "MWCC Marginal Card Account" shall mean, on any date any Non-Converted Account and/or Purchased Monogram Account, with respect to which the MWCC Cardholder, at the time of establishment thereof, did not meet the credit requirements for a standard credit account, with respect to establishing the Account, but exceeded the credit requirements for Starter Card Accounts.

     "MWCC Net Receivable Balance" shall mean, for the day in question, the amount by which (a) the aggregate of Non-Converted Indebtedness, Purchased Monogram Indebtedness and Participated Monogram Indebtedness, excluding portions of all of the foregoing constituting Section 4 Defaulted Indebtedness and/or Starter Card Account Defaulted Indebtedness as of the opening of business on such day (it being understood that the proviso contained in subsection (g) of those definitions shall not be applicable for purposes of this calculation), as computed pursuant to MWCC's Accounting Practices, exceeds (b) the amount of any allowance for bad debt on the books of MWCC or MWCC Assignees with respect to such Indebtedness, as of the opening of business on such day, computed, to the extent of Participated Monogram Indebtedness, pursuant to Monogram's Accounting Practices and, in all other respects, MWCC's Accounting Practices.

     "MWCC Payment Reserve Account" shall have the meaning assigned to such term in SECTION 7.1A(2)(i) hereof.

     "MWCC Payment Reserve Amount" shall have the meaning assigned to such term in SECTION 7.1A(1) hereof.

     "MWCC Pre-Conversion Payment Date" shall have the meaning set forth in
SECTION 5.5(11)(iii)(a) hereof.

     "MWCC Share of Late Fees" shall mean, for Fiscal Year 1996 commencing May 1, 1996 and each Fiscal Year or partial Fiscal Year thereafter:

     (a)  if the Average Late Fee Per Assessment for such Fiscal Year (or
          partial Fiscal Year) is [       ]* or more, a dollar amount equal
          to (i) [       ]*, MULTIPLIED BY (ii) the number of times that
          Accounts are one or more payments past due at the time of their Billing Dates during such Fiscal Year (or partial Fiscal Year)
          multiplied by (iii)  [       ]*; or

     (b)  if the Average Late Fee Per Assessment for such Fiscal Year (or
          partial Fiscal Year) is less than [       ]*, a dollar amount
          equal to (i) [       ]*, MULTIPLIED BY (ii) the Aggregate Late
          Fee Amount.

     "MWCC Signature License" shall mean an agreement between MWCC and the Signature Companies in substantially the form attached as EXHIBIT D hereto, which Exhibit may be amended only with MW's consent.

     "MWCC Starter Card Account" shall mean, on any date, any Non-Converted Account and/or Purchased Monogram Account with respect to which the MWCC Cardholder, at the time of establishment thereof, did not meet the credit requirements for standard credit accounts or Marginal Card Accounts with respect to establishing the Account.

     "Net Amount" shall have the meaning set forth in SECTION 5.5(18) hereof.

     "Net Designated Incremental Revenues" shall mean, for any Fiscal Year (or part thereof), the difference, if positive, between (a) the Gross Designated Incremental Revenues, LESS (b) the sum of the following amounts: (i) Accrued Conversion Expenses, if any; (ii) Accrued Ongoing Incremental Expenses, if any;
(iii) Accrued MW Monthly Payment Amounts, if any; and (iv) Accrued Net Litigation Expenses, if any.

     "Net Litigation Expenses" shall mean, for any Fiscal Year (or part thereof) an amount equal to the sum of judgments, settlements, costs, payments, refunds and expenses, including attorneys' fees, incurred by MWCC, Monogram and/or MW (or any of their respective Affiliates) relating to any Post-Conversion Asserted Claim(s), whether or not such amounts were incurred in connection with a lawsuit and whether incurred before or after litigation, provided such amounts shall not include those wholly


*Confidential treatment has been requested with respect to this information.

due to Monogram's negligence in connection with the manner in which finance charges or late fee amounts were increased. For purposes of this Agreement, MWCC shall be deemed to have borne amounts borne by Monogram relating to a Post-Conversion Asserted Claim.

     "Net 1996 Starter Card Account Loss Amount" shall mean an amount equal to the positive difference, if any, between: (i) the amounts specified in Sections B, D and F of SCHEDULE 4.2 hereto and (ii) Sections B and D of SCHEDULE 5.5(15) hereto.

     "New Indebtedness" shall mean any indebtedness arising on an Account after the Conversion Date.

     "New Mark" shall have the meaning assigned to such term in SECTION 5.16(1)(c) hereof.

     "Non-Converted Accounts" shall mean any account, account receivable, other receivable, indebtedness, contract right, chose in action, general intangible, chattel paper, instrument, document, note, or obligation and all proceeds of the foregoing to the extent purchased and/or established by MWCC prior to the Conversion Date and owned by MWCC and not sold to GE Capital on the Conversion Date, wherever located, arising out of the sale of Merchandise to any MWCC Cardholder pursuant to a credit agreement or lender credit card agreement, under the Original Account Purchase Agreement including, without limitation, (a) all of MWCC Account Documentation evidencing the same, the receivables therefrom and the proceeds thereof, (b) all rights of MW in any Merchandise which is security or collateral for such Non-Converted Accounts, and (c) all guarantees, claims, security interests, or other security held by or granted to MW to secure payment by any Person with respect thereto. Notwithstanding the foregoing, "Non-Converted Accounts" shall not include those generated pursuant to layaway plans. Except as otherwise provided herein, reference in this Agreement to Non-Converted Accounts shall include (i) all Non-Converted Accounts, portions thereof and participations therein then owned or held by any MWCC Assignees, and (ii) written-off Non-Converted Accounts.

     "Non-Converted Indebtedness" shall mean, at any time, the outstanding obligation incurred by an MWCC Cardholder under a Non-Converted Account including, without limitation, any charges for Merchandise (which includes insurance financed pursuant to an Account), sales tax, finance charges and any other charges in respect of an Account, whether accrued or billed, inclusive of finance charges and other charges subject to possible reversal due to unexpired AFF Promotions, as all such charges are determined pursuant to MWCC's Accounting Practices. Except as otherwise expressly provided in this Agreement, reference to Non-Converted Indebtedness shall include Section 4 Defaulted

Indebtedness and Starter Card Account Defaulted Indebtedness attributable to Non-Converted Accounts.

     "Note Repayment of Principal Amount" shall mean, for Fiscal Year 1996 and each Fiscal Month commencing with the Fiscal Month of January 1997 through and including the Fiscal Month of December 2002, to the extent that there is an outstanding balance on any of the Seller Notes, Seller Recourse Notes, MW 1996 Note or MW Continuation Note during such Fiscal Year, the following amount as a reduction of principal:

          for Fiscal Year 1996          the positive difference, if
                                        any between (i) [       ]*,
                                        LESS (ii) Net 1996 Starter
                                        Card Account Loss Amount;

          for each Fiscal Month
          of Fiscal Year 1997            [       ]*;

          for each Fiscal Month
          of Fiscal Year 1998            [       ]*;

          for each Fiscal Month
          of Fiscal Year 1999            [       ]*;

          for each Fiscal Month
          of Fiscal Year 2000            [       ]*;

          for each Fiscal Month
          of Fiscal Year 2001            [       ]*;

          for each Fiscal Month
          of Fiscal Year 2002            [       ]*.


     "Obligations" shall mean, on any day, any and all liabilities or obligations owing by MW to MWCC or any of MWCC's Affiliates pursuant to this Agreement or the Bank Program Agreement, including those obligations incurred prior to the date hereof. The term includes, without limitation, any fee, charge, expense, attorney's fee or other sum chargeable to MW pursuant to this Agreement or the Bank Program Agreement.

     "Offset Amount" shall have the meaning set forth in SECTION 4.6(2) hereof.

     "Old Account" shall mean any account arising prior to the Conversion Date under the Original Account Purchase Agreement, the terms of which were governed by either (i) a credit agreement between a consumer and MW and assigned to MWCC or (ii) an agreement between a consumer and MWCC with respect to the State


*Confidential treatment has been requested with respect to this information.

of Washington, both if and to the extent Monogram acquires such account and converts it to an Account.

     "Old Indebtedness" shall mean any indebtedness arising on an Old Account prior to the Conversion Date.

     "Ongoing Incremental Expenses" shall mean, for any Fiscal Year (or part thereof), the sum of (i) any costs incurred by Monogram or its Affiliates for government-mandated insurance necessitated by the Program, (ii) any costs incurred by MW or its Affiliates at Monogram's request to comply with Section 106 of the Bank Holding Company Act, 12 U.S.C. Section 371c, (iii) the Bank
Overhead Assessment, (iv) Incremental State Income Tax and (v) [       ]* for
incremental staffing expenses of Monogram and/or its Affiliates. For Fiscal Year 1997 and each Fiscal Year thereafter, the amount specified in SUBSECTION
(v) shall be adjusted by the increase or decrease in the Consumer Price Index. All Urban Consumers - All Items - Chicago, Illinois (or, if such index is discontinued, such other index of similar type mutually agreed to by the parties). In doing such adjustments, the base year shall be Fiscal Year 1996 and calendar year statistics which correspond to Fiscal Years may be used.

     "Original Account Purchase Agreement" shall have the meaning assigned to it in the RECITALS hereof.

     "Participated Monogram Indebtedness" shall mean Indebtedness as to which MWCC has purchased an interest under the Credit Card Receivables Sale Agreement.

     "Payment Date" shall have the meaning set forth in SECTION 4.3(2) hereof.

     "Permitted Businesses" shall have the meaning assigned to such term in
SECTION 5.16(2) hereof.

     "Person" shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, entity or government (whether federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

     "Post-Conversion Asserted Claims" shall have the meaning assigned to it in
SECTION 5.5(11)(i)(y) hereof.

     "Pre-Conversion Asserted Claims" shall have the meaning assigned to it in
SECTION 5.5(11)(i)(x) hereof.

     "Prime Rate" shall mean, on any day, [       ]*

*Confidential treatment has been requested with respect to this information.

[       ]* (or, if such publication or index is discontinued, such other publication or index of similar type mutually agreed to by MW and MWCC), regardless of whether such rate is ever applied.

     "Program" shall mean (a) the Program as defined in the Bank Program Agreement and (b) the program established by this Agreement, including all aspects of the customized credit plan specified in this Agreement.

     "Provisions" shall have the meaning assigned to it in SECTION 15.2(1) hereof.

     "Purchased Monogram Account" shall mean any Account (as defined in the Bank Program Agreement), including any Indebtedness thereon, purchased by MWCC from Monogram under the Delinquent Account Purchase Agreement. Except as otherwise expressly provided herein, reference in this Agreement to Purchased Monogram Accounts shall include (i) all Purchased Monogram Accounts, portions thereof and participations therein then owned or held by any MWCC Assignees; and (ii) written-off Purchased Monogram Accounts. For the avoidance of doubt, it is acknowledged and agreed that Purchased Monogram Accounts shall not include those written-off accounts and/or indebtedness sold to third parties.

     "Purchased Monogram Indebtedness" shall mean, at any time, the outstanding obligation incurred by an MWCC Cardholder under a Purchased Monogram Account, whether such obligation was incurred before or after MWCC purchased such Indebtedness, including, without limitation, any charges for Merchandise (which includes insurance financed pursuant to an Account), sales tax, finance charges and any other charges in respect of an Account, whether accrued or billed, inclusive of finance charges and other charges subject to possible reversal due to unexpired AFF Promotions, as all such charges are determined pursuant to MWCC's Accounting Practices. Except as otherwise expressly provided, reference in this Agreement to Purchased Monogram Indebtedness shall include Section 4 Defaulted Indebtedness and Starter Card Account Defaulted Indebtedness attributable to Purchased Monogram Accounts.

     "Purchaser" shall have the meaning assigned to it in SECTION 17.1(3) hereof.

     "Recoveries" shall have the meaning assigned to it in SECTION 5.4(7) hereof.

     "Reduced Accounts" shall have the meaning assigned to it in SECTION 1 of the Bank Program Agreement.


*Confidential treatment has been requested with respect to this information.

     "Remade MWCC Representations and Warranties" shall have the meaning assigned to it in SECTION 9 hereof.

     "Remade MW Representations and Warranties" shall have the meaning assigned to it in SECTION 8 hereof.

     "Remaining Amounts" shall have the meaning assigned to it in Section
5.5(10).

     "Remaining Late Fee Amount" shall mean, for any Fiscal Year (or part thereof), a dollar amount equal to: (i) the Aggregate Late Fee Amount for such Fiscal Year (or part thereof), LESS (ii) the sum of the MW Share of Late Fees and the MWCC Share of Late Fees for such Fiscal Year (or part thereof).

     "Response Date" shall have the meaning assigned to it in the Bank Program Agreement.

     "Retailer Department" shall have the meaning assigned to it in SECTION 17.1(3) hereof.

     "Section 4 Average Indebtedness" shall mean, for any Fiscal Year (or part thereof) commencing with Fiscal Year 1997, Indebtedness (other than SECTION 4 Defaulted Indebtedness and Indebtedness arising pursuant to Starter Card Accounts, but including Indebtedness arising pursuant to Marginal Card Accounts), as computed (as appropriate) pursuant to Monogram's Accounting Practices modified as though Monogram used the Section 4 Contractual Method in such practices or MWCC's Accounting Practices, but in either case without deduction of an allowance for bad debts, on the last day of each of the twelve
(12) Settlement Periods which occur during the Fiscal Year in question, divided by twelve (12). If the Fiscal Year in question is a partial Fiscal Year, the calculation of Section 4 Average Indebtedness shall be computed based on the number of Settlement Periods within the Fiscal Year or such other manner agreed to by the parties.

     "Section 4 Contractual Method" shall mean the method of calculating Section 4 Defaulted Indebtedness whereby all Indebtedness (other than Indebtedness arising pursuant to Starter Card Accounts but including Indebtedness arising pursuant to Marginal Card Accounts) shall be considered Section 4 Defaulted Indebtedness in the Billing Cycle following the Billing Cycle in which the Cardholder obligated in connection therewith would be considered past due for thirty (30) days or more on:

     Commencing:

     in 1996 and thereafter until the
     earlier of (i) the date on which
     there no longer is a balance
     outstanding relating to the Seller
     Notes, Seller Recourse Notes, MW
     1996 Note and/or the MW
     Continuation Note, or (ii) a date
     specified by MWCC in writing to
     MW at least 90 days prior thereto
     (the "Implementation Date"), which
     Implementation Date shall not be
     earlier than December 1, 1997 (the
     earlier of (i) and (ii) being
     referred to as the "Rollback
     Commencement Date")
                    12 required minimum payments,

     Rollback Commencement Date
                    11 required minimum payments,

     Rollback Commencement Date
     + twelve (12) months
          9 required minimum payments,

     Rollback Commencement Date
     + twenty-four (24) months
       7 required minimum payments,

     Rollback Commencement Date
     + thirty-six (36) months
       5 required minimum payments,

all in accordance with Monogram's policies and practices as of the Conversion Date but modified as though Monogram used the above stated minimum payment write-off requirements in its policies and practices including, without limitation, policies and practices with respect to extensions, recycles, partial payments (which shall require Cardholders to pay a minimum of 90% of the required periodic payment specified in their Credit Agreements to avoid further aging) and other adjustments. For the avoidance of doubt, by way of example:
For a Cardholder who first is BILLED on the fifteenth of month one, the related payment is DUE on the fifteenth of month two. If a payment is not made by the fifteenth of month three, such payment is considered past due for thirty (30) days or more on one minimum payment. In summary, there is a two-month timing difference between the time an Account is billed and when it is considered one month past due.

     "Section 4 Defaulted Indebtedness" shall mean any Indebtedness excluding Indebtedness arising pursuant to Starter Card Accounts (a) where MWCC and/or an Affiliate of MWCC has received official notice that the Cardholder in respect of such Indebtedness has filed a petition for relief under the Bankruptcy Code, made a general assignment for the benefit of creditors, had filed against it any petition or other application for relief under the Bankruptcy Code, or has suffered a receiver or trustee to be appointed for all or a significant portion of its assets, and MWCC and/or an Affiliate of MWCC has concluded that the relevant Indebtedness should be written off; PROVIDED, that, for purposes of this Agreement, the total amount of Indebtedness in respect to which MWCC and/or an Affiliate of MWCC has received such official notice and not written off under this subsection (a) shall, as of the end of each Fiscal Month, (i) be no less than the amount of Indebtedness as to which MWCC and/or an Affiliate of MWCC has received such official notice during such Fiscal Month, and (ii) not exceed the amount of Indebtedness as to which MWCC and/or an Affiliate of MWCC has received such official notice during such Fiscal Month and the immediately preceding Fiscal Month (it being understood that, for purposes of the first Fiscal Month after the Conversion Date, the latter reference shall mean the amount of Indebtedness as to which MWCC and/or an Affiliate of MWCC has received such official notice during the immediately preceding Fiscal Month), (b) where MWCC and/or an Affiliate of MWCC has received reliable notice that the Cardholder has died and the earlier occurs of (i) the receipt of information that there are no assets in the estate or that there has been a judicial determination that there are no assets in the estate, or (ii) ninety (90) days have elapsed since MWCC and/or an Affiliate or MWCC received such notification of death, (c) where the Cardholder has asserted that the Indebtedness was fraudulently incurred and the claim of fraud is not frivolous, (d) where Merchandise has been repossessed and the Cash Price or MWCC Cash Price of such Merchandise is a substantial portion of the Indebtedness outstanding on the Account immediately prior to the time of repossession, (e) where a settlement is reached with a Cardholder as to the total amount owing in connection with the Account and such amount has been paid, to the extent of such unpaid amount, (f) where verification is obtained that the Cardholder is confined to a jail, nursing home or similar institution, (g) where the Indebtedness is deemed by MWCC and/or an Affiliate of MWCC to be uncollectible due to the fact that the Account of which it is a part has been chronically past due and delinquent (provided no additional Indebtedness shall become Section 4 Defaulted Indebtedness pursuant to this subsection (g) during any Fiscal Year once the sum of Section 4 Defaulted Indebtedness and Starter Card Account Defaulted Indebtedness pursuant to subsections (g) as applicable in each such definition during such Fiscal Year (prorated for partial Fiscal Years) reaches twenty-three hundredths percent (.23%) of the sum of

Section 4 Average Indebtedness and Starter Card Account Average Indebtedness for the prior Fiscal Year), or (h) where any Indebtedness in respect of an Account becomes Section 4 Defaulted Indebtedness based on the Section 4 Contractual Method. Notwithstanding the foregoing, in no event shall Section 4 Defaulted Indebtedness include (a) Indebtedness written off prior to the Conversion Date or (b) Indebtedness that is Section 4 Defaulted Indebtedness due to the fraud of MWCC and/or an Affiliate of MWCC or their respective employees, agents or representatives. Section 4 Defaulted Indebtedness shall be deemed to be such after the first event set forth above which qualifies it as such occurs; PROVIDED, that with respect to subsections (b)-(g) above, Section 4 Defaulted Indebtedness shall be deemed to be such within a reasonable time, not to exceed one hundred twenty (120) days, after the first event set forth above which qualifies it as such occurs. For the avoidance of doubt, it is understood and agreed that (1) all references in this Agreement to Section 4 Defaulted Indebtedness includes all such Indebtedness owned or held by MWCC or Monogram,
(2) notwithstanding any policies or procedures with respect to the financial reporting of finance charges, late fees, insufficient fund fees and other charges and fees assessed to a Cardholder, Section 4 Defaulted Indebtedness shall include all such charges and fees billed to a Cardholder with respect to Indebtedness which are unpaid prior to such Indebtedness becoming Section 4 Defaulted Indebtedness and (3) references to an Affiliate of MWCC shall mean only such Affiliates or parts thereof who participate in the Program, it being expressly understood that nothing in this sentence shall be deemed to give Monogram and/or MWCC a right to assess any charge and/or fee on an Account in any State that is not currently imposed in that State (or in an amount greater than that currently imposed), other than in accordance with the terms of, respectively, the Bank Program Agreement or this Agreement. It is understood and agreed that Indebtedness arising pursuant to Starter Card Accounts shall not be considered Section 4 Defaulted Indebtedness and instead shall be subject to the provisions of SECTION 4A hereof.

     "Section 4 Net Aggregate Defaulted Indebtedness Amount" shall mean, prior to the application of the Offset Amount pursuant to SECTION 4.6(2) hereof, the aggregate of (i) the Eighteen Million Dollar ($18,000,000) Seller Note given by MW to MWCC with respect to Fiscal Year 1991 as provided in Section 4.4(1) of the Original Account Purchase Agreement (excluding any interest paid or payable thereon), (ii) the Seller Notes for 1992 and 1993 (excluding any interest paid or payable thereon), (iii) the Seller Recourse Notes for 1994 and 1995 (excluding any interest paid or payable thereon), (iv) the MW 1996 Note (excluding any interest paid or payable thereon), and (v) MW's share of Section 4 Net Defaulted Indebtedness for Fiscal Year 1997 (after application of SECTION 5.5(10)(b)(ii) AND (iii).

     "Section 4 Net Defaulted Indebtedness" shall mean, for any Fiscal Year (or part thereof) after Fiscal Year 1996: (a) the amount of Section 4 Defaulted Indebtedness first becoming such for the Fiscal Year in question, LESS (b) the gross amount (without deduction for attorneys' fees or other collection costs) of cash recoveries relating to Accounts other than Starter Card Accounts, whether such Accounts were written off prior to or after the Conversion Date ("Gross Recoveries") received during the Fiscal Year in question under SECTION 5.4(5) hereof or otherwise in respect of Section 4 Defaulted Indebtedness (regardless of when such Section 4 Defaulted Indebtedness occurred), which Gross Recoveries shall include payments made (1) by MW on Section 4 Defaulted Indebtedness pursuant to SECTION 5.4(5) hereof or pursuant to SECTION 5.4(5) of the Bank Program Agreement, (2) as proceeds of credit insurance, and (3) by MW in respect of Ineligible Indebtedness or Ineligible MWCC Indebtedness (other than Ineligible Indebtedness or Ineligible MWCC Indebtedness arising in connection with Starter Card Accounts) which was Section 4 Defaulted Indebtedness previously included in the calculations pursuant to SECTION 4.1 or
SCHEDULE 4.2 and LESS (c) any amounts received by MWCC from the Signature Companies in respect of their obligation to reimburse MWCC and/or Monogram for incremental losses incurred thereby as a result of continued assessment of credit insurance charges on certain Indebtedness pursuant to that certain letter agreement between the Signature Companies and MWCC, dated as of even date herewith.

     "Section 4 1996 Net Defaulted Indebtedness" shall have the meaning assigned to it in SCHEDULE 4.2 hereto.

     "Seller Notes" shall mean those certain notes in the amounts of Eighteen Million Dollars ($18,000,000) (for 1991), Sixty Three Million, Six Hundred and Twenty Thousand Dollars ($63,620,000) (for 1992) and Twenty Five Million, Five Hundred and Seven Thousand Dollars ($25,507,000) (for 1993) provided to MWCC by MW pursuant to Sections 4.4(1) and 4.4(2) of the Original Account Purchase Agreement.

     "Seller Recourse Notes" shall mean those certain notes in the amounts of Fifty Three Million, Six Hundred and Fifty Two Thousand Dollars ($53,652,000) (for 1994) and Sixty Six Million, Seven Hundred and Twelve Thousand Dollars ($66,712,000) (for 1995) provided to MWCC by MW pursuant to Section 4.5(2) of the Original Account Purchase Agreement.

     "Settlement Period" shall mean a Fiscal Month. Each Fiscal Year shall contain twelve (12) Settlement Periods.

     "Signature Companies" shall mean those companies owned by MW prior to the Conversion Date and operating as part of the group of companies known as Signature, whether or not the word

Signature is used in the names of such companies as well as any successors thereto or assignees thereof.

     "Solvent" shall mean, when used with respect to any Person, that (a) the present fair salable value of such Person's assets as a going concern is in excess of the total amount of its liabilities as would be reflected on a balance sheet for a going concern determined in accordance with GAAP, and (b) such Person is presently generally able to pay its debts as they become due, excluding any debts that are subject to a bona fide dispute. The phrase "present fair salable value" of a Person's assets is intended to mean that value which can be obtained if the assets are sold within a reasonable time in arm's-length transactions in an existing and not theoretical market.

     "Starter Card Account" shall mean (a) any Starter Card Account as defined in the Bank Program Agreement and (b) any MWCC Starter Card Account.

     "Starter Card Account Annual Yield Percentage" shall mean, for any Fiscal Year (or part thereof) commencing May 1, 1996, the amount (expressed as a percentage) obtained by dividing (a) the total amount of finance charges billed to Cardholders or billed to MW in connection with Reduced Accounts during such period with respect to Indebtedness arising from Starter Card Accounts (other than Indebtedness in respect of Non-Converted Accounts and/or Purchased Monogram Accounts), LESS all finance charges credited to such Accounts during such period (other than (i) finance charges credited during such period as the result of (x) payments on such Accounts by Cardholders, (y) payments on such Accounts by MW in connection with Reduced Accounts and (z) successful completion of AFF Promotions and (ii) refunds of finance charges pursuant to SECTION 5.5(11) hereof), by (b) the Starter Card Account Average Monthly Billed Indebtedness for such period, such quotient being rounded to two (2) decimal places.

     "Starter Card Account Average Indebtedness" shall mean, for any Fiscal Year (or part thereof) commencing with Fiscal Year 1997, Indebtedness arising pursuant to Starter Card Accounts owned by Monogram and/or MWCC (other than Starter Card Account Defaulted Indebtedness), as computed (as appropriate) pursuant to Monogram's Accounting Practices or MWCC's Accounting Practices, but in either case without deduction of an allowance for bad debts, on the last day of each of the twelve (12) Settlement Periods which occur during the Fiscal Year in question, divided by twelve (12). If the Fiscal Year in question is a partial Fiscal Year, the calculation of Starter Card Account Average Indebtedness shall be computed based on the number of Settlement Periods within the Fiscal Year or such other manner agreed to by the parties.

     "Starter Card Account Average Monthly Billed Indebtedness" shall mean, for any Fiscal Year (or part thereof), an amount equal to: (i) the sum of Indebtedness arising pursuant to Starter Card Accounts (other than Indebtedness arising pursuant to Non-Converted Accounts and Purchased Monogram Accounts) during such Fiscal Year, as computed (as appropriate) pursuant to Monogram's Accounting Practices or MWCC's Accounting Practices, but in each case without the deduction of any allowance for bad debts, billed to Cardholders on each Billing Cycle closing date during that Fiscal Year or billed to MW during that Fiscal Year in connection with Reduced Accounts, DIVIDED BY (ii) twelve (12). Notwithstanding the foregoing, if the Fiscal Year in question is a partial Fiscal Year, "Starter Card Account Average Monthly Billed Indebtedness" shall mean the sum of Indebtedness arising pursuant to Starter Card Accounts (other than Indebtedness arising pursuant to Non-Converted Accounts and Purchased Monogram Accounts) during such partial Fiscal Year, as computed (as appropriate) pursuant to Monogram's Accounting Practices or MWCC's Accounting Practices, but in each case without deduction of any allowance for bad debts, billed to Cardholders on each of the Billing Dates during each complete Settlement Period within such partial Fiscal Year or billed to MW in connection with Reduced Accounts, divided by such number of Settlement Periods within the Fiscal Year. In the event that the number of times a Starter Card Account owned by Monogram and/or MWCC is billed during a Fiscal Year is more than twelve (12), the parties hereto shall agree to an appropriate adjustment to the calculations set forth herein.

     "Starter Card Account Defaulted Indebtedness" shall mean any Indebtedness arising pursuant to a Starter Card Account which, if it did not arise pursuant to a Starter Card Account, would meet the definition of Section 4 Defaulted Indebtedness, provided that with respect to Subsection (g) for each Fiscal Year, the sum of Section 4 Defaulted Indebtedness and Starter Card Account Defaulted Indebtedness shall be limited to twenty-three hundredths percent (.23%) of the sum of Section 4 Average Indebtedness and Starter Card Account Average Indebtedness for the prior Fiscal Year.

     "Starter Card Account Gross Recoveries" shall have the meaning assigned to it in the definition of "Starter Card Account Net Defaulted Indebtedness" in
SECTION 1 hereof.

     "Starter Card Account Incremental Yield Amount" shall mean, for any Fiscal Year (or part thereof) commencing May 1, 1996, the Starter Card Account Incremental Yield Percentage for such period, MULTIPLIED BY the Starter Card Account Average Monthly Billed Indebtedness for such period.

     "Starter Card Account Incremental Yield Percentage" shall mean, for any Fiscal Year (or part thereof) commencing May 1, 1996, the positive difference, if any, in (A) the Starter Card Account Annual Yield Percentage for such Fiscal Year (or part thereof), MINUS (B) the Base Starter Card Account Yield Percentage, such positive difference being rounded to two (2) decimal places.

     "Starter Card Account Net Defaulted Indebtedness" shall mean, for any Fiscal Year (or part thereof) after Fiscal Year 1996: (a) the amount of Starter Card Account Defaulted Indebtedness first becoming Starter Card Account Defaulted Indebtedness during the Fiscal Year in question, less (b) the gross amount (without deduction for attorneys' fees or other collection costs) of cash recoveries ("Starter Card Account Gross Recoveries") received relating to Starter Card Accounts during the Fiscal Year in question under SECTION 5.4(5) or otherwise in respect of Starter Card Account Defaulted Indebtedness (regardless of when such Starter Card Account Defaulted Indebtedness occurred), which Starter Card Account Gross Recoveries would include payments made (1) by MW on Starter Card Account Defaulted Indebtedness pursuant to SECTION 5.4(5) hereof or pursuant to SECTION 5.4(5) of the Bank Program Agreement, and (2) as proceeds of credit insurance with respect to Starter Card Accounts, and (3) by MW in respect of Ineligible Indebtedness or Ineligible MWCC Indebtedness arising in connection with Starter Card Accounts which was Starter Card Account Defaulted Indebtedness previously included in the calculations pursuant to SECTION 4A or SCHEDULE 4.2, and less (c) with respect to Starter Card Accounts, any amounts received by MWCC from the Signature Companies in respect of their obligation to reimburse MWCC for incremental losses incurred thereby as a result of continued assessment of credit insurance charges on certain Indebtedness pursuant to that certain letter agreement between the Signature Companies and MWCC of even date herewith.

     "Starter Card Account 1996 Net Defaulted Indebtedness" shall have the meaning assigned to it in SCHEDULE 4.2 hereto.

     "State" shall mean a State of the United States of America or the District of Columbia.

     "Stock" shall mean all shares, options, interests, participations or other equivalents (regardless of how designated) of or in a corporation or other entity, whether voting or nonvoting, including, without limitation, common stock preferred stock, or warrants or options for any of the foregoing.

     "Stores" shall mean retail establishments and other means to conduct retail businesses (E.G., mail order or home television shopping) operated by MW, Authorized Affiliates or Authorized Licensees.

     "Subsidiary" shall mean, with respect to any Person, any corporation of which an aggregate of more than fifty percent (50%) of the outstanding Stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned by such Person and/or one or more Subsidiaries of such Person.

     "Termination Date" shall have the meaning assigned to it in the Bank Program Agreement.

     "Transparent Servicing" shall have the meaning assigned to it in SECTION 5.2(1)(i) hereof.

     "Triggering Signature Acquisition" shall have the meaning assigned to it in the Bank Program Agreement.

     "Triggering Year" shall have the meaning assigned to such term in SECTION 5.5(7) hereof.

2.   DEFINITIONAL MATTERS

     2.1. GENERAL PRINCIPLES. Any accounting term used herein shall have, unless otherwise specifically provided herein, the meaning customarily given in accordance with GAAP, and all financial computations hereunder shall be computed, unless otherwise specifically provided herein, in accordance with GAAP. That certain terms or computations are explicitly modified by the phrase "in accordance with GAAP" shall in no way be construed to limit the foregoing. All other undefined terms contained herein shall, unless the context indicates otherwise, have the meanings provided for by the Code in the State of Illinois to the extent the same are used or defined therein. The words "herein", "hereof", "hereunder", and other words of similar import refer to this Agreement as a whole, including the exhibits and schedules hereto, as the same may from time to time be amended or supplemented, and not to any particular section, subsection, or clause contained in this Agreement. Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine, or neuter gender shall include the masculine, the feminine, and the neuter.

3.   FEES RELATING TO ACCOUNTS

     3.1. [SECTION INTENTIONALLY OMITTED].

     3.2. [SECTION INTENTIONALLY OMITTED].

     3.3. FEES.

          (1)  [SECTION INTENTIONALLY OMITTED].

          (2)  [SECTION INTENTIONALLY OMITTED].

          (3)  [SECTION INTENTIONALLY OMITTED].

          (4)  [SECTION INTENTIONALLY OMITTED].

          (5) Except as provided hereafter, to the extent that the Final Blended Rate for a Settlement Period (calculated as set forth in Section 3.3
of the Bank Program Agreement) exceeds [       ]* per annum, MW may request
that MWCC pay to Monogram, on MW's behalf, that portion of the support fee resulting from such excess and due to Monogram from MW under SECTION 3.3 of the Bank Program Agreement and MWCC shall do so. Any amount so paid by MWCC shall be added by MWCC to a deferred support fee liability account (the "Deferred Account"). The outstanding balance of the amounts originally added to the Deferred Account (but not interest accumulated thereon) shall earn interest, calculated monthly for each Settlement Period, at the Prime Rate in effect on the last Business Day of the preceding Settlement Period, plus
[       ]*, I.E., interest shall be determined on a simple, not compounded basis. Such interest charges shall be added to the Deferred Account, and any payments to reduce the Deferred Account shall be applied first to the interest amounts thereof and then to the principal portion. Notwithstanding the foregoing, MWCC shall not pay Monogram on behalf of MW during any period during which the amount then outstanding under the Deferred Account equals or
exceeds [       ]*.  MW shall pay the balance, if any, in the Deferred
Account as follows:

                    (i)  For any Settlement Period for which any Final Blended
                         Rate is less than  [       ]* per annum, MW shall pay
                         the amount by which (A) [       ]* of the Money Cost
                         Balance for such Settlement Period, exceeds (B) the support fee payment, if any, required under
                         Section 3.3(4) of the Bank Program Agreement for such Settlement Period. Such calculation shall be prorated if the Bank Program Agreement is in effect during only a portion of such Settlement Period.


*Confidential treatment has been requested with respect to this information.

                   (ii) If such payments are not sufficient to liquidate the Deferred Account prior to any primary public offering of equity securities of MW or its parent, the net proceeds to MW or its parent of such primary public offering shall be applied against the then balance of the Deferred Account. Upon the earlier of (A) fifteen
                         (15) years after April 1, 1996, and (B) expiration or prior termination of this Agreement, including without limitation termination as a result of a MW Default, the total amount of the Deferred Account shall be paid in full at such time and MWCC no longer shall make payments to Monogram on MW's behalf relating to Section
                         3.3 of the Bank Program Agreement. For the purposes of this subsection (ii), the sale or other issuance by MW or its parent of stock to employees of MW or its Affiliates, pursuant to a stock option plan or otherwise, shall not be deemed a "public offering of equity securities", regardless of whether or not a registration statement is required to be filed registering the stock to be issued in connection therewith.

                  (iii) MW may pay the balance in the Deferred Account at any time, and from time to time, without penalty.

          (6)  [SECTION INTENTIONALLY OMITTED.]

     3.4. INELIGIBLE MWCC INDEBTEDNESS. When any Purchased Monogram Indebtedness and/or Non-Converted Indebtedness becomes Ineligible MWCC Indebtedness and MW has not made and shall not be obligated to make payment to Monogram in connection with Monogram's chargeback thereof, MWCC shall have the right, subject to the terms hereof, during the term and after the expiration of this Agreement as provided in SECTION 15.2 hereof to require MW
to purchase such Ineligible MWCC Indebtedness from MWCC for [       ]*.
Until such time as MWCC, in its sole discretion, exercises its right to require MW to purchase Ineligible MWCC Indebtedness, MWCC shall use its best efforts to collect such Ineligible MWCC Indebtedness from the relevant Cardholder to the extent such Ineligible MWCC Indebtedness is the valid obligation of the Cardholder. The purchase price for such Ineligible MWCC Indebtedness shall be paid directly by MW to MWCC or, at MWCC's option, offset by MWCC against amounts then owed by MWCC to MW (provided that MW may dispute amounts so offset). Upon any such purchase, MWCC hereby


*Confidential treatment has been requested with respect to this information.

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

assigns MW all of its right, title and interest in and to such Ineligible MWCC Indebtedness, free and clear of any and all Liens created by Monogram and/or MWCC, but without any other warranty, and any ownership interest of Monogram and/or MWCC in such Ineligible MWCC Indebtedness shall be terminated. After MW has purchased such Ineligible MWCC Indebtedness (a) MWCC's obligation with respect to the service of such Ineligible MWCC Indebtedness, as set forth in
SECTION 5.2 hereof, shall be terminated, (b) all payments in respect of such Ineligible MWCC Indebtedness received by MWCC shall be promptly forwarded to MW, and (c) upon MW's request, MWCC shall deliver to MW all available Account Documentation received by MWCC with respect to such Ineligible MWCC Indebtedness, provided if MW is unable to enforce or collect any Ineligible MWCC Indebtedness due to MWCC's failure to deliver such Account Documentation that it previously received, MWCC shall purchase such Ineligible MWCC Indebtedness from MW.

     The following items qualify to the extent set forth herein for chargeback as Ineligible MWCC Indebtedness in respect of Purchased Monogram Indebtedness and Non-Converted Indebtedness: (a) unidentifiable media, (b) unauthorized charges, (c) failure to obtain proper identification, (d) merchandise adjustments, and (e) missing media. It is the responsibility of MWCC to provide MW with the following information, if available, with respect to all chargebacks by MWCC hereunder: account name, account number, address, Merchandise description, Store at which the sale was made, amount and reason for chargeback. Following are guidelines for the issuing of chargebacks which must be complied with.

          (1) UNIDENTIFIABLE MEDIA. Unidentifiable media is media that does not have a valid account number, or media with an account number that is illegibly imprinted or written in. MWCC will directly request the media from the Store at which the sale was made. The Store at which the sale was made is responsible for providing a legible copy of the media with correct account number to MWCC within ten (10) days after notice to such Store. MWCC has the right to chargeback to MW if (a) the Store has not responded to the request for media before expiration of the ten (10) day period, and (b) MWCC after reasonable efforts is unable to identify the Purchased Monogram Indebtedness or Non-Converted Indebtedness represented by the media with a valid account number. Notwithstanding the foregoing, all chargebacks by MWCC for unidentifiable media must occur within sixty (60) days after the retail sale date to the buyer. MW has sixty (60) days after the date of the chargeback to complete additional research and, if successful, reverse the chargeback, whereupon such Ineligible MWCC Indebtedness shall become Purchased Monogram Indebtedness or Non-Converted Indebtedness with respect to which MWCC shall make payment to MW.

          (2) UNAUTHORIZED CHARGES. An unauthorized charge is a sale on a Purchased Monogram Account or Non-Converted Account that has been abstracted without approval from (respectively) Monogram or MWCC. (These charges will lack an approval code from the P.O.S. system, have an invalid authorization code, lack an approval code from the credit center, or lack an approval code for amounts over the floor limit when floor limits are in effect. It is understood that charges that are equal to or less than the floor limit when it is in effect will be deemed authorized.) MWCC may immediately chargeback to MW unauthorized charges on Purchased Monogram Accounts or Non-Converted Accounts that are made on a stolen plate or a fraudulent account, provided that MW and, if not operated by MW or the Signature Companies, the Store at which the sale was made have been notified of the unauthorized charges within thirty (30) days after receipt by Monogram or MWCC of a complaint from a Cardholder. In addition, MWCC may chargeback to MW other unauthorized charges to a Purchased Monogram Account or Non-Converted Account that is or becomes delinquent, provided that MW and, if not operated by MW or the Signature Companies, the Store at which the sale was made have been notified of the unauthorized charges within thirty (30) days after discovery by Monogram or MWCC of the unauthorized charges.

          (3) FAILURE TO OBTAIN PROPER IDENTIFICATION. Failure to obtain proper identification refers to all credit purchases made by a customer shopping without a Credit Card, MWCC Credit Card or a priority credit pass where a Store fails to require (to the extent permitted by law) the customer to identify himself with a valid permanent driver's license for his state of residence or a state-issued identification card. Tickets or temporary licenses are not acceptable. The name, address and signature on the driver's license must correspond with the name, address and signature on the relevant Charge Slip or other invoice. If the customer does not have a valid driver's license, the credit center supervisor on duty will instruct the salesperson to ask for other appropriate identification. In any instance where positive identification is required, the document used for identification must be noted on the Charge Slip or other invoice. If in the process of investigating a customer dispute it is determined that the Store at which the sale was made failed to obtain proper identification in the manner required pursuant to these provisions and a fraudulent charge resulted, MWCC may chargeback to MW. Notwithstanding the foregoing, in no event may MWCC chargeback to MW any items described in this subsection later than sixty (60) days after Monogram or MWCC discovers the failure.

          (4) MERCHANDISE ADJUSTMENTS. Requests received by MWCC from Cardholders for Merchandise adjustments will be promptly communicated directly to the Store at which the sale was made. Merchandise adjustment requests that are not frivolous and that are not resolved by MW within eighteen (18) days after notification to MW and, if not operated by the Signature Companies or MW, the Store at which the sale was made may be charged back by MWCC to MW. Notwithstanding the foregoing, in no event may MWCC chargeback to MW any adjustments described in this subsection later than thirty (30) days after receipt of the request for adjustment from the Cardholder.

         (5) MISSING MEDIA. Requests received by MWCC from Cardholders for supporting sales media will be promptly communicated by MWCC directly to the issuing location. MW is responsible for providing MWCC with the requested media within ten (10) days of receipt of the request. Purchased Monogram Indebtedness or Non-Converted Indebtedness represented by media not provided within such ten
(10) day period may be charged back by MWCC to MW. MW has thirty (30) days after the chargeback to locate the media and reverse the chargeback, whereupon such Ineligible MWCC Indebtedness shall become Purchased Monogram Indebtedness or Non-Converted Indebtedness to be purchased by MWCC. Notwithstanding the foregoing, in no event may MWCC chargeback to MW any items described in this subsection later than thirty (30) days after the receipt of the request for adjustment from the Cardholder.

    3.5. [SECTION INTENTIONALLY OMITTED].

    3.6. MONTHLY STATEMENTS. Except as otherwise expressly provided in respect of amounts owed for Fiscal Year 1996, MWCC shall provide to MW a monthly statement, as applicable, showing sufficient detail as reasonably requested by MW of the calculations for the immediately preceding Settlement Period of the fees set forth in SECTION 3 hereof and the transactions with respect to the MWCC Payment Reserve Account. Subject to SECTION 5.5(18) hereof, amounts owed to MWCC shall be paid directly by MW to MWCC within thirty (30) days after receipt of notice of the amounts claimed to be due.

4.  DEFAULTED INDEBTEDNESS

    4.1. RESPONSIBILITY DURING FISCAL YEAR 1997 AND THEREAFTER. MWCC, Monogram and MW shall share responsibility for Section 4 Net Defaulted Indebtedness arising during Fiscal Year 1997 and each Fiscal Year thereafter during the term of this Agreement (except as provided in SECTION 15.2 hereof), including without limitation, Section 4 Net Defaulted Indebtedness arising pursuant to Old Indebtedness, as provided below:

         (1)  MWCC and/or Monogram shall bear [       ]* of the yearly total
of Section 4 Net Defaulted Indebtedness from  [       ]* through [       ]*
of Section 4 Average Indebtedness.


*Confidential treatment has been requested with respect to this information.

         (2)  MW shall bear [       ]* of the yearly total of Section 4 Net
Defaulted Indebtedness over [       ]* through [       ]* of Section 4
Average Indebtedness; PROVIDED, HOWEVER, that if amounts of Net Designated Incremental Revenues for that Fiscal Year, to the extent available, are applied to reduce amounts otherwise to be borne by MW pursuant to this subsection (as and to the extent provided in SECTION 5.5(10)(b) hereof), the amounts so applied shall be subtracted from the amount of Section 4 Net
Defaulted Indebtedness in the [       ]* through  [       ]* band and MW
shall bear the remaining Section 4 Net Defaulted Indebtedness in this band, if any.

         (3)  MWCC and/or Monogram shall bear [       ]* and MW shall bear
[       ]* of the yearly total of Section 4 Net Defaulted Indebtedness over
[       ]* and up to and including [       ]* of Section 4 Average
Indebtedness; PROVIDED, HOWEVER, that if amounts of Net Designated Incremental Revenues for that Fiscal Year, to the extent available, are applied to reduce amounts otherwise to be borne by each party pursuant to this subsection (as and to the extent provided in SECTION 5.5(10)(b) hereof), the amounts so applied shall be subtracted from the amount of Section 4 Net
Defaulted Indebtedness in the  [       ]* through  [       ]* band to be paid
by MWCC and/or Monogram, on the one hand, and MW on the other hand, in this band, if any; and PROVIDED, FURTHER, commencing for Fiscal Year 2004, prior to applying the previous proviso with respect to the application of the amount specified in SECTION 5.5(10(b), the amounts specified under SECTION 5.5(9)(2) hereof shall be applied and MWCC and/or Monogram on the one hand and MW on the other hand shall each bear their remaining shares of Section 4 Net Defaulted Indebtedness after application, if any, of amounts specified under Sections 5.5(9)(2) and SECTION 5.5(10)(b) hereof. An example of this calculation is set forth in SCHEDULE 4.1(3).

         (4)  MWCC and/or Monogram shall bear [       ]* of the yearly total
of Section 4 Net Defaulted Indebtedness in excess of [       ]* of Section 4
Average Indebtedness; PROVIDED, HOWEVER, that if amounts of Net Designated Incremental Revenues for that Fiscal Year, to the extent available, are applied to reduce amounts otherwise to be borne by MWCC and/or Monogram pursuant to this subsection, (as and to the extent provided in SECTION 5.5(10)(b) hereof), the amounts so applied shall be subtracted from the
amount of Section 4 Net Defaulted Indebtedness in excess of  [       ]* and
MWCC and/or Monogram shall bear the remaining Section 4 Net Defaulted Indebtedness in this band, if any; PROVIDED, HOWEVER, commencing for Fiscal Year 2004, prior to applying the previous proviso with respect to the application of the amount specified in SECTION 5.5(10)(b), the amounts specified under SECTION 5.5(9)(2) hereof shall be applied.


*Confidential treatment has been requested with respect to this information.

         (5) For the avoidance of doubt, the parties hereby acknowledge that, in applying the provisions hereof: (a) the same Indebtedness may not become
Section 4 Net Defaulted Indebtedness more than one time, and (b) any Indebtedness relating to sales by the Signature Companies that meets the definition of Section 4 Net Defaulted Indebtedness shall be included within that definition, whether or not subject to an agreement between (i) the Signature Companies and (ii) MWCC and/or Monogram (unless otherwise provided in that agreement).

         (6)  [SECTION INTENTIONALLY OMITTED].

         (7) For the avoidance of doubt, the parties hereby acknowledge that MWCC and MW shall share responsibility for Net Defaulted Indebtedness as defined and specified in the Original Account Purchase Agreement for Fiscal Years through and including Fiscal Year 1995 and, to the extent such amounts with respect to Fiscal Years 1992 through 1995 are part of the Section 4 Net Aggregate Defaulted Indebtedness Amount, such amount will be paid to MWCC in the manner specified in SECTION 4.6 hereof notwithstanding anything to the contrary in the Original Account Purchase Agreement.

    4.2. RESPONSIBILITY FOR FISCAL YEAR 1996. For Fiscal Year 1996, MWCC and/or Monogram and MW shall share responsibility for Section 4 Net Defaulted Indebtedness and certain other defaulted indebtedness as set forth on SCHEDULE
4.2 hereto.

    4.3. WHEN DETERMINED; PAYMENT.

         (1) A State-by-State report of the amount of Section 4 Net Defaulted Indebtedness for each Fiscal Year during the term of this Agreement shall be provided by MWCC to MW in writing no later than February 28th of the next Fiscal Year, provided, that for Fiscal Year 1996, MWCC shall provide MW monthly with a State-by-State report of the total amount of Indemnified 1996 Net Defaulted Indebtedness, Indemnified 1996 Starter Card Net Defaulted Indebtedness, Section 4 1996 Net Defaulted Indebtedness and Starter Card Account 1996 Net Defaulted Indebtedness and defaulted indebtedness for the period from January 1, 1996 through the Conversion Date (as calculated under the Original Account Purchase Agreement). An estimate of the total amount of Section 4 Net Defaulted Indebtedness and Section 4 Average Indebtedness for each Fiscal Year shall be provided by MWCC to MW in writing no later than the last day of MW's fiscal year coinciding with such Fiscal Year, provided, that for Fiscal Year 1996, MWCC shall provide MW with an estimate of the total amount of Indemnified 1996 Net Defaulted Indebtedness, Indemnified 1996 Starter Card Net Defaulted Indebtedness, Section 4 1996 Net Defaulted Indebtedness and Starter Card Account 1996 Net Defaulted Indebtedness and defaulted indebtedness for the period from January 1, 1996 through the Conversion Date (as calculated under the Original Account Purchase Agreement), as well as the Total Average Indebtedness, Total Starter Card Accounts Average Indebtedness and average indebtedness for the period from January 1, 1996 through the Conversion Date (as calculated under the Original Account Purchase Agreement). In addition, upon request of MW which may be made once for each Fiscal Year, MWCC shall provide a list by specific Account of each Account comprising the Section 4 Net Defaulted Indebtedness for such Fiscal Year by the January 31st after the close of each Fiscal Year, provided, that, for Fiscal Year 1996, at MW's request made once as to that year, MWCC shall provide by January 31, 1997 a list by specific Account of each Account comprising Indemnified 1996 Net Defaulted Indebtedness, Indemnified 1996 Starter Card Net Defaulted Indebtedness, Section 4 1996 Net Defaulted Indebtedness and Starter Card Account 1996 Net Defaulted Indebtedness and defaulted indebtedness for the period from January 1, 1996 through the Conversion Date (as calculated under the Original Account Purchase Agreement). The amount of Section 4 Net Defaulted Indebtedness and Section 4 Average Indebtedness shall be calculated by MWCC not later than January 31 following the end of the Fiscal Year in question (and the amounts described on SCHEDULE 4.2 shall be calculated no later than January 31, 1997). In connection with each such report and such statement, MWCC shall provide, as reasonably requested by MW, information to MW to assist MW in estimating the amount of Section 4 Net Defaulted Indebtedness (or, for Fiscal Year 1996, the amount of Indemnified 1996 Net Defaulted Indebtedness, Indemnified 1996 Starter Card Net Defaulted Indebtedness, Section 4 1996 Net Defaulted Indebtedness and Starter Card Account 1996 Net Defaulted Indebtedness and defaulted indebtedness for the period from January 1, 1996 through the Conversion Date (as calculated under the Original Account Purchase Agreement) constituting finance charges, insurance charges and other credit charges; provided, that it is understood that MWCC, its Affiliates, the employees, officers, directors, shareholders, partners, attorneys and agents of MWCC and its Affiliates, and all of the respective heirs, legal representatives, successors and permitted assigns of the foregoing shall have no liability to MW arising in connection with such information, and MW shall protect, indemnify, and hold harmless MWCC, its Affiliates, the employees, officers, directors, shareholders, partners, attorneys and agents of MWCC and its Affiliates, and all of the respective heirs, legal representatives, successors and permitted assigns of the foregoing against any and all liabilities, costs and expenses (including reasonable attorneys' fees and expenses), judgments, damages, claims, demands, offsets, defenses, counterclaims, actions, or proceedings, by whomsoever asserted, including, without limitation, Cardholders with respect to Accounts, and any Person who prosecutes or defends any actions or proceedings, whether as representative of or on behalf of a class or interested group or otherwise, arising out of, connected with, or resulting from MWCC's provision of such information to MW and/or MW's use thereof in accordance with the provisions of SECTION 11 hereof.

         (2) Except as otherwise provided, any payment due to MWCC from MW under Section 4 shall be paid by MW, subject to the provisions of SECTION 4.4 and, for Fiscal Year 1996 only, SCHEDULE 4.2 hereto, on the next following February 28 after the delivery of a statement ("Payment Date"). If the final Fiscal Year to which this SECTION 4 applies is a partial Fiscal Year, the calculations hereunder shall not be done for the entire Fiscal Year in question but shall be done for the short stub year utilizing a calculation of
Section 4 Average Indebtedness and Section 4 Net Defaulted Indebtedness only for the stub period, and the percentages used in SECTION 4.1 hereof other
than [       ]* and [       ]* shall be prorated based on the number of days
in the stub period divided by three hundred sixty-five (365).

    4.4. MW OBLIGATION. Notwithstanding the foregoing, with respect to obligations of the parties hereto under this SECTION 4 and SCHEDULE 4.2 for Fiscal Year 1996 and Fiscal Year 1997:

         (1)  [SECTION INTENTIONALLY OMITTED].

         (2) In the event that MW owes any amounts to MWCC for Fiscal Year 1996 as calculated under SCHEDULE 4.2 hereto, MW may give MWCC the MW 1996 Note. The MW 1996 Note shall be due on February 28, 1998 and shall bear interest from February 28, 1997, at the Monthly Commercial Paper Rate
applicable to each Interest Earning Month, plus [       ]*, for the period
such note remains unpaid prior to maturity. Accrued interest for each Fiscal Month that such MW 1996 Note is outstanding shall be due on the last day of such Fiscal Month.

         (3) Except as otherwise permitted in SECTION 4.6, on February 28, 1998, MW shall pay to MWCC the Section 4 Net Aggregate Defaulted Indebtedness Amount, less (i) any amounts, exclusive of interest, previously paid on the Seller Notes, Seller Recourse Notes and MW 1996 Note (the face amounts of the Seller Notes and Seller Recourse Notes are included in such definition), and
(ii) the amounts that would be allocated to MW's share of defaulted indebtedness, less starter card defaulted indebtedness if SECTION 5.5(10)(b)(ii) AND (iii) had applied to reduce such defaulted indebtedness during Fiscal Year 1996.

         (4) Any provisions contained in the Seller Notes and Seller Recourse Notes notwithstanding, for the period commencing with the Interest Earning Month of January 1997, such Seller Notes and Seller Recourse Notes shall bear interest at the


*Confidential treatment has been requested with respect to this information.

Monthly Commercial Paper Rate applicable to each Interest Earning Month, plus
[       ]*, for each month any such note remains unpaid prior to maturity.
Accrued interest for each Fiscal Month that such Seller Notes and Seller Recourse Notes are outstanding shall be paid by MW on the last day of each Interest Earning Month, except that the interest accrued in respect of Seller Notes and Seller Recourse Notes commencing on December 24, 1996 through and including January 31, 1997, shall be paid by MW on January 31, 1997. Such payments shall be made by MWCC debiting the MWCC Payment Reserve Account as provided in SECTION 7.1A hereof. MW authorizes MWCC to attach a rider to each Seller Note and Seller Recourse Note stating that the interest terms thereof have been amended as provided in this subsection, which rider MW shall acknowledge in writing at MWCC's request.

    4.5. [Section Intentionally Omitted.]

    4.6. PAYMENTS RELATED TO NOTES AND OTHER OBLIGATIONS.

         (1) Except as otherwise permitted in SECTION 4.6(4) below, in the event a payment (whether principal or interest) is not made under one or more of the Seller Notes, Seller Recourse Notes, MW 1996 Note, MW Continuation Note or as otherwise required under SECTIONS 4A, 4.3(2), 4.4(3) AND 4.7 or SCHEDULE 4.2 when due, whether before or after maturity, each such Seller Note, Seller Recourse Note, MW 1996 Note, MW Continuation Note or other unpaid amount shall bear interest at the Default Rate, and the aggregate principal amount of each such Seller Note, Seller Recourse Note, MW 1996 Note, MW Continuation Note or other unpaid amount shall be deemed to be increased monthly by an amount equal to the unpaid interest thereon.

         (2) With respect to amounts to be paid by MW pursuant to SECTION 4.4(3) hereof, MW shall be entitled to an offset in an amount equal to the
Offset Amount.  The "Offset Amount" shall be defined as [       ]* (i)
increased by the excess of (a) the Aggregate Incremental Revenue Amount over
(b) [       ]* or (ii) decreased by the excess of (a) [       ]* over (b) the
Aggregate Incremental Revenue Amount.  MW shall not be entitled under this
SECTION 4.6(2) to any payment from MWCC if the Offset Amount is greater than the amount to be paid by MW to MWCC pursuant to SECTION 4.4(3) hereof, but may be entitled to a payment by MWCC if the condition set forth in SECTION 5.5(4) has been met. An example of payments pursuant to this SECTION 4.6(2) is attached as SCHEDULE 4.6(2) hereto.

         (3) Notwithstanding the foregoing provisions of SECTION 4.4(3) hereof, to the extent the aggregate outstanding


*Confidential treatment has been requested with respect to this information.

principal amount of the sum of Seller Notes, Seller Recourse Notes and the MW 1996 Note with respect to any, some or all of Fiscal Years 1991, 1992, 1993, 1994, 1995, and 1996, less the Aggregate Incremental Revenue Amount and less
the deduction provided for in SECTION 4.4(3)(ii), would exceed [       ]*, MW
shall pay such excess to MWCC in cash on the Payment Date with respect to any such applicable Fiscal Year, and the amount of the MW 1996 Note which would otherwise be required to be given with respect to the Fiscal Year shall be reduced by such amount paid in cash.

         (4) In lieu of paying some or all amounts due on February 28, 1998, as provided in SECTION 4.4(3) hereof and subject to the offset in SECTION 4.6(2), MW may give, if this Agreement is in effect, MWCC a note (such note being referred to hereinafter as the "MW Continuation Note"), for up to some or all of the amount due but not paid by MW to MWCC in cash, provided, in no
event shall the amount of such MW Continuation Note exceed [       ]*.  Upon
MWCC's receipt of such note and/or cash, in the amount to be paid in SECTION 4.4(3) hereof, subject to the offset in SECTION 4.6(2) hereof, all Seller Notes, Seller Recourse Notes and the MW 1996 Note shall be cancelled. Such MW Continuation Note, as reduced periodically by payments thereon, including those provided for in SECTIONS 4.7(2), 5.5(9) and 5.5(10) hereof, plus accrued but unpaid interest, shall be due in full on February 28, 2003, and shall be in the form attached as SCHEDULE 4.6(4) hereto. The outstanding balance of the MW Continuation Note shall bear interest from February 28, 1998, at the Monthly Commercial Paper Rate applicable to each Interest
Earning Month, plus [       ]*, for the period such note remains unpaid prior
to maturity. Accrued interest for each Interest Earning Month that such MW Continuation Note is outstanding shall be paid on the last day of each Interest Earning Month.

    4.7. MW PAYMENT OF CERTAIN AMOUNTS.

         (1)  On December 23, 1996, MW shall pay to MWCC an amount equal to
the difference between (i) the sum of (a) [       ]*, PLUS (b)
notwithstanding any provisions of Seller Notes and Seller Recourse Notes to the contrary, accrued interest from and including February 29, 1996 through and including December 23, 1996 in respect of Seller Notes and Seller Recourse Notes and computed at the Fiscal Year 1996 Interest Rate, PLUS (c) interest from and including October 3, 1995 through and including December 23, 1996 on the sum specified in the Letter Agreement, LESS (ii) the sum of
(a) the net amount directed to be paid to MWCC in Section 5.5(5) of the Bank Program Agreement, PLUS (b) accrued interest from and including February 29, 1996 through and including December 23, 1996 owed by MWCC in respect of amounts specified in SECTIONS

*Confidential treatment has been requested with respect to this information.

5.5(2) AND 5.5(3), calculated as provided in SECTION 5.5(7) to the extent applicable to amounts owing prior to December 23, 1996 and computed at the Fiscal Year 1996 Interest Rate, PLUS (c) the amount specified in SECTION 5.5(19)(ii) hereof, PLUS (d) the amount specified in SECTION 5.15(a) AND (b) hereof, PLUS (d) any amounts owed to MW under that certain letter, dated March 29, 1996, from Daniel W. Porter to Bernard F. Brennan. On February 28, 1997,
MWCC shall allocate on its books the  [       ]* amount specified in subsection
(1)(i)(a) of this subsection between the Net 1996 Starter Card Account Loss Amount and Note Repayment of Principal Amount for Fiscal Year 1996 in accordance with the definition of Note Repayment of Principal Amount and the other provisions of this Agreement. The December 23, 1996 payment provided for in this SECTION 4.7(1), when made, shall satisfy (i) MW's interest obligation in respect of Seller Notes and Seller Recourse Notes for Fiscal Year 1996 through December 23, 1996, and (ii) MW's obligation, if any, to make a principal payment in respect of Seller Notes and Seller Recourse Notes for Fiscal Year 1996.

         (2) Commencing with the end of the Fiscal Month of January, 1997 and the last day of each Fiscal Month thereafter until (i) there is no outstanding balance on the MW Continuation Note or (ii) the last day of the Fiscal Month of December, 2002, MW shall pay to MWCC the Note Repayment of Principal Amount for such Fiscal Month, which payments shall be applied to the applicable notes. During such period as the MWCC Payment Reserve Account is in effect, such payment shall be made by MWCC debiting the MWCC Payment Reserve Account as provided in SECTION 7.1A hereof.

4A. STARTER CARD ACCOUNT DEFAULTED INDEBTEDNESS

    4A.1 RESPONSIBILITY. MWCC, Monogram and MW shall share responsibility for Starter Card Account Net Defaulted Indebtedness arising during Fiscal Year 1997 and each Fiscal Year thereafter during the term of this Agreement (except as provided in SECTION 15.2) as follows:

         (1) The percentage of writeoffs of Indebtedness on Accounts other than Starter Card Accounts for any Fiscal Year (or part thereof), shall be determined by dividing Section 4 Average Indebtedness for that Fiscal Year into the Section 4 Net Defaulted Indebtedness for that Fiscal Year. The percentage of writeoffs of Indebtedness on Starter Card Accounts, for any Fiscal Year (or part thereof), shall be determined by dividing Starter Card Account Average Indebtedness for that Fiscal Year into the Starter Card Account Net Defaulted Indebtedness for that Fiscal Year.

         (2)  If, in any Fiscal Year, [       ]*

         (3)  If, in any Fiscal Year, the percentage of writeoffs of
Indebtedness on Starter Card Accounts [       ]*, MW shall bear [       ]* of
the following amount:  (a) the difference between the [       ]*, each for
that Fiscal Year, MULTIPLIED BY Starter Card Account Average Indebtedness for that Fiscal Year.

    4A.2 RESPONSIBILITY FOR FISCAL YEAR 1996. For Fiscal Year 1996, MWCC and/or Monogram and MW shall share responsibility for certain losses and defaulted indebtedness relating to Starter Card Accounts as set forth in
SCHEDULE 4.2 hereto.

    4A.3 WHEN DETERMINED; PAYMENT. MWCC and/or Monogram shall calculate the amounts referred to in SECTION 4A.1 above for each Fiscal Year in the calendar month immediately following the last day of each Fiscal Year. In the event that MW is required to make any payment under SECTION 4A.1(3) for any Fiscal Year, said amount shall be paid within thirty (30) days after MW is notified of the result of the calculations performed by MWCC pursuant to this subsection.
During such period as the MWCC Payment Reserve Account is in effect, such payment shall be made by MWCC debiting the MWCC Payment Reserve Account as provided in SECTION 7.1A hereof.

5.  SERVICING

    5.1. [SECTION INTENTIONALLY OMITTED].

    5.2. MWCC'S RESPONSIBILITIES. During the term of this Agreement, MWCC shall operate (except as may otherwise be explicitly provided herein) credit operations and facilities relating to Non-Converted Accounts and Purchased Monogram Accounts at its sole cost and expense and in a high quality, ethical manner, in such a way as not to disparage or embarrass MW or its name, and, without limiting the generality of the foregoing, with a level of service to both MWCC Cardholders and MW with respect to such Accounts and Indebtedness that is not less than the level of service provided by MWCC to similarly situated Persons and MW prior to the Conversion Date (it being understood that the collection of such Accounts and Indebtedness in accordance with applicable debt collections laws, the sending of adverse action letters, and the legally required or MW

*Confidential treatment has been requested with respect to this information.

approved (both the substance and the language) changes of terms on such Accounts and Indebtedness to the extent approved by MW pursuant to SECTION 5.2(7) do not disparage or embarrass MW or its name). MWCC's responsibilities with respect to such Accounts and Indebtedness shall include, without limitation, the following, all of which shall be performed by or on behalf of MWCC at its sole cost and expense:

         (1) In connection with its establishment and servicing of Non-Converted Accounts and Purchased Monogram Accounts other than Section 4 Defaulted Indebtedness, MWCC shall:

               (i) in performing its duties under this Agreement which require contact with MWCC Cardholders, make the involvement of MWCC, its Affiliates or any other Person acting on MWCC's behalf transparent to MWCC Cardholders to the extent that MWCC reasonably determines that it may properly do so ("Transparent Servicing");

              (ii) [Section intentionally omitted].

             (iii) [Section intentionally omitted].

              (iv) [Section intentionally omitted].

               (v) promptly prepare and mail MWCC Billing Statements to MWCC
                   Cardholders in respect of such Accounts and Indebtedness, receive and promptly post payments, and prepare billing and collection forms and such other forms as are required to carry out MWCC's responsibilities pursuant to this Agreement (it being understood and agreed that no finance or other charges, except charges for credit insurance, will accrue on or be posted to, Non-Converted Accounts or Purchased Monogram Accounts).

              (vi) [Section intentionally omitted].

         (2) MWCC shall take reasonable efforts to collect, or cause to be collected, the Non-Converted Indebtedness and Purchased Monogram Indebtedness, including (for the avoidance of doubt) any such Indebtedness written-off by MWCC and, for Fiscal Year 1996 and earlier years, Section 4 Defaulted Indebtedness purchased or to be purchased by MW pursuant to SECTION 4.5 of the Original Account Purchase Agreement or Indemnified 1996 Defaulted Indebtedness or Indemnified 1996 Starter Card Defaulted Indebtedness purchased or to be purchased pursuant to SCHEDULE 4.2 hereto, and in connection therewith, MWCC shall conduct, or cause to be conducted, collection activities in such a manner and use, or cause to be used, such technology as is consistent with the consumer credit collection industry.

         (3) MWCC shall use its best efforts to design systems to achieve, employ qualified personnel to meet, and otherwise satisfy on average the following standards for credit customer service:

               (i) adjustment requests shall be handled within one
                   hundred-fifty (150) seconds of the customer's initial telephone contact;

              (ii) to the extent practicable, remittances received by MWCC shall be processed on the same day;

             (iii) MWCC Billing Statements shall be mailed within four (4) days after the Billing Date;

              (iv) credit balances, if any, shall be mailed within three (3)
                   days of a customer's request;

         (4)  [SECTION INTENTIONALLY OMITTED.]

         (5)  [SECTION INTENTIONALLY OMITTED.]

         (6) MWCC shall promptly advise MW of any complaint or inquiry made by a Cardholder obligated in respect of a Non-Converted Account or a Purchased Monogram Account concerning Merchandise or the service, promotion or delivery thereof if MWCC determines such complaint or inquiry is material. MWCC shall promptly advise MW of any governmental investigation or governmental legal action concerning MWCC's responsibilities under this Agreement.

         (7) MWCC shall provide MW with change-in-term notices prior to mailing such notices, which notices MW shall have the right to review and approve, but such approval shall not be unreasonably withheld or delayed; it being understood that approval is not required for legally required language and further understood that an inadvertent failure to comply with this provision shall not give rise to a breach of contract by MWCC unless such failure has a material adverse effect on MW.

    5.3. MWCC'S LIABILITIES. MWCC may furnish credit information concerning creditworthiness with respect to any Cardholder to any credit bureau, credit interchange or any other Person to whom such information may lawfully be sent for credit evaluation or collection purposes, it being understood that MWCC shall in no event transfer lists of Cardholders for promotional or other use except (a) as specified in SECTION 5.6 hereof and/or (b) for the determination of creditworthiness and to perform merge-purge functions against a list of prospective Cardholders in connection with such determination, and (except as specified in SECTION 5.6 hereof) any such Person to whom information is so provided must execute an agreement providing for confidentiality (including reasonable liquidated damage provisions, which provisions shall initially be based on SCHEDULE 5.3 annexed hereto, which schedule shall be reviewed, and if necessary revised, at each fifth (5th) year anniversary of the date hereof) in which such Person agrees it will not use, or permit any other Person to obtain or use, such information for any use (including promotion) except the determination of creditworthiness, provided any such agreement with a credit bureau need not provide for liquidated damages. Upon request of MW, MWCC shall seed its list of Cardholders with such names and addresses as MW may reasonably request.

    5.4. MW'S RESPONSIBILITIES.

         (1) During the term of this Agreement, MW, at its expense, shall (i) perform, (ii) cause each Authorized Affiliate to perform and (iii) use its best efforts to cause each Authorized Licensee to perform, the following in-store activities:

               (i) Preparing changes of address for MWCC Cardholders taking requests for adjustments from such Cardholders and promptly forwarding all such information as designated by MWCC.

              (ii) Assisting MWCC Cardholders in communicating with MWCC through toll-free telephone number facilities maintained in the Stores operated by MW, which shall include providing and maintaining existing types of telecommunication equipment (but not the toll-free number) in the Stores at their expense. Such number may be the same as provided by Monogram pursuant to the Bank Program Agreement.

             (iii) Except as otherwise directed by MWCC in accordance with
                   SECTION 7.8 hereof or as otherwise agreed to by MW and MWCC, accepting, during the term of this Agreement, MWCC In-Store Payments at Stores designated by MW (if any Stores are so designated), processing such payments, providing receipts to or for such MWCC Cardholders relating to such payments (it being understood that upon request of MWCC said receipts shall indicate that such payments are accepted as a convenience for such MWCC Cardholders by MW as agent for the MWCC Cardholder and are not deemed to be paid until received by MWCC) and transferring said payments to MWCC as provided herein. The foregoing acceptance of payments will initially be processed in the following manner, all of which may be revised by mutual agreement of the parties from time to time: Stores will each Business Day gather all MWCC In-Store Payments made that Business Day (including MWCC In-Store Payments made at unmanned areas designated by Stores as areas where such payments can be made (I.E., lockboxes)). Cash and checks which represent payments on Accounts owned by MWCC may be commingled with normal Store receipts, delivered and deposited into MW's local bank account according to current practices, and thereafter concentrated daily on each Business Day into MW's bank accounts. Any checks returned by a bank ("returned items") will automatically be presented for a second deposit.
                   Checks which are returned by the depository bank to MW or any Store will be batched by MW or the Store and mailed to MW's accounting office. MW's accounting office will maintain a log of the number of returned items and forward those checks each Business Day to MWCC. MW will report the number of MWCC In-Store Payments deposited and the dollar amount of all such payments to MWCC each Business Day. Unless the amounts of MWCC In-Store Payments are applied by MWCC to reduce amounts payable by MWCC to MW, MW will wire transfer immediately available federal funds to MWCC on the Business Day following the deposit in its concentration account the amount of MWCC In-Store Payments so deposited, reduced by the sum of the amount of returned items and the bank fees for returned items. Payments shall not be deemed to be made to MWCC or credited to Accounts until they either are delivered to MWCC or applied by MWCC to reduce amounts payable by MWCC to MW. MW shall promptly furnish to MWCC any documentation relating to MWCC In-Store Payments and bank fees for returned items as from time to time may be requested by MWCC. Notwithstanding the foregoing, it is understood and agreed that MW shall not solicit MWCC Cardholders (or other Persons acting on behalf of MWCC Cardholders) to make MWCC In-Store Payments. It is acknowledged and agreed that each of MW, Authorized Affiliates and Authorized Licensees shall have no right, title or interest in any MWCC In-Store Payments and shall take possession of such payments solely as agent on behalf of MWCC Cardholders for transfer to MWCC.

              (iv) Continuing to offer assistance to customers requesting assistance resolving credit related problems.

         (2) MW shall keep (and shall cause Authorized Affiliates and use its best efforts to cause Authorized Licensees to keep), at no expense to MWCC, Charge Slips, Credit Slips and/or copies thereof relating to Non-Converted Accounts or Purchased Monogram Accounts for seven (7) years (two (2) years at Stores and five (5) subsequent years in a central storage location), any or all of which shall be provided to MWCC or its designee at MWCC's request.

         (3)  [Section intentionally omitted].

         (4)  [Section intentionally omitted].

         (5) In no event shall MW be required to repossess or (except to the extent explicitly provided for below) dispose of Merchandise in connection with the collection of Non-Converted Indebtedness or Purchased Monogram Indebtedness (including, without limitation, that in respect of Starter Card Accounts or Marginal Card Accounts). Upon request, MW shall pay (or shall cause the appropriate Authorized Affiliate or Authorized Licensee to pay) MWCC for Merchandise which is tangible personal property which gave rise to Non-Converted Indebtedness or Purchased Monogram Indebtedness, and which was obtained by or at the direction of MWCC and not at the expense of MW, provided such Merchandise shall be limited to those sold in connection with Accounts which are three (3) or more months past due or where the MWCC Cardholder has filed a petition for relief under any law relating to bankruptcy, insolvency or reorganization or relief of debtors. Such payment shall be applied to reduce the Indebtedness in question or shall be deemed to be a Recovery if such Indebtedness was (i) Indemnified 1996 Net Defaulted Indebtedness, (ii) Indemnified 1996 Starter Card Net Defaulted Indebtedness or (iii) Section 4 Net Defaulted Indebtedness purchased by MW under the Original Account Purchase Agreement (as defined therein). MWCC shall, at its sole expense, deliver such Merchandise to locations as from time to time specified by MW. MWCC shall, at its sole expense, deliver such Merchandise to locations as from time to time specified by MW.

               (i) Upon the MWCC Delivery Date (as defined below), MWCC shall assign, with any required documentation, title to such Merchandise, free and clear of all Liens, to MW, the Authorized Affiliate or the Authorized Licensee (as indicated by MW) unless the Indebtedness was previously purchased by MW, and MW shall (or shall cause the appropriate Authorized Affiliate or Authorized Licensee to) make the required payment to MWCC within thirty (30) days after the MWCC Delivery Date.

              (ii) Merchandise shall be paid for as follows:

                  MWCC
                  Delivery Date            Payment Due MWCC
                   -------------         ----------------------
                  (Months After Sale)   (% of MWCC Cash Price)

                    0-30   months                 [       ]*

                    31 months or more             [       ]*

                     The "MWCC Delivery Date" is the date the Merchandise is
                      delivered to MW after repossession or retaking.

             (iii) For the purposes of this Agreement, "MWCC Cash Price" shall mean the cash price to Cardholders of such Merchandise when sold to the Cardholder, including tax and transportation charges on the original purchase, but excluding any service contracts. Monogram and/or MWCC shall be responsible for any taxes imposed on the sale by MWCC to MW or Authorized Affiliates or Authorized Licensees under this paragraph.

              (iv) If the balance of the entire Indebtedness in respect of the
                   Account is less than the payment due Monogram or its Affiliate as described in (ii) above, such balance rather than such payment amount, shall be paid by MW or the Authorized Affiliate or Authorized Licensee.

               (v) MW, Authorized Affiliates and Authorized Licensees shall have no obligation to accept such Merchandise if the amount to be paid to MWCC in (ii) of this subsection, plus any amount paid to Monogram under SECTION 5.4(5) of the Bank Program Agreement during the preceding twelve (12)
                   settlement periods is equal to or exceeds [       ]*
                   of credit sales (net of returns and adjustments) on Accounts during the preceding twelve (12) Settlement Periods, provided that during the first twelve
                   Settlement Periods after the date of this Agreement credit sales (net of returns and adjustments) under the Interim Agreement and Original Account Purchase Agreement may be used for measurement purposes.

              (vi) Upon request, MW shall, and shall cause its Authorized
                   Affiliates and use best efforts to cause its Authorized Licensees, as applicable, to inform MWCC of the price obtained for such Merchandise and the cost, if any, of storage and sale.

             (vii) Upon request MW may, if it elects, assist in repossessing or retaking Merchandise.  In such event, MWCC shall pay MW
                   [       ]* if the Merchandise is picked up from the
                   MWCC Cardholder and shipped as directed by MWCC and
                   [       ]* if the Merchandise is delivered to a Store
                   and shipped as directed by MWCC.

In repossessing Merchandise, MWCC agrees to abide by, and cause others acting for it to abide by, all applicable laws and regulations and to act in a reasonable and ethical manner. All provisions of this SECTION 5.4(5) will at the request of MW or MWCC be reviewed, and revised to the extent agreed, on each two (2) year anniversary of the date hereof.

         (6) MW shall promptly advise MWCC of any governmental investigation or governmental legal action (a) concerning MW's responsibilities under this Agreement, or (b) which reasonably may affect MWCC, the Program and/or the Accounts and Indebtedness.

         (7) MW hereby grants to MWCC the exclusive right to collect any Indebtedness purchased by MW under Section 4.5 of the Original Account Purchase Agreement or SCHEDULE 4.2 hereto. Any funds collected from or with respect to Cardholders with respect


*Confidential treatment has been requested with respect to this information.

to such Indebtedness, without deduction for attorneys fees or other collection costs, shall be deemed "Recoveries". MW shall be obligated to pay any funds it directly receives with respect to Recoveries to MWCC. Recoveries shall be accounted for as specified in SCHEDULE 4.2 hereto and after the term of this Agreement shall be kept by MWCC and MWCC shall continue to have the right to collect with respect to such Indebtedness and keep Recoveries.

    5.5. FINANCE AND OTHER CHARGES.

         (1) Monogram shall be entitled to all finance and other charges on Accounts and Indebtedness owned by Monogram. MWCC shall be entitled to all finance and other charges on Non-Converted Accounts and Purchased Monogram Accounts. MW shall receive no benefit from revenue from finance charge assessments against Cardholders on Indebtedness owned by Monogram and/or MWCC, but MW shall receive from MWCC the benefits otherwise provided for in this
SECTION 5.5 hereof during the term of this Agreement or as may otherwise be provided in SECTION 15.2 hereof. It is understood and agreed that, notwithstanding any provisions to the contrary contained herein or in the Bank Program Agreement, no finance and/or other charges, except charges for credit insurance, should be assessed on or posted to Purchased Monogram Accounts or Non-Converted Accounts. If charges for credit insurance are assessed on or posted to Non-Converted Accounts or Purchased Monogram Accounts and the amounts thereof are paid to the Signature Companies, the Signature Companies shall reimburse MWCC for such amounts if not paid by the date such Non-Converted Accounts or Purchased Monogram Accounts are written off by MWCC under MWCC's Accounting Practices in conformity with the letter agreement between the Signature Companies and MWCC of even date herewith.

         (2) With respect to each of the Fiscal Years 1992, 1993, 1994 and 1995 with respect to the States of Florida, Texas and Washington, MWCC shall
owe MW, on February 28, 1998 (I) [       ]* of (II) the amount calculated
under Section 5.5(5)(II) of the Original Account Purchase Agreement; PROVIDED, HOWEVER, that in the event there still is a balance owed by MW in respect of the Seller Notes, Seller Recourse Notes or MW 1996 Note, the amount owed to MW under this subsection shall be applied against said notes before determining the amount of the MW Continuation Note (or, if MW determines to make a cash payment, the amount of such cash payment). The amounts to be applied to the Seller Notes and/or Seller Recourse Notes for Fiscal Years 1992, 1993, 1994 and 1995 were (subject to certain off-sets in 1994 and 1995) calculated pursuant to the Original Account Purchase Agreement and are set forth on SCHEDULE 5.5(2) hereto.


*Confidential treatment has been requested with respect to this information.

         (3) On February 28, 1998, MWCC shall pay to MW an amount equal to the sum of: (i) (a) incremental late fees with respect to the increase in late fees in October 1995 owed to MW for Fiscal Year 1995 and (b) for Fiscal Year 1996 prior to May 1, 1996 incremental late fees with respect to the increase in late fees in February 1995 and October 1995, (ii) incremental revenues owed to MW relating to increased finance charges in specified states
for Fiscal Year 1996 prior to May 1, 1996, and (iii) the [       ]* owed to
MW with respect to contemplated nominal finance charge rate increases for Fiscal Year 1995; PROVIDED, HOWEVER, that in the event there still is a balance owed by MW in respect of the Seller Notes, Seller Recourse Notes or MW 1996 Note, said amount shall be applied against said notes before determining the amount of the MW Continuation Note (or, if MW determines to make a cash payment, the amount of such cash payment). Such amount to be applied to the Seller Notes, Seller Recourse Notes and/or MW 1996 Note for Fiscal Year 1995 and Fiscal Year 1996 prior to May 1, 1996 shall be calculated pursuant to the Original Account Purchase Agreement.

         (4) If the Aggregate Incremental Revenue Amount exceeds the Section 4 Net Aggregate Defaulted Indebtedness Amount (after deducting the amounts provided for in SECTION 4.4(3)), MWCC shall pay such excess to MW on February 28, 1998. Except with respect to the provisions of SECTION 5.5(7), MW shall not otherwise be entitled to any payments or credits from MWCC with respect to the Aggregate Incremental Revenue Amount. MW shall not be entitled to any payments or credits from MWCC with respect to the Aggregate Participation in Finance Charge Amount (as specified in the Original Account Purchase Agreement), since such applicable year's Aggregate Participation in Finance Charge Amount was netted in determining the Seller Recourse Notes for 1994 and 1995.

         (5)  [Section Intentionally Omitted.]

         (6) With respect to Fiscal Year 1996 commencing May 1, 1996, MWCC shall calculate, on or before February 28 of Fiscal Year 1997 (or, if this Agreement terminates during 1996, within two (2) months after termination), the following amounts, if any:

              (a)  the Incremental Yield Amount for Fiscal Year 1996;

              (b)  Gross Designated Incremental Revenues for Fiscal Year 1996;
                   and

              (c)  MW's Share of Late Fees for Fiscal Year 1996.


*Confidential treatment has been requested with respect to this information.

         (7) Amounts specified or calculated under SECTIONS 5.5(2), 5.5(3), and 5.5(9) hereto for one or more of Fiscal Years 1992, 1993, 1994, 1995 and 1996, and the MW Share of Remaining Amount for Fiscal Year 1996 (each such specified year being referred to as a "Triggering Year") shall bear interest from the February 28 following the Trigger Year (E.G., amounts for Fiscal Year 1992 shall bear interest from February 28, 1993) at the Annual Commercial Paper Rate applicable to each Annual Interest Earning Year,
[       ]* per annum, for the period such amount remains unpaid prior to the date when due, provided that for the period from December 24, 1996 through February 28, 1998, interest shall be calculated each calendar month at the Monthly Commercial Paper Rate applicable to each Interest Earning Month,
[       ]*, for the period such amount remains unpaid prior to the date when due. Notwithstanding the foregoing, the principal amount on which interest shall accrue shall be decreased on the occurrence of any MWCC Pre-Conversion Payment Date by an amount equal to the amount of any MW Pre-Conversion Refund Amount arising in connection with such MWCC Pre-Conversion Payment Date. Accrued interest through February 28, 1996 has been paid by MWCC and accrued interest shall be paid by MWCC on December 23, 1996 pursuant to Section 4.7(1)(ii)(b) for the period from February 28, 1996 through December 23, 1996. On January 31, 1997, MWCC shall pay accrued interest from December 24, 1996 through January 31, 1997. Thereafter through February 28, 1998, MWCC shall pay accrued interest on the last day of each Interest Earning Month.

         (8) With respect to Fiscal Year 1997 and each Fiscal Year thereafter, MWCC shall calculate, on or before February 28 of the following Fiscal Year (or, if this Agreement terminates in any such Fiscal Year, within two (2) months after termination), the following amounts, if any:

              (a) the Incremental Yield Amount for the Fiscal Year in question;

              (b) the Gross Designated Incremental Revenues for the Fiscal Year in question; and

              (c)  MW's Share of Late Fees for the Fiscal Year in question.

         (9) On February 28, 1998 and each February 28 thereafter (or, if this Agreement terminates, within two (2) months after termination), MWCC
shall pay to MW (i) [       ]* of the Incremental Yield Amount for the
immediately preceding Fiscal Year or partial Fiscal Year (the "MW Share of Incremental Yield Amount") and (ii) the MW Share of Late Fees for the immediately preceding Fiscal Year or partial Fiscal Year; PROVIDED, HOWEVER, that on February 28, 1998, MWCC shall


*Confidential treatment has been requested with respect to this information.

calculate such sums for that portion of Fiscal Year 1996 commencing with May 1, 1996 in the same manner specified in the preceding portion of this subsection and full Fiscal Year 1997 and pay such sums by applying such sums to the Seller Notes, Seller Recourse Notes and MW 1996 Note before determining the amount of the MW Continuation Note (or, if MW determines to make a cash payment, the amount of such cash payment); and PROVIDED FURTHER that (1) in the event that there still is a balance owed by MW in respect of the MW Continuation Note in any Fiscal Year beginning with Fiscal Year 1998, the MW Share of Incremental Yield Amount and the MW Share of Late Fees instead shall be applied against said balance until such time that said balance has been paid in full and (2) commencing Fiscal Year 2004, in the
event that Section 4 Net Defaulted Indebtedness is over [       ]* of Section
4 Average Indebtedness (before applying any amounts under Section 5.5(10)(b)), the amount owed to MW for any such Fiscal Year shall be reduced
by an amount equal to the sum of (x) [       ]* of the amount by which
Section 4 Net Defaulted Indebtedness exceeds [       ]* of Section 4 Average
Indebtedness but is less than or equal to [       ]* of Section 4 Average
Indebtedness, PLUS (y) the amount by which Section 4 Net Defaulted
Indebtedness exceeds [       ]* of Section 4 Average Indebtedness (it being
understood that the amount of any such reduction shall not exceed amounts otherwise to be received by MW under this SECTION 5.5(9) during the relevant Fiscal Year). In respect of a partial Fiscal Year, the calculation of
Section 4 Average Indebtedness and Section 4 Net Defaulted Indebtedness shall
be only for the partial Fiscal Year, and the [       ]* and the  [       ]*
referred to in Section 5.5(9)(2) above shall be prorated based on the number of days in the partial Fiscal Years, divided by three hundred sixty-five
(365).

         (10) On February 28, 1998 and each February 28 thereafter (or, if this Agreement terminates, within two (2) months after termination), MWCC shall:

              (a) determine the Net Designated Incremental Revenues for the immediately preceding Fiscal Year by deducting amounts from Gross Designated Incremental Revenues and reimbursing the parties in the following manner (provided that, on February 28, 1998, MWCC shall determine such sum by making such deductions and reimbursements for Fiscal Year 1996 commencing May 1, 1996, and full Fiscal Year 1997):

                    (i) in the event that Gross Designated Incremental Revenues equal or exceed the sum of Accrued Conversion Expenses, Accrued Ongoing Incremental Expenses, Accrued MW Monthly Payment Amounts and Accrued Net Litigation Expenses, such expenses shall be deducted and


*Confidential treatment has been requested with respect to this information.

                        reimbursed to the appropriate party and the Net Designated Incremental Revenues shall be applied as set forth in (b) below;

                   (ii) in the event that Gross Designated Incremental Revenues are less than the sum of Accrued Conversion Expenses, Accrued Ongoing Incremental Expenses, Accrued MW Monthly Payment Amounts and Accrued Net Litigation Expenses, such expenses shall be deducted and reimbursed, to the extent possible, in the following order to the extent available: (1) MWCC and MW each shall receive reimbursement for Accrued Conversion Expenses, if any, in proportion to the amount each of MWCC and MW is owed on such date (I.E., if MWCC is then owed 85% of outstanding Accrued Conversion Expenses, it would receive 85% of any application under this subsection); (2) MWCC and MW each shall receive reimbursement for Accrued Ongoing Incremental Expenses, if any, in proportion to the amount each of MWCC and MW is owed on such date (I.E., if MWCC is then owed 65% of, outstanding Accrued Ongoing Incremental Expenses, it would receive 65% of any application under this subsection); (3) MWCC shall receive reimbursement for Accrued MW Monthly Payment Amounts, if any; and (4) MWCC and MW each shall receive reimbursement for Accrued Net Litigation Expenses, if any, in proportion to the amount each of MWCC and MW is owed on such date (I.E., if MWCC is then owed 85% of outstanding Accrued Net Litigation Expenses, it would receive 85% of any application under this subsection);

              (b) allocate and apply such Net Designated Incremental Revenues for the immediately preceding Fiscal Year in the following order (provided that, on February 28, 1998, MWCC shall allocate and apply such sum for the entire Fiscal Year 1996(1) and full Fiscal Year 1997 in the following order):

                    (i) to amounts for which MWCC and/or Monogram is
                        responsible under SECTION 4.1(4) for said Fiscal Year, if any (it being understood that any amounts not covered by said application shall be borne entirely by MWCC and/or Monogram after application, if any, of amounts specified under SECTION 5.5(9)(2) hereof);

                   (ii) pro rata to amounts for which MWCC and/or Monogram, on the one hand, and MW, on the other hand, are responsible under SECTION 4.1(3) for said Fiscal Year, if any, after application, if any, of amounts specified under SECTION 5.5(9)(2) hereof);

                  (iii) to amounts for which MW is responsible under SECTION
                        4.1(2) for said Fiscal Year, if any (it being understood that any amounts not covered by said allocation shall be borne entirely by MW); and

                   (iv) to the outstanding balance of the MW Continuation Note, if any, after deduction of any other amounts to be applied to such MW Continuation Note under this Agreement for such Fiscal Year.

In the event that, if for any Fiscal Year, any amounts remain after the aforestated application of Net Designated Incremental Revenues (the "Remaining Amounts"), MWCC shall pay to MW on February 28 of the following year an amount equal to the product of (x) the Remaining Amounts, MULTIPLIED
BY (y) [       ]* ("MW Share of Remaining Amount").  Any Remaining Amounts
other than the MW Share of Remaining Amount shall be retained by and be the property of MWCC.

-----------------------
1. In applying this subsection (b), adjustments will be made such that the Net Designated Incremental Revenues during Fiscal Year 1996 shall be applied to reduce defaulted indebtedness during that entire year, other than Starter Card defaulted indebtedness.

*Confidential treatment has been requested with respect to this information.

              (11)(i) In the event that any legal proceeding shall be instituted, or any claim or demand shall be made by any Person asserting that
(x) one or more increases in nominal finance charge rates on accounts made by MWCC pursuant to the Fifth Amendment to the Original Account Purchase Agreement, dated May 23, 1992 (including the increase in October of 1995), or the manner in which such increases were applied to accounts thereunder are not in compliance with applicable law (each a "Pre-Conversion Asserted Claim"), or (y) (i) any increase(s) by Monogram and/or MWCC in nominal finance charge rates or late fee amounts on Accounts (including Old Accounts) from the nominal finance charge rates or the late fee amounts in effect immediately prior to the Conversion Date and (ii) late fee increases by MWCC in October, 1995 or the manner in which either such increases were applied by Monogram to Accounts (including Old Accounts) are not in compliance with applicable law (each a "Post-Conversion Asserted Claim"), Monogram and/or MWCC shall, at its own expense, by counsel of its choice, defend against, negotiate, settle, and/or otherwise deal with, such Asserted Claims. MW shall promptly notify Monogram and MWCC in writing of any Asserted Claims of which it has knowledge. MWCC agrees to protect, indemnify, and hold harmless MW, its Affiliates, the employees, officers, directors, shareholders, partners, attorneys and agents of MW and its Affiliates, and all of the respective heirs, legal representatives, successors and permitted assigns of the foregoing against any and all liabilities, costs and expenses (including reasonable attorneys' fees and expenses), judgments, damages, claims, demands, offsets, defenses, counterclaims, actions, or proceedings, by whomsoever asserted, including, without limitation, Cardholders with respect to Accounts, and any Person who prosecutes or defends any actions or proceedings, whether as representative of or on behalf of a class or interested group or otherwise, arising out of, connected with, or resulting from, such Asserted Claims; PROVIDED, that MWCC's obligations to so protect, indemnify and hold harmless shall be decreased by the amount of MW Pre-Conversion Refund Amounts payable by or allocable to MW pursuant to this SECTION 5.5(11); and PROVIDED, FURTHER, that in no event shall MWCC's obligation to so protect, indemnify and/or hold harmless include consequential damages to MW arising out of, connected with, or resulting from, such Asserted Claims. Consequential damages shall include, but not be limited to, damages to MW's reputation, lost sales and expenses resulting from time spent dealing with the Asserted Claims. Nothing in this SECTION 5.5(11)(i) shall be deemed to prevent MW from retaining counsel of its choice, at its own expense, in order to monitor proceedings taking place in connection with Asserted Claims. MWCC shall keep MW advised as to the status of the matter after such notification or if such Asserted Claim has otherwise come to the attention of MWCC's legal department. The parties hereto shall cooperate fully with the defense, negotiation and/or settlement of such Asserted


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


Claim. It is understood that, for purposes of the rest of this subsection (11), reference to actions by "Monogram and/or MWCC" shall be deemed to be references to MWCC, to the extent the Asserted Claim at issue is described in subsection
(x) above, and to Monogram, to the extent the Asserted Claim at issue is described in subsection (y) above.

               (ii (a) Monogram and/or MWCC shall have the sole right to determine the advisability of and to implement any refunds, other payments, decreases in nominal finance charge rates and late fee amounts, and/or other corrective action with respect to Accounts for claims under subsection (i) PROVIDED, that Monogram and/or MWCC shall exercise such right only if Monogram and/or MWCC reasonably believes such action is necessary or advisable to cause nominal finance charge rates or late fee amounts to comply with applicable law or to settle, avoid, minimize or mitigate any actual or potential Asserted Claim. Monogram and/or MWCC shall also have the sole right to determine the advisability of and to implement settlements, irrespective of whether litigation has been instituted, and/or appeals with respect to Asserted Claims.

                   (b) Prior to the implementation of any such refund, other payment, decrease, settlement, corrective action and/or decision not to appeal (and consequently to pay any judgment) with respect to which the actual and potential financial cost to MW pursuant to this SECTION 5.5(11) is
reasonably calculated by Monogram and/or MWCC to exceed [       ]*, Monogram
and/or MWCC shall consult with, at MW's option, the Marketing Committee or the Board of Directors of MW (or successor thereof), which applicable body shall meet with MWCC regarding such matter on an emergency basis; PROVIDED, that such meeting shall be scheduled at such time so as to not potentially jeopardize the benefit which Monogram and/or MWCC wishes to gain by implementing the action Monogram and/or MWCC has decided to take. At such meeting, Monogram and/or MWCC shall inform MW of (I) the estimated financial impact of such refund, other payment, decrease, settlement, corrective action and/or decision not to appeal on MW, (II) the factors, options and reasons Monogram and/or MWCC considered (including the estimated financial impact on MW), and (III) the identity of the attorneys whose advice Monogram and/or MWCC relied upon in reaching its conclusions. Monogram and/or MWCC shall cooperate with MW in order that MW may receive advice on the matter from such attorneys.

              (c) After the meeting described in SECTION 5.5(11)(ii)(b) above, MW shall have a reasonable period of time, based on the circumstances, to consider and propose to Monogram and/or MWCC for its/their consideration options other than the action that Monogram and/or MWCC has decided to take; PROVIDED,


*Confidential treatment has been requested with respect to this information.

that such period shall be limited to a period of time which would not potentially jeopardize the benefit which Monogram and/or MWCC wishes to gain by implementing the action which Monogram and/or MWCC has decided to take.

              (iii)(a) In the event that MWCC takes any action pursuant to the provisions of Section 5.5(11)(i) and/or (ii) above, and as a result refunds, pays amounts or incurs expenses with respect to a State as to a Pre-Conversion Asserted Claim (other than refunds, payments or expenses wholly due to MWCC's negligence in connection with the manner in which any such increases were implemented), MW shall, subject to the terms of this SECTION 5.5(11), be allocated a portion ("MW Pre-Conversion Refund Amount") of such amounts equal to any such amounts paid or refunded by MWCC, multiplied by:

              (x) the sum of amounts calculated under Sections 5.5(2), 5.5(3)(ii), and 5.5(9)(i) for such State, for all or part of the Fiscal Years prior to the time when such refund or payment is paid by MWCC ("MWCC Pre-Conversion Payment Date"),(2) divided by

              (y) the sum of (i) [       ]* for the State of Texas,
              [       ]*, [       ]* for the State of Florida, and
              [       ]*, [       ]* for the State of Washington, PLUS
              (ii) for each Fiscal Year commencing with that portion of Fiscal Year 1996 aFter May 1, 1996, the Incremental Yield Amount for such State for all or part of such Fiscal Years prior to the MWCC Pre-Conversion Payment Date.

              (b) With respect to MW Pre-Conversion Refund Amounts as to which an MWCC Pre-Conversion Payment Date occurs on or prior to February 28, 1998, MWCC shall decrease the Aggregate


---------------------

2. With respect to Fiscal Years beginning in Fiscal Year 2004, in computing amounts for a particular State in respect of Section 5.5(9)(i) under subsection (x) above, and Section 5.5(11)(d) below, the amount to be subtracted pursuant to Section 5.5(9)(2) shall be (i) the total amount subtracted pursuant to Section 5.5(9)(2) for such Fiscal Year, multiplied by
(ii) a fraction, the numerator of which is  [       ]* of the Incremental
Yield Amount for the State in question for the Fiscal Year in question, and
the denominator of which is  [       ]* of the Incremental Yield Amount for
all States for the Fiscal Year in question.


*Confidential treatment has been requested with respect to this information.

Incremental Revenue Amount by an amount equal to the MW Pre-Conversion Refund Amounts in question, and the interest owed by MWCC pursuant to SECTION 5.5(7) hereof shall be adjusted at such time as provided in such Section, and upon such decreases in the Aggregate Incremental Revenue Amount, MW shall be deemed to have satisfied such MW Pre-Conversion Refund Amounts to the extent subtracted from the Aggregate Incremental Revenue Amount. With respect to MW Pre-Conversion Refund Amounts as to which a MWCC Pre-Conversion Payment Date occurs thereafter, MW shall pay to MWCC such MW Pre-Conversion Refund Amounts; PROVIDED, that in the event that MWCC owes any amounts to MW at the time of such MWCC Pre-Conversion Payment Date pursuant to SECTIONS 5.5(2), (3)(ii) AND/OR
(9)(i) hereof, MWCC shall reduce the amount so owed by the amounts of the MW Pre-Conversion Refund Amounts in question, and to the extent MW Pre-Conversion Refund Amounts are owed to MWCC in excess of such unpaid amounts, MW shall pay such additional MW Pre-Conversion Refund Amounts to MWCC in cash; PROVIDED, FURTHER, that to the extent MW does not pay any one or more MW Pre-Conversion Refund Amounts, MWCC may deduct amounts equal to such unpaid MW Pre-Conversion Refund Amounts from amounts due to MW pursuant to SECTIONS 5.5(2), (3)(ii) AND/OR (9)(i) hereof; and PROVIDED, FURTHER, that with respect to the Fiscal Year in which the MWCC Pre-Conversion Payment Date occurs, the MW Pre-Conversion Refund Amount for the expired portion of such Fiscal Year shall be deducted from amounts owing from MWCC to MW pursuant to SECTIONS 5.5(2), (3)(ii) AND/OR (9)(i) hereof, as applicable, for such Fiscal Year. Wherever there is a reference in this subsection to MW Pre-Conversion Refund Amounts such reference will mean such amount subject to the limit on MW's liability therefor as provided in
Section 5.5(11)(iii)(d).

              (c) In the event and to the extent that payments to be made by MW or deductions to be taken from the Aggregate Incremental Revenue Amount pursuant to this SECTION 5.5(11) are in connection with Accounts constituting Section 4 Net Defaulted Indebtedness or Starter Card Account Net Defaulted Indebtedness, appropriate adjustments, if any, shall be made to the calculation of such payments and deductions such that MW shall not be required to pay or incur liability in connection with such amounts twice.

              (d) In no event shall MW's liability under this Section 5.5(11) for a State with respect to which an increase was made in respect of Pre-Conversion Asserted Claims exceed the aggregate amounts owed, paid or payable for such Fiscal Years or a portion thereof occurring prior to the MWCC Pre-Conversion Payment Date in question for such State by MWCC to MW pursuant to Sections 5.5(2), (3)(ii) and/or (9)(i), less the amount of all prior MW Pre-Conversion Refund Amounts for such State.

              (e) Notwithstanding any other provision of this SECTION 5.5(11), MW agrees to protect, indemnify, and hold harmless Monogram, MWCC and their Affiliates, the employees, officers, directors, shareholders, partners, attorneys and agents of Monogram, MWCC and their Affiliates, and all of the respective heirs, legal representatives, successors and permitted assigns of the foregoing against any and all liabilities, costs and expenses (including reasonable attorneys' fees and expenses), judgments, damages, claims, demands, offsets, defenses, counterclaims, actions, or proceedings, by whomsoever asserted, including, without limitation, Cardholders with respect to Accounts, and any Person who prosecutes or defends any actions or proceedings, whether as representative of or on behalf of a class or interested group or otherwise, arising out of, connected with, or resulting from, a claim relating to increases in late fees made by MWCC in February of 1995; PROVIDED, that in no event shall MW's obligation to so protect, indemnify and/or hold harmless include consequential damages to MWCC arising out of, connected with, or resulting from, such claims. Consequential damages shall include, but not be limited to, damages to MWCC's reputation, lost sales and expenses resulting from time spent dealing with the Asserted Claims. Nothing in this subsection shall be deemed to prevent MWCC from retaining counsel of its choice, at its own expense, in order to monitor proceedings taking place in connection with such claims. MW shall keep MWCC advised as to the status of the matter after such notification or if such claims have otherwise come to the attention of MWCC's legal department.
The parties hereto shall cooperate fully with the defense, negotiation and/or settlement of such claim. The procedure relating to this indemnification shall be similar to those set forth in Section 5.5(11)(ii) taking into account the fact that MW is the indemnitor.

                   (iv) In the event that Monogram takes any action pursuant to the provisions of SECTION 5.5(11)(i) AND/OR (ii) above, and as a result refunds, pays amounts or incurs expenses with respect to a Post-Conversion Asserted Claim, MWCC shall be reimbursed for amounts paid in respect of Post-Conversion Asserted Claims as provided in SECTION 5.5(10)(a).

                    (v) [SECTION INTENTIONALLY OMITTED].

                   (vi) [SECTION INTENTIONALLY OMITTED].

                  (vii) [SECTION INTENTIONALLY OMITTED].

                 (viii) [SECTION INTENTIONALLY OMITTED].

                   (ix) The provisions of this SECTION 5.5(11) shall survive the expiration or prior termination of this Agreement with respect to all Pre-Conversion Asserted Claims that may be filed after termination.

         (12) [SECTION INTENTIONALLY OMITTED].

         (13) In the event a payment is not made of any amount due pursuant to SECTIONS 5.5(2), (3), (4), (7), (9), (10) and/or (11) hereof when due, such amount shall bear annual interest at the Default Rate, and the aggregate principal amount shall be deemed to be increased monthly by an amount equal to the unpaid interest.

         (14) An example of payments pursuant to this SECTION 5.5(1) through 5.5(13) is attached as SCHEDULE 5.5(14) hereto.

         (15) MWCC shall owe MW on February 28, 1998 for Fiscal Year 1996 the amounts specified on SCHEDULE 5.5(15) hereto. The amounts owed by MWCC under
SCHEDULE 5.5(15) will be satisfied by applying such amount in determining the amount of the MW 1996 Note pursuant to SCHEDULE 4.2 hereto.

         (16) [Section intentionally omitted.]

         (17) [Section intentionally omitted.]

         (18) Notwithstanding anything otherwise provided in this Agreement, all obligations due one party by another on the same day shall be netted or otherwise offset against each other, provided however that such netting is not intended to affect the accrual of interest with respect to obligations of the parties hereto. After giving effect to such netting or offset calculation, the resulting net amount (the "Net Amount") shall be paid by the party responsible therefor when due. The parties expressly understand, acknowledge and agree that neither party hereto shall be obligated at any point in time (whether on a Payment Date, upon an acceleration or any other date on which a payment is due) to make any payment in respect of any such Sections until a netting or offset calculation as described above is given effect such that only the Net Amount shall be due and payable.

         (19) (i) MWCC and MW each shall pay its own Conversion Expenses when incurred, provided that, if this Agreement terminates and MW exercises its options under Section 15.2(2)(i)(A) or (B) of the Bank Program Agreement, the parties shall share equally the total amount of Accrued Conversion Expenses not deducted from positive amounts of Gross Designated Incremental Revenues prior to termination by making appropriate payments to each other. (ii) MWCC shall pay MW, on December 23, 1996, the amount of Conversion Expenses incurred by MW on or before December 23, 1996 by netting such amount from obligations owed by MW in accordance with SECTION 4.7 hereof. (iii) On January 31, 1997, MWCC shall pay to MW the amount of Conversion Expenses incurred by MW from December 24, 1996 through and including December 31, 1996. It is understood and agreed that, for purposes of this Agreement, MWCC shall be deemed to have borne
(a) its Conversion Expenses, (b) the Conversion Expenses borne by Monogram and/or its servicer, (c) any amounts paid to MW on December 23, 1996 as specified in this subsection in accordance with SECTION 4.7 hereof, and (d) any amounts paid to MW on January 31, 1997 under this subsection.

         (20) (i) MWCC and MW each shall pay its own Ongoing Incremental Expenses when incurred, provided that, if this Agreement terminates and MW exercises its rights under Section 15.2(2)(i)(A) or (B) of the Bank Program Agreement, the parties shall share equally the total amount of Accrued Ongoing Incremental Expenses not deducted from positive amounts of Gross Designated Incremental Revenues prior to termination by making appropriate payments to each other. (ii) MWCC shall pay MW on February 28, 1997 the Ongoing Incremental Expenses incurred by MW in Fiscal Year 1996. It is understood and agreed that, for purposes of this Agreement, MWCC shall be deemed to have borne (i) its Ongoing Incremental Expenses, (ii) the Ongoing Incremental Expenses borne by Monogram and/or its servicer, and (iii) any amounts paid to MW on February 28, 1997 as specified in this subsection.

         (21) MW shall pay to MWCC upon termination of this Agreement the Accrued MW Monthly Payment Amounts to the extent not deducted from positive amounts of Gross Designated Incremental Revenues for the Fiscal Year in which termination occurred or prior Fiscal Years.

         (22) Unless expressly provided to the contrary herein, the provisions of this Section 5.5 shall apply only during the term of this Agreement.

    5.6. USE OF MWCC CUSTOMER LIST.

              (1) MW acknowledges and agrees that MWCC is the sole and exclusive owner of the MWCC Customer List. MWCC hereby grants to MW for the term of this Agreement an exclusive and royalty-free license to use (or sublicense or assign the right to use) the MWCC Customer List for all purposes, including, for advertisement, solicitations or other marketing efforts, regardless of the manner or media through which the marketing effort is made, and regardless of whether the product or service has previously been marketed by MW, except that MWCC shall have the exclusive right (even as to MW) to use the MWCC Customer List: (i) to operate the Program in accordance with this Agreement and any related agreement entered into by MW and MWCC or an Affiliate of MWCC; (ii) to exercise its rights to use the MWCC Customer List upon termination of this Agreement to the extent specifically provided in this Agreement; and (iii) upon the occurrence of a Triggering Signature Acquisition and thereafter, to grant to the Signature Companies the exclusive rights specified in the MWCC Signature License during the term of the MWCC Signature License. In connection with MW's exercise of the rights granted under the preceding sentence, MW shall:

                   (a)  fulfill its obligations under SECTION 17.12 hereof;

                   (b) sell (or cause the sales of) credit insurance on Accounts to the extent legally permissible and customary in the retail industry;

                   (c) with respect to credit insurance and any other insurance marketed by MW or its designee(s) and charged on or offered in connection with Accounts, ensure that
                        (i) any insurer selected by MW and/or its designee after the Conversion Date is reasonably acceptable to MWCC with regard to service and financial soundness (it being understood that the Signature Companies shall be presumed to be reasonably acceptable to MWCC at all time such companies are Affiliates of MW or MWCC), (ii) any fees for servicing paid to MWCC in connection with insurance are reasonably acceptable to MWCC, and (iii) any changes in the type of credit insurance products offered after the Conversion Date are reasonably acceptable to MWCC (except that widely sold credit insurance products shall be deemed acceptable to MWCC); and

                   (d) not use, or allow any other Person to use, the MWCC Customer List directly or indirectly to provide any consumer or commercial financing programs for the retail sale of goods and/or services at Stores (including credit, debit or charge card programs), whether operated in-house by MW or in connection with an outside Person, provided that, subject to the MWCC Signature License and Monogram's rights under
                        SECTION 5.13 of the Bank Program Agreement, (i) MW may


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


                        use that portion of the MWCC Customer List comprising Persons who applied for Accounts and were rejected to provide any closed end consumer or commercial financing programs for the retail sale of goods and/or services at Stores; and (ii) MW may use the MWCC Customer List in connection with the Existing Programs defined and described in SECTION 5.13(2)(b) AND (c) of the Bank Program Agreement and, with the consent of MWCC or its Affiliate (as appropriate), SECTION 5.13(2)(a) of the Bank Program Agreement.

              (2)  [Section intentionally omitted.]

              (3) MWCC shall provide the MWCC Customer List to MW hereunder in the same manner, and to the same extent, as lists of cardholders were provided to MW by MWCC prior to the Conversion Date.

              (4) MWCC shall enforce its rights under the MWCC Signature License at all times such license is in effect.

    5.7. MWCC'S RECORDS. As part of Monogram's servicing activities, MWCC and its assignees may store MWCC Account Documentation on microfilm or other media and MWCC and its assignees may, in the normal course of its business, destroy MWCC Account Documentation once such MWCC Account Documentation has been microfilmed or otherwise recorded.

    5.8. REPRESENTATIVES. During the term of this Agreement, senior management officers of MW shall have the right to make inspections of credit facilities used by MWCC to service Non-Converted Accounts and/or Purchased Monogram Accounts during normal business hours with reasonable advance notice to MWCC.

    5.9. [SECTION INTENTIONALLY OMITTED].

    5.10. RIGHT TO CONTRACT. In addition to the rights of assignment as set forth in SECTION 17.1, and subject to the limitations set forth in SECTION 17.1, MWCC may delegate its obligations under this SECTION 5 to any Affiliate of MWCC, provided (a) such delegation shall in no way release or affect the liability and obligation of MWCC and the guarantor to perform MWCC's obligations under this Agreement, (b) such delegation preserves Transparent Servicing to the public, and (c) the delegatee shall assume MWCC's obligations under this Agreement so delegated, and shall be jointly and severally liable with MWCC for such obligations, which assumption shall occur automatically upon such delegation. Notwithstanding the foregoing, in no event shall MWCC delegate any of its obligations under this Agreement to, or permit such obligations to be performed by, a Competitor, except to the extent permitted by
SECTION 15.2(6) or 17.1(3).

    5.11. [SECTION INTENTIONALLY OMITTED].

    5.12. [SECTION INTENTIONALLY OMITTED].

    5.13. [SECTION INTENTIONALLY OMITTED].

    5.14. DIVESTITURE/STORE CLOSINGS.

              (1) Without limiting the generality of Section 17.1(2), it is agreed that in the event that Monogram exercises its rights under SECTION 5.14(3)(iii) of the Bank Program Agreement and requires MW to purchase certain Accounts and related Indebtedness thereunder (but does not terminate the Bank Program Agreement), MW (or its designee) simultaneously shall purchase from MWCC, and MWCC shall sell, (i) any Participated Monogram Indebtedness related to such Accounts, (ii) Non-Converted Accounts, Non-Converted Indebtedness, Purchased Monogram Accounts, and Purchased Monogram Indebtedness that would have qualified as Divestiture-Related Accounts and Indebtedness thereon to be so purchased if they were owned by Monogram (as defined in and determined with respect to geographic limitations and use at retail Store locations in accordance with the Bank Program Agreement and as though Monogram followed MWCC's Accounting Practices), and (iii) subject to the MWCC Signature License, such portion of the MWCC Customer List relating to the Accounts and Indebtedness so purchased, all for the Divesture-Related Indebtedness Purchase Price.

              (2) If the Bank Program Agreement terminates pursuant to SECTION 5.14(3)(iii) thereof because the Aggregate Cardholders' Balance is less than $250,000,000, this Agreement shall terminate simultaneously and, if MW purchases certain Accounts and Indebtedness from Monogram pursuant to Section 5.14(3)(iii) of the Bank Program Agreement, MW simultaneously shall purchase from MWCC: (x) all Accounts and Indebtedness that MW would be required to purchase under SUBSECTION (1) above in connection with said divestiture for the Divestiture-Related Indebtedness Purchase Price, (y) subject to all rights granted to the Signature Companies under the MWCC Signature License, the MWCC Customer List, and (z) all other Accounts and Indebtedness owned by MWCC or MWCC Assignees on such date for the MWCC Net Receivable Balance therefor. Upon purchase under this subsection, MW or its designee shall thereupon own all Accounts and Indebtedness so purchased and, subject to all rights of the Signature Companies under the MWCC Signature License, the MWCC Customer List and MW shall have the rights it would have under

SECTION 15.2(2)(ii) (which rights shall be exercised in accordance with procedures reasonably agreed to by the parties).

              (3) Any transfer under subsections (1) or (2) above shall occur subject to the rights set forth in the first sentence of the last paragraph of
SECTION 15.2(2)(i).

              (4) It is agreed that in the event that Monogram exercises its rights to issue replacement and/or substitute credit cards pursuant to SECTION 5.14(3)(iii) or SECTION 5.14(4)(ii) of the Bank Program Agreement to Cardholders obligated in respect of Participated Monogram Indebtedness, such Indebtedness shall become indebtedness on the accounts accessed by such replacement and/or substitute credit cards and no longer shall constitute Indebtedness hereunder.

    5.15. MW MONTHLY PAYMENT AMOUNT. On the last day of each Fiscal Month during the term of this Agreement, MWCC shall pay to MW, for the preceding Fiscal Month, an amount equal to the product of (i) the Monthly Payment Percentage, MULTIPLIED BY (ii) the amount of Indebtedness on Accounts (other than Non-Converted Accounts) that, for Fiscal 1996 only, become Section 4 1996 Net Defaulted Indebtedness and Starter Card Account 1996 Net Defaulted Indebtedness and, for Fiscal Year 1997 and thereafter, Section 4 Net Defaulted Indebtedness and Starter Card Account Net Defaulted Indebtedness during the preceding Fiscal Month (each such amount being referred to as the "MW Monthly Payment Amount"); provided, however, that, on December 23, 1996, MWCC shall pay MW (a) the MW Monthly Payment Amounts for the period from the effective date of this Agreement through and including the last date of the Fiscal Month of November 1996, and (b) an estimate of the Monthly Payment Amount for the Fiscal Month of December 1996. The payments specified in the preceding proviso shall be made by MWCC on December 23, 1996 by netting such amounts from obligations owed by MW in accordance with SECTION 4.7 hereof. With respect to the estimated amount for the Fiscal Month of December 1996, the actual amount shall be calculated in January 1997 and any adjusting payment shall be made on January 31, 1997.

    5.16. THE LICENSED MARKS.

         (1) GRANT. During the License Term (as defined in subsection (5) below):

              (a) MW hereby grants to MWCC, and MWCC accepts, the non-exclusive, non-royalty bearing right and license to use the Licensed Marks in the United States of America and elsewhere as provided in this Agreement, upon the terms and conditions hereinafter set forth. Such license includes the rights to sublicense, subcontract and/or assign to the


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    extent provided herein and/or with MW's prior written consent.

              (b) MW hereby reaffirms its grant to MWCC of the right to use Montgomery Ward Credit Corporation as its corporate name provided MWCC engages solely in the Permitted Businesses.

              (c) If MW adopts a trademark, trade name, service mark, logo or other proprietary mark which is used by MW or an Authorized Affiliate in connection with the operation of, or retail sales at, Stores but which is not listed on SCHEDULE 5.16 hereto (a "New Mark") and MWCC requests that such New Mark be added to SCHEDULE 5.16 and licensed hereunder, MW shall not unreasonably fail to do so, and such New Mark shall be added to
    SCHEDULE 5.16 by amendment of this Agreement.

         (2) PERMITTED USES. MWCC and its permitted sublicensees, subcontractors and assignees may use the Licensed Marks solely in connection with the creation, establishment, marketing and administration of, and the provision of services related to, the Program, Accounts and/or Indebtedness, all as provided herein and, to the extent MWCC has rights therein in connection with the Program, including with respect to both Old Indebtedness and New Indebtedness (collectively, the "Permitted Businesses"). The Permitted Businesses shall include, without limitation, the solicitation of Cardholders and potential Cardholders, acceptance of Credit Applications, the issuance and reissuance of Credit Cards, the provision of accounting services to Cardholders, the provision of Billing Statements and other correspondence relating to Accounts to Cardholders, the extension of credit to Cardholders, and the advertisement and/or promotion of the Program.

         (3) RESTRICTIONS AND QUALITY CONTROLS. MWCC's right to use the Licensed Marks shall be subject to the following conditions and restrictions:

              (a) All displays of the Licensed Marks shall conform to standards set by MW from time to time for its own displays of the Licensed Marks. MW shall have the unilateral right, at its sole discretion, to amend SCHEDULE 5.16 by substituting a modified logo if such modified logo is adopted by MW for all or a substantial portion of its own business. If this occurs, MW shall have the right to require MWCC to substitute the amended logo form for the prior logo form effective on a date at least 180 days after the date MW notifies MWCC of the change, provided that MWCC's out-of-pocket costs shall be borne as agreed by the parties.


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              (b)  MWCC shall include all notices and legends with respect to the Licensed Marks as are or may be required by applicable federal, state and local trademark laws which may be reasonably requested by MW.

              (c) MWCC shall at no time adopt or use, without MW's prior written consent, any variation of the Licensed Marks or any word or mark similar to or likely to be confused with the Licensed Marks.

              (d) To the extent that MWCC and its permitted sublicensees, subcontractors and assigns are permitted to originate their own advertising and promotional materials hereunder, and if any of them do so, the originator shall prior to first publication of each such piece submit same to MW for approval as to form of Licensed Mark usage. Such approval shall not be unreasonably withheld and shall be deemed to have been given unless written notice of disapproval shall be given by MW to MWCC within thirty
    (30) business days of receipt of such submission.

              (e) MWCC shall conduct the Permitted Businesses in accordance with this Agreement. MW shall have inspection rights, and compliance deficiencies shall be remedied, as provided herein.

              (f) MWCC shall conduct the Permitted Businesses in a dignified manner, consistent with and enhancing the general reputation of the Licensed Marks and MW, and in accordance with good trademark practice.

              (g) MWCC shall not do anything or commit any act which might materially prejudice or adversely affect the validity of the Licensed Marks or MW's ownership thereof (it being understood that the collection of Accounts in accordance with applicable debt collection laws, the sending of adverse action letters, and the legally required or MW approved (both substance and the language) changing of terms of Accounts do not prejudice or adversely affect the validity of the Licensed Marks or MW's ownership thereof).

              (h) MWCC shall, during the term of this Agreement and after termination hereof, execute such documents as MW may request from time to time to ensure that all right, title and interest in and to the Licensed Marks reside in MW.

              (i) Notwithstanding any other provision in this Agreement to the contrary, MWCC shall not be required to obtain MW's approval of billing and collection forms, notices, letters, telephone routines, or other communica-


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    tions in which the only use of the Licensed Marks is the use thereof in text to identify the Program and/or the Credit Card, to identify the names of Stores that accept Credit Cards, and/or to describe transactions financed under the Credit Cards, provided that MWCC in no event shall use the Licensed Marks in a manner which adversely affects the goodwill associated with the Licensed Marks (it again being understood that communications in accordance with applicable debt collection laws, adverse action letters, and the legally required (both substance and the language) or MW approved changes in the terms of Accounts do not adversely affect goodwill).

              (j) Except as otherwise provided herein, once materials bearing the Licensed Marks have been approved (or deemed approved) by MW, MWCC may use its existing stock of such materials, except that MW may require that MWCC cease use of such existing stock if MW pays for the replacement thereof.

         (4) OWNERSHIP. MWCC hereby acknowledges MW's exclusive right, title and interest in and to the Licensed Marks and MW's exclusive right to use and license the use of the Licensed Marks. Any and all goodwill arising from use of the Licensed Marks under this Agreement shall inure solely to the benefit of MW. MWCC agrees not to claim any title to the Licensed Marks or any right to use the Licensed Marks except as permitted by this Agreement. In particular, MWCC agrees that it will not assert that any failure of MW to set standards for, or police MWCC's use of, the Licensed Marks results in an abandonment of MW's rights in the Licensed Marks. MWCC shall not directly or indirectly question, attack, contest or, in any other manner, impugn the validity of the Licensed Marks or MW's rights in and to the Licensed Marks, or the license herein granted, including, without limitation thereto, in any action in which enforcement of any provision of this Agreement is sought; nor shall MWCC willingly become a party adverse to MW in litigation in which a third party is contesting the validity of the Licensed Marks or MW's rights in and to the Licensed Marks.

         (5)  LICENSE TERM. (a)   The license granted in this Section 5.16
shall terminate upon the later of (i) the termination of this Agreement, or (ii) the date on which, after deducting the portion thereof that is Section 4 Defaulted Indebtedness or Starter Card Account Defaulted Indebtedness, the aggregate of Non-Converted Indebtedness, Purchased Monogram Indebtedness and Participated Monogram Indebtedness is zero (the time from the date hereof to the later such date being referred to as the "License Term"). Upon expiration of the License Term, (a) all rights of MWCC with respect to the Licensed Marks shall terminate and revert to MW, (b) MWCC shall immediately


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discontinue use of the Licensed Marks and (c) MWCC shall promptly commence and diligently pursue such actions as may be necessary to delete "Montgomery Ward" from its name. The foregoing notwithstanding, it is understood that in no event shall the termination of this Agreement affect the rights of MWCC (or any authorized purchaser of Accounts and/or Indebtedness) to utilize the Licensed Marks in connection with the collection of Indebtedness.

         (6) INFRINGEMENT. (a) MWCC shall notify MW promptly of any infringements, imitations or unauthorized use of the Licensed Marks by any credit provider(s) (collectively, "Infringements") of which MWCC becomes aware. MW shall take such steps as it deems reasonable in the circumstances to abate such Infringements. Except as provided below, MW shall have the sole right, at its expense, to bring any action on account of any infringements, and MWCC shall cooperate with MW as MW may request (and at MW's expense), in connection with any such action reasonably brought by MW. MW may settle infringements at its sole discretion (but shall use best efforts not to settle in a manner that conflicts with MWCC's rights hereunder, and may retain any and all resulting damages and/or other compensation paid by the infringer(s). If MW does not undertake appropriate steps to abate an Infringement within ninety (90) calendar days after notice thereof from MWCC, MWCC may prosecute the same, at its expense, provided that no settlement shall be made without the prior written approval of MW. MWCC shall advise MW periodically of the status of such action and promptly of any material developments. MW reserves the right to participate at any time in such proceedings. In the event that any damage, settlement and/or compensation are paid in connection with any such action brought by MWCC, MWCC shall first retain an amount reimbursing its expenses, any remaining amount shall be divided equally between MW and MWCC.

              (b) MW shall have the sole right, at its expense, to defend and settle any action that may be commenced against MW or MWCC alleging that use of the Licensed Marks infringe any rights of others. In such event, MWCC shall, at the reasonable direction of MW, promptly discontinue its use of the Licensed Marks alleged to infringe rights of others. If MW does not give notice to MWCC of its intent to defend or settle such action against MWCC or affecting MWCC's use of the Licensed Marks within ninety (90) calendar days after notice thereof from MWCC, MWCC may defend the same, at its expense, provided that no settlement shall be made without the prior written approval of MW. MWCC shall advise MW periodically of the status of such action and promptly of any material developments. MW reserves the right to participate at any time in such proceedings. It is understood that nothing in this Section 5.16(6)(b) is intended to limit or


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otherwise modify MW's indemnification obligation under SECTION 5.16(7)(a)
hereof.

         (7) INDEMNIFICATION. In addition to and without limiting any indemnifications specified under Section 11 hereof:

              (a) MW, at its expense, shall defend and indemnify and save and hold harmless MWCC, MWCC's Assignees and Affiliates, the employees, officers, directors, shareholders, partners, attorneys and agents of MWCC and MWCC's Assignees and Affiliates, and all of the respective heirs, legal representatives, successors and permitted assigns of the foregoing from and against any and all liabilities, claims, causes of action, suits, damages and expenses, including reasonable attorneys' fees and expenses, which MWCC, MWCC's Assignees or Affiliates or each of the above described Persons becomes liable for, or may incur or be compelled to pay by reason of claims that MWCC's, MWCC's Assignees or Affiliates' or each of the above described Persons' use of the Licensed Marks in accordance with this Agreement violates any rights of the claimant except claims subject to subsection (b) below or Section 11.2 hereof.

              (b) MWCC, at its expense, shall defend and indemnify and save and hold harmless MW, MW's Affiliates and Authorized Licensees, the employees, officers, directors, shareholders, partners, attorneys and agents of MW and MW's Affiliates, and all of the respective heirs, legal representatives, successors and permitted assigns of the foregoing from and against any and all liabilities, claims, causes of action, suits, damages and expenses, including reasonable attorneys' fees and expenses, which such Persons become liable for, or may incur or be compelled to pay by reason of claims arising from any use of the Licensed Marks, whether by MWCC or its permitted subcontractors and sublicensees, except claims subject to subsection (a) above or SECTION 11.1 hereof.

         (8) MATERIAL FURNISHED BY MW. MW shall cooperate with MWCC in furnishing art work, photographs, drawings, samples, graphics requirements and other such materials relating to the Licensed Marks which may reasonably be requested by MWCC, the cost of which shall be borne as agreed by the parties.

6.  CONDITIONS PRECEDENT

    6.1. CONDITIONS TO MWCC'S OBLIGATIONS. Notwithstanding any other provision of this Agreement, MWCC shall have no obligation or liability hereunder unless and until MWCC shall have waived or received (which MWCC shall acknowledge in writing to MW if so


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


waived or received), in form and substance reasonably satisfactory to MWCC, on or before the Closing Date:

         (1)  [SECTION INTENTIONALLY OMITTED].

         (2)  [SECTION INTENTIONALLY OMITTED].

         (3) A favorable opinion of counsel to MW, dated as of the Closing Date, substantially in the form annexed hereto as SCHEDULE 6.1(3).

         (4) Resolutions of MW's Board of Directors, certified by the secretary or assistant secretary of MW, dated as of the Closing Date, to be duly adopted and in full force and effect, authorizing (i) the execution, delivery and performance of this Agreement and all documents executed and to be executed pursuant hereto, and (ii) specific officers to execute and deliver this Agreement and all other related documents and instruments.

         (5)  [SECTION INTENTIONALLY OMITTED].

         (6)  [SECTION INTENTIONALLY OMITTED].

         (7)  [SECTION INTENTIONALLY OMITTED].

         (8)  [SECTION INTENTIONALLY OMITTED].

         (9) Certificate of the secretary or assistant secretary of MW, dated as of the Closing Date, as to incumbency and signatures of the officers of MW, together with evidence of the incumbency of such secretary or assistant secretary.

         (10) [SECTION INTENTIONALLY OMITTED].

         (11) [SECTION INTENTIONALLY OMITTED].

         (12) Evidence that the Bank Program Agreement has been executed by MW and is, or upon the effectiveness of this Agreement will be, effective.

         (13) Evidence that (i) the letter agreement specified in Section 5.5(1) between the Signature Companies and MWCC relating to certain charges in respect of credit insurance and (ii) the letter agreement among the Signature Companies, MW, MWCC and Monogram relating to certain of their respective obligations to each other, both have been fully executed.

    6.2. CONDITIONS TO MW'S OBLIGATIONS. Notwithstanding any other provision of this Agreement, MW shall have no obligation or liability hereunder unless and until MW shall have waived or received (which MW shall acknowledge in writing to MWCC if so


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


waived or received), in form and substance reasonably satisfactory to MWCC, on or before the Closing Date:

         (1) A favorable opinion of counsel to MWCC and GE Capital opining as to MWCC and GE Capital, dated as of the Closing Date, substantially in the form annexed as Schedule 6.2(1).

         (2)  [SECTION INTENTIONALLY OMITTED].

         (3) Resolution of MWCC's Board of Directors, certified by the secretary or assistant secretary of MWCC, dated as of the Closing Date, to be duly adopted and in full force and effect, authorizing (i) the execution, delivery and performance of this Agreement and all documents executed and to be executed pursuant hereto, and (ii) specific officers to execute and deliver this Agreement and all other related documents and instruments.

         (4) Resolutions generally authorizing the execution, delivery and performance of guaranties, as contained in minutes certified by an attesting secretary of GE Capital, and evidence that the Person executing and delivering the Account-Related Agreement Guaranty on behalf of GE Capital is authorized to do so.

         (5) Certificates of the secretary or assistant secretary of MWCC and GE Capital, respectively, dated as of the Closing Date, as to the incumbency and signatures of the officers of MWCC and GE Capital, together with evidence of the incumbency of such secretary or assistant secretary.

         (6) Evidence that the letter agreement among the Signature Companies, MW, MWCC and Monogram relating to certain of their respective obligations to each other has been fully executed.

    6.3. [SECTION INTENTIONALLY OMITTED].

    6.4. [SECTION INTENTIONALLY OMITTED].

7.  SECURITY AND ACCESS TO DATA

    7.1. SECURITY INTEREST.

         (1) The parties hereto intend and agree that MW shall have no right, title or interest in or to Accounts, Indebtedness and/or Account Documentation (for the avoidance of doubt, whether owned by MWCC or any of its Affiliates) and/or any of the proceeds of any of the foregoing, except for those Accounts, Indebtedness and Account Documentation, if any, specified in SECTION 7.1(2) hereof. Against the possibility that, despite


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


such agreement and intentions of the parties, MW is found to have some right, title or interest in or to Accounts, Indebtedness or Account Documentation or any of the proceeds of any of the foregoing except to the extent specified in
SECTION 7.1(2) hereof, and to provide MWCC with further assurance, secure MWCC's rights under the Program (including any right to collect Accounts and Indebtedness hereunder), and secure payment and/or performance of all of MW's Obligations, MW hereby grants, and continues, to MWCC a present and continuing security interest (subject to no other Liens caused by or arising from the acts or omissions, whether direct or indirect, of MW, its Affiliates and/or Authorized Licensees) in and to the following property or interests in property of MW, whether now existing or hereafter created or acquired: (a) all Accounts and Indebtedness; (b) all Account Documentation; and (c) all proceeds of any of the foregoing.

         (2) To secure MWCC's rights under the Program (including any right to collect and keep and have paid over to it, Recoveries on (a) accounts owned by MW in connection with Section 4.5 of the Original Account Purchase Agreement,
(b) Indemnified 1996 Net Defaulted Indebtedness and (c) Indemnified 1996 Starter Card Net Defaulted Indebtedness), and secure payment and/or performance of all of MW's Obligations, MW hereby grants, and continues, to MWCC a present and continuing security interest (subject to no other Liens caused by or arising from the acts or omissions, whether direct or indirect, of MW, its Affiliates and/or Authorized Licensees) in and to the following property or interests in property of MW, whether now existing or hereafter created or acquired: (a) all accounts owned by MW in connection with Section 4.5 of the Original Account Purchase Agreement, (b) all Indemnified 1996 Net Defaulted Indebtedness, (c) all Indemnified 1996 Starter Card Net Defaulted Indebtedness, (d) all Account Documentation (including as defined under the Original Account Purchase Agreement) relating to the foregoing; and (e) all proceeds of any of the foregoing.

         (3) The parties hereto intend and agree that MW shall have no title to, or ownership of, deposits, credit balances and/or reserves on the books of MWCC, Monogram or their respective Affiliates relative to the Program, this Agreement or the Bank Program Agreement (whether such reserves are held by such Person on its own behalf or for the benefit of an Affiliate) and/or any of the proceeds of any of the foregoing, except such right and interest in or to any of the foregoing as expressly provided herein or in the Bank Program Agreement. Against the possibility that, despite such agreement and intentions of the parties, MW is found to have an ownership interest in or to such deposits, credit balances and/or reserves or any of the proceeds of any of the foregoing, and to provide MWCC with further assurance, secure MWCC's rights against MW and its Affiliates


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

under the Program (including any right to collect Accounts and Indebtedness hereunder), and secure payment and/or performance of all of MW's Obligations, MW hereby grants, and continues, to MWCC a present and continuing security interest (subject to no other Liens caused by or arising from the acts or omissions, whether direct or indirect, of MW, its Affiliates and/or Authorized Licensees) in and to the following property or interests in property of MW, whether now existing or hereafter created or acquired: (a) all deposits, credit balances and/or reserves on the books of MWCC, Monogram or any of their respective Affiliates relative to the Program, this Agreement or the Bank Program Agreement (whether such reserves are held by such Person on its own behalf or for the benefit of an Affiliate) including, without limitation, the Credit Promotions Account, Liquidation Account and Protection Account (all as defined in the Bank Program Agreement), the MWCC Payment Reserve Account described in SECTION 7.1A(2) hereof and any amounts held by Monogram for transmission to MWCC; and
(b) all proceeds of any of the foregoing.

         (4) The parties hereto intend and agree that MW shall have no right, title or interest in or to returned and/or repossessed Merchandise, to the extent such Merchandise was purchased on an Account and MWCC, Monogram, MWCC Assignees and/or Assignees (as defined in the Bank Program Agreement) have not been paid by MW with respect thereto and/or any of the proceeds of any of the foregoing. Against the possibility that, despite such agreement and intentions of the parties, MW is found to have some right, title or interest in or to such returned and/or repossessed Merchandise or any of the proceeds of any of the foregoing, and to provide MWCC with further assurance, secure MWCC's rights under the Program (including any right to collect Accounts and Indebtedness hereunder), and secure payment and/or performance of all of MW's Obligations, MW hereby grants, and continues, to MWCC a present and continuing security interest (subject to no other Liens caused by or arising from the acts or omissions, whether direct or indirect, of MW, its Affiliates and/or Authorized Licensees) in and to the following property or interests in property of MW, whether now existing or hereafter created or acquired: (a) returned and/or repossessed Merchandise, to the extent such Merchandise was purchased on an Account and MWCC, Monogram, MWCC Assignees and/or Assignees (as defined in the Bank Program Agreement) have not been paid by MW with respect thereto; and (b) all proceeds of any of the foregoing.

         (5) MW agrees to cooperate fully with MWCC in order to give effect to the security interest granted in this SECTION 7.1 including, without limitation, the filing of UCC-1s or comparable statements in order to perfect and continue such security interest, notifying MWCC as to its knowledge of any Liens or purported Liens held or asserted by Persons other than MWCC or


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

its Affiliates and the obtaining of such releases and agreements from its creditors as MWCC may require in its sole discretion.

         7.1A  MONTHLY PAYMENT OBLIGATION; MWCC PAYMENT RESERVE ACCOUNT.

         (1) On the last Thursday of the Fiscal Month of January 1997 and the last Thursday of each Fiscal Month thereafter during the Monthly Payment Period, MW shall pay to MWCC in cash the amount of the Monthly Payment Obligation. Such amount when paid shall be the property of MWCC and applied by MWCC to any amounts then due and owing to MWCC from MW and any remainder (the "MWCC Payment Reserve Amount") shall be credited to the MWCC Payment Reserve Account as provided in SECTION 7.1A(2) below.

         (2) (i) With respect to each Fiscal Year during the Monthly Payment Period, MWCC monthly shall credit to a non-segregated reserve account established for each Fiscal Year by MWCC on its books (collectively, the "MWCC Payment Reserve Account"): (a) the MWCC Payment Reserve Amount specified in
SECTION 7.1A(1) and (b) amounts paid MWCC by Monogram under Section 3.8 of the Bank Program Agreement in that Fiscal Year.

            (ii) Any contrary provision of this Agreement notwithstanding, at all times during the Monthly Payment Period, (a) the amounts of all payments due to MW from MWCC under Sections 5.5(7) and 5.15 shall be credited to the MWCC Payment Reserve Account on the payment due date rather than paid to MW in cash, and (b) MW shall have no obligations to make in cash (x) any payments due to MWCC from MW under Sections 4.7(2) or 4A.3, and (y) any interest when due on Seller Notes, Seller Recourse Notes, the MW 1996 Note and/or the MW Continuation Note and, instead, the amounts of such payments described in this subsection
(ii) shall be debited to the MWCC Payment Reserve Account on the payment due dates, which debiting may reduce the balance of the MWCC Payment Reserve Account to a debit balance. In the event a debit balance exists, amounts that would otherwise be credited to the MWCC Payment Reserve Account shall be applied to the unpaid Obligation that would have been paid out of the MWCC Payment Reserve Account so as to satisfy the unpaid Obligation and any remaining amount shall be credited to the MWCC Payment Reserve Account, except that if there is a debit balance on February 28th of any year with respect to such reserve for the previous Fiscal Year, that amount shall be paid as specified below.

           (iii) On December 31, 1997, MWCC shall debit the MWCC Payment Reserve Account with respect to Fiscal Year 1997 for any unpaid portion of the Three Million Dollars ($3,000,000) payable to MWCC pursuant to the Letter Agreement.


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

            (iv) On February 28, 1998 and each February 28th thereafter if there is a balance in the MWCC Payment Reserve Account for the preceding Fiscal Year, MWCC shall calculate the balance in the MWCC Payment Reserve Account for the preceding Fiscal Year (or partial Fiscal Year). If said balance is a credit balance, MWCC on that date shall pay an amount equal to such balance to MW, debiting the MWCC Payment Reserve Account for that Fiscal Year for the amount so paid. If said balance is a debit balance, MW on that date shall pay an amount equal to such balance to MWCC for application to the unpaid Obligation of MW for that Fiscal Year. Such calculation and payment shall not affect the MWCC Payment Reserve Account for the then-current Fiscal Year. The foregoing notwithstanding, it is acknowledged and agreed that, if this Agreement terminates prior to the expiration of the Monthly Payment Period, MWCC shall calculate the balance(s) in such MWCC Payment Reserve Account(s) within sixty
(60) days after the effective date of termination. If said balance(s) is a credit balance(s), MWCC on that date shall pay an amount equal to such balance(s) to MW, debiting the MWCC Payment Reserve Account(s), as appropriate, for the amount so paid; PROVIDED that (a) if this Agreement terminates during the Monthly Payment Period other than as a result of an MW Event of Default or an MWCC Event of Default and MW does not both (i) exercise its right to purchase all of the Accounts and Indebtedness and consummate such purchase in accordance with this Agreement and (ii) satisfy all Obligations accrued through the effective date of termination, MWCC shall have no obligation to pay such amount(s) to MW until the later of (x) satisfaction by MW of all Obligations accrued through the effective date of termination and (y) the date 180 days after the effective date of termination; and (b) if this Agreement terminates during the Monthly Payment Period as a result of an MW Event of Default, MWCC shall have no obligation to pay such amount(s) to MW until all Obligations and contingent Obligations owed by MW to MWCC and/or its Affiliates have been satisfied (except that if, on the date two (2) years after the effective date of termination, there are no accrued Obligations MWCC shall pay such credit balance(s) to MW on such date and, if there are accrued Obligations, MWCC shall pay such credit balances to MW on the date upon which they are satisfied). If said balance(s) is a debit balance(s), MW on that date shall pay an amount equal to such balance(s) to MWCC for application to the unpaid Obligation of MW. It is further acknowledged and agreed, for the avoidance of doubt, that, upon any termination of this Agreement prior to expiration of the Monthly Payment Period, MWCC may debit the MWCC Payment Reserve Account for the amount (or any portion of the amount) of any unpaid Obligation of MW and, upon such debiting, said Obligation shall be deemed satisfied to the extent of the amount debited and any remaining unpaid amount of such Obligation shall be paid by MW in cash).


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

            (v)    MW shall have no ownership interest in or to the MWCC
Payment Reserve Account and, except as provided in SECTION 7.1A(2)(iv), MW shall have no right or interest in or to the MWCC Payment Reserve Account. MW shall not receive any interest or profit on or in respect of the balances of the MWCC Payment Reserve Account.

    7.2. RETURNS OF MERCHANDISE. MW shall, and shall cause its Authorized Affiliates and Authorized Licensees to, notify MWCC, as soon as reasonably practical (and with sufficient detail to credit the applicable amounts), of all credits granted to Cardholders with respect to returned Merchandise that gave rise to Non-Converted Indebtedness and Purchased Monogram Indebtedness. MW will pay (or will cause the appropriate Authorized Affiliate or Authorized Licensee to pay) the amount of such credit to MWCC within thirty (30) days after the issuance of such credit.

    7.3. NOTICES TO MWCC. MW shall (and shall (i) cause Authorized Affiliates to and (ii) use best efforts to cause Authorized Licensees to) use best efforts to promptly furnish to, or inform MWCC of, all material information known to any of them relating to the collectability of Non-Converted Indebtedness and Purchased Monogram Indebtedness, any changes of address of Cardholders obligated in respect of Non-Converted Indebtedness and Purchased Monogram Indebtedness, and notices of filings under the Bankruptcy Code with respect to such Cardholders.

    7.4. FURTHER ASSURANCES. In addition to the undertakings specifically provided for in this Agreement, MW and MWCC shall each do all other things and sign and deliver all other documents and instruments reasonably requested by the other to perfect, protect, maintain and help enforce the Lien of MWCC and the priority of such Lien, and all other rights granted pursuant to this Agreement. Such acts shall include, without limitation, the filing of financing statements, amendments, and termination statements under the Code relating to such Accounts and Indebtedness; and the delivery of any MWCC Account Documentation (including, without limitation, computer tapes) the physical possession of which MWCC requires in connection with the ownership, collection and enforcement of thereof. If MW fails to do so within ten (10) Business Days after request, MW irrevocably authorizes MWCC to execute alone any financing statement or any other document or instrument which may be required to perfect or protect the Lien granted to MWCC pursuant to this Agreement, and authorizes MWCC to sign MW's name on the same.

    7.5. ATTORNEY-IN-FACT. MW appoints (and shall (i) cause each Authorized Affiliate to appoint and (ii) use best efforts to cause Authorized Licensees to appoint) MWCC or MWCC's designee as its attorney-in-fact to (a) endorse MW's name on any checks,


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notes, acceptances, money orders, drafts, or other forms of payment of or security for any Account or Indebtedness owned by MWCC, (b) to sign its name(s) on any notices to any Cardholder in connection with the collection of Indebtedness, (c) to send requests for verification of any Account or Indebtedness to Cardholders, (d) to sue Cardholders for the collection of Indebtedness and (e) to do all things necessary to carry out or enforce the obligations of Cardholders and to preserve MWCC's Lien in and to Accounts and Indebtedness. This power, being coupled with an interest, is irrevocable until there shall no longer be any Indebtedness owned by MWCC or Accounts and Indebtedness purchased by MW pursuant to Section 4.5 of the Original Account Purchase Agreement or SCHEDULE 4.2 hereto with respect to which MWCC is entitled to Recoveries. MWCC (or its designee) shall, in exercising such power of attorney-in-fact, comply with all governmental laws, rules and regulations, act so as not to injure or adversely affect MW's business or reputation (it being understood that the collection of Accounts in accordance with applicable debt collection laws, the sending of adverse action letters, and the legally required or MW approved changes of Account terms do not injure or adversely affect such businesses or reputations), and be responsible for all obligations and liabilities arising out of the actions so taken. MWCC may appoint GE Capital and/or its Affiliates to carry out in MW's name the tasks in this Section.

    7.6. CONTINUED LIABILITY.  Anything herein to the contrary notwithstanding,
(a) MW, its Authorized Affiliates and Authorized Licensees shall remain liable under any contracts and agreements with any Cardholder that relate to the Merchandise sold (as opposed to the Credit Agreement, Account, or Indebtedness), and to the extent set forth therein to perform all of their duties and obligations pursuant thereto to the same extent as if this Agreement and the Bank Program Agreement had not been executed; (b) the exercise by MWCC of any rights pursuant to this Agreement shall not release MW or its Authorized Affiliates or Authorized Licensees from any of such duties or obligations under the contracts and agreements; and (c) except to the extent specifically set forth herein, MWCC shall not have any obligation or liability with respect to any Merchandise by reason of this Agreement or the Bank Program Agreement nor shall MWCC be obligated to perform any of the obligations or duties of MW pursuant to this Agreement.

    7.7. OTHER PARTY MAY PERFORM. If either MW or MWCC fails to perform any of its duties or obligations contained herein and such failure has remained unremedied for a period of fifteen (15) days after notice to it from the other party, or if such failure is not reasonably susceptible of being cured within such fifteen (15) day period, if it fails to commence to cure such failure within such fifteen (15) day period and diligently proceed to


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cure thereafter, the other party may itself perform, or cause performance of, such duties or obligations, and the reasonably incurred expenses of the performing party incurred in connection therewith shall be payable by the other party on demand.

    7.8. RECEIPT OF PAYMENTS. The primary and exclusive right to effect collection of Indebtedness shall be vested in MWCC and its Affiliates and they may, at any time, in their sole discretion, subject to the proviso below, notify Cardholders to make payments directly to them in accordance with their instructions, provided that MWCC shall permit during the term of this Agreement Cardholders to make In-Store Payments at all times prior to the earliest of (a) occurrence of a MW Default, (b) such time as MWCC has a reasonable basis for believing a MW Default is likely to occur or (c) MWCC reasonably concludes that continued acceptance of In-Store Payments raises concerns regarding Monogram's safety and soundness or other legal concerns.

    7.9. ACCESS TO DATA BY MWCC. In addition to the other rights set forth in this Agreement, MWCC (by any of its officers, employees, designees and/or agents) shall have the right, during normal business hours, in such a manner as to minimize interference with MW's normal business operations, to examine, audit, inspect and make extracts from all of the data, records, files, and books of account including, without limitation, non-financial information under the control of MW relating to Purchased Monogram Accounts, Non-Converted Accounts, MWCC Cardholders, Purchased Monogram Indebtedness and Non-Converted Indebtedness; and MW shall use its best efforts to facilitate MWCC's exercise of such right, including the assignment of such personnel of MW for the assistance of MWCC as MWCC shall reasonably request. MW shall deliver any document or instrument necessary for MWCC to obtain such information from any Person maintaining records for MW. Except as otherwise specifically provided in this Agreement, the party reviewing or copying such information shall do so at its own expense.

    7.10. ACCESS TO DATA BY MW. In addition to the other rights set forth in this Agreement (e.g., MW's rights pursuant to SECTION 5.7 hereof), MW (by any of its officers, employees, designees, and/or agents) shall have the right, during normal business hours, in such a manner as to minimize interference with MWCC's normal business operations, to examine, audit, inspect, copy and make extracts from all of the data, records, files and books of account under the control of MWCC relating to Purchased Monogram Accounts, Non-Converted Accounts, MWCC Cardholders, Purchased Monogram Indebtedness and Non-Converted Indebtedness; and MWCC shall use its best efforts to facilitate MW's exercise of such rights, including the assignment of such personnel of MWCC for the assistance of MW as MW shall reasonably request. MWCC shall deliver any document or instrument necessary for MW to


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obtain such information from any Person maintaining records for MWCC.  Except as otherwise specifically provided in this Agreement (e.g., MW's access to information pursuant to SECTION 5.7 at no expense to MW), the party reviewing or copying such information shall do so at its own expense.

    7.11. AUDIT OF INFORMATION. MW's and MWCC's right to audit information as provided in SECTIONS 7.9 and 7.10 hereof shall include the right to audit information necessary to determine if payments, credits, calculations or allocations made by either of them pursuant to this Agreement were accurate. If a party does not object in writing to the other party respecting any calculation or with respect to the amount of any payment, credit or allocation made under such sections within twenty-four (24) months after the date of such payment, credit, calculation or allocation, the calculation or the amount of such payment, credit or allocation shall be final. Each party shall maintain for a period of at least three (3) years, or any longer period as provided herein or during which an item is being contested, information reasonably sufficient for the other to perform such audits.

    7.12. [SECTION INTENTIONALLY OMITTED].

8.  REPRESENTATIONS AND WARRANTIES OF MW

    MW makes the following representations and warranties to MWCC as set forth below in this SECTION 8 as of the date hereof. Each and all of such representations and warranties shall survive the execution and delivery of this Agreement as long as a claim may be made, except for those set forth in
SECTION 8.5, which shall only survive to the extent MWCC gives MW written notice of any misrepresentation or breach of warranty (specifying in reasonable detail the basis thereof) on or before fifteen (15) months after the date hereof. Each and all of such representations and warranties which are set forth in SECTIONS 8.1(a), 8.1(b), 8.1(c), 8.1(d), 8.2(b), 8.2(c),
8.2(d), 8.4, 8.6, and 8.9 shall be deemed to be restated and remade ("Remade MW Representations and Warranties") on each date during the term of this Agreement on which MWCC is required to fulfill its obligations hereunder, including, but not limited to, payments under SECTION 4.8 hereof. Notwithstanding anything to the contrary contained in this Agreement, except for the representations and warranties set forth in SECTION 8.9, in no event shall MW be liable (by way of indemnification or otherwise) for any misrepresentation or breach of warranty, to be read without limitation as to materiality for the purposes of this sentence, until the aggregate amount
recoverable under this Agreement on account thereof exceeds [       ]*, and
then only to the extent of the excess of such

*Confidential treatment has been requested with respect to this information.

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aggregate amount recoverable over [       ]*.

    8.1. CORPORATE EXISTENCE. MW (a) is a corporation duly organized, validly existing, and in good standing under the laws of the State of Illinois, or such other state in which it may be incorporated, (b) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, except where failure to be so qualified will not have a material adverse effect on the business, operations, property, or financial condition of MW, the Accounts or the Indebtedness (such Accounts and Indebtedness taken as a whole), MWCC's Lien in and to the Accounts and Indebtedness (such Accounts and Indebtedness taken as a whole), or the priority of such Lien, (c) has the requisite corporate power and authority to own, pledge, mortgage, or otherwise encumber and operate its properties, to lease the properties it operates under lease, and to conduct its business as now, heretofore, and proposed to be conducted, (d) has all material licenses, permits, consents, or approvals from or by, and has made all necessary filings with, and has given all necessary notices to, all governmental authorities having jurisdiction, to the extent required for such ownership, operation, and conduct, except where failure to obtain such licenses, permits, consents, or approvals, or to make such filings or give such notices, does not have a material adverse effect on the business, operations, property, or financial condition of MW, or the Accounts or Indebtedness (such Accounts and Indebtedness taken as a whole), and (e) is in compliance with its certificate of incorporation and by-laws.

    8.2. EXECUTIVE OFFICES AND STORES. (a) The chief executive office of MW is at 619 West Chicago Avenue, Chicago, Illinois 60671, (b) the chief executive office of MW will during the term of this Agreement be located at such location or at such other location as MW shall, from time to time, specify upon at least forty-five (45) days prior written notice to MWCC, (c) all records relating to Accounts and Indebtedness maintained by MW are maintained at Stores, or at such other locations as are set forth on SCHEDULE 8.2 annexed hereto, as such schedule may be amended by MW from time to time upon forty-five (45) days prior written notice to MWCC, and (d) SCHEDULE 8.2 contains a complete and correct listing of the addresses of all Stores operated by MW and/or an Authorized Affiliate, as such schedule may be amended by MW from time to time at least sixty (60) days prior to the commencement, or ten (10) days prior to a termination, of a retail store's operations.

    8.3. CORPORATE POWER; AUTHORIZATION; ENFORCEABLE OBLIGATIONS. The execution, delivery, and performance of this


*Confidential treatment has been requested with respect to this information.

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Agreement by MW and all instruments and documents to be executed by MW on the date hereof pursuant to this Agreement, and the creation of all Liens to be granted by MW as provided for herein: (a) are within MW's power; (b) have been duly authorized by all necessary or proper corporate action, including the consent of shareholders where required; (c) are not in contravention of any provision of MW's certificate of incorporation or by-laws; (d) will not violate any law or regulation applicable to MW or any order or decree applicable to MW of any court or governmental instrumentality; (e) except as set forth on
SCHEDULE 8.3 annexed hereto, will not conflict with or result in the breach or termination of, constitute a default under, or accelerate any performance required by, any indenture, mortgage, deed of trust, lease, agreement, or other instrument to which MW is a party or by which MW or any of its property is bound, which conflicts, breaches, or defaults, either individually, or in the aggregate will have a material adverse effect on the business, operations, property, or financial condition of MW, the Accounts and Indebtedness (such Accounts and Indebtedness taken as a whole), MWCC's Lien in and to the Accounts and Indebtedness (such Accounts and Indebtedness taken as a whole), or the priority of such Lien; and (f) do not require any filing (other than the filings contemplated hereby) or registration by MW with, or the consent or approval of, any governmental body, agency, authority, or any other Person which has not been made or obtained previously where such failure to file, register or obtain consent or approval either individually, or in the aggregate, will have a material adverse effect on the business, operations, property or financial condition of MW, the Accounts and Indebtedness (such Accounts and Indebtedness taken as a whole), MWCC's Lien in and to the Accounts and Indebtedness (such Accounts and Indebtedness taken as a whole), or the priority of such Lien. This Agreement has been duly executed and delivered by MW and constitutes the legal, valid, and binding obligation of MW, enforceable against MW in accordance with its terms except as such enforcement may be limited by applicable bankruptcy, moratorium, reorganization, or other laws or legal principles affecting the rights of creditors generally or by general principles of equity (whether or not a proceeding is brought in a court of law or equity).

    8.4. SOLVENCY.  MW is Solvent.

    8.5. FINANCIALS. The consolidated balance sheet of MW as of December 30, 1995 (the "Balance Sheet"), and the related statements of income, shareholders' equity, and changes in financial position for the fiscal year then ended, certified by Arthur Andersen & Company, independent public accountants, were prepared in accordance with GAAP applied on a consistent basis (except as disclosed therein), and present fairly the consolidated financial position of MW as at such date and the


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results of its operations and changes in financial position for the fiscal year then ended.

    8.6. NO DEFAULT. MW is not in default pursuant to or in respect of any contract, agreement, lease, or other instrument to which it is a party, nor has MW received any notice of default pursuant to any such contract, agreement, lease, or other instrument, in either case where such default would have a material adverse effect on the business, operations, property, or financial condition of MW, the Accounts and Indebtedness (such Accounts and Indebtedness taken as a whole), MWCC's Lien in and to any Accounts and Indebtedness (such Accounts and Indebtedness taken as a whole), or the priority of such Lien. No MW Default or event which, with the giving of notice, the lapse of time, or both, would be a MW Default, has occurred and is continuing.

    8.7. [SECTION INTENTIONALLY OMITTED].

    8.8. NO LITIGATION. Except as set forth on SCHEDULE 8.8 annexed hereto (which schedule specifies those claims involving consumer credit), no action, claim, or proceeding not covered by insurance which reasonably may be expected to result in a liability of MW in an amount excess of, for each such
action, claim or liability [       ]*, is now pending or, to the knowledge of
MW, threatened against MW, at law, in equity, or otherwise, before any court, board, commission, agency, or instrumentality of any federal, state, or local government or of any agency or subdivision thereof or before any arbitrator or panel of arbitrators, nor to the knowledge of MW does a state of facts exist which might give rise to any such proceedings. None of such matters set forth on SCHEDULE 8.8 questions the validity of this Agreement or any action taken or to be taken pursuant hereto or any of the conditions precedent thereto.

    8.9. ACCOUNTS. With respect to each item of Indebtedness on a Non-Converted Account or Purchased Monogram Account and each item of Participated Monogram Indebtedness (and, to the extent applicable, each Account pursuant to which such Indebtedness is incurred) at the time MWCC obtains its interest: (a) MW has not created or purported to create Liens with respect thereto in favor of any Person other than MWCC or an Affiliate of MWCC; (b) arises or arose in connection with a bona fide sale and delivery of Merchandise by MW, Affiliates of MW or licensees, or the predecessors of any of the foregoing, to a Cardholder; and (c) is for a liquidated amount as stated in the MWCC Account Documentation relating thereto, subject to returns, allowances and other adjustments in the ordinary course of business.

    8.10. [SECTION INTENTIONALLY OMITTED].


*Confidential treatment has been requested with respect to this information.


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    8.11. [SECTION INTENTIONALLY OMITTED].

9.  REPRESENTATIONS AND WARRANTIES OF MWCC

    MWCC makes the following representations and warranties to MW as set forth below in this SECTION 9 as of the date hereof. Each and all of such representations and warranties shall survive the execution and delivery of this Agreement as long as a claim may be made. Each and all of such representations and warranties which are set forth in SECTIONS 9.1(A), 9.1(B), 9.1 (LAST SENTENCE) and 9.3 shall be deemed to be restated and remade ("Remade MWCC Representations and Warranties"), on each date during the term of this Agreement on which MWCC is required to fulfill its obligations hereunder. Notwithstanding anything to the contrary contained in this Agreement, in no event shall MWCC be liable (by way of indemnification or otherwise) for any misrepresentation or breach of warranty, to be read without limitations as to materiality for purposes of this sentence, until the aggregate amount recoverable under this Agreement on account thereof
exceeds [       ]*, and then only to the extent of the excess of such
aggregate amount recoverable over [       ]*.

    9.1. CORPORATE EXISTENCE. MWCC and GE Capital (a) are corporations duly organized, validly existing, and in good standing under the laws of the State of Delaware and New York, respectively, or such other state in which they may be incorporated, (b) have the requisite corporate power and authority to own, pledge, mortgage, or otherwise encumber and operate their properties, to lease the properties they operate under lease, and to conduct their business as now, heretofore, and proposed to be conducted, and (c) are in compliance with their certificates of incorporation and by-laws. MWCC and GE Capital have all material licenses, permits, consents, or approvals from or by, and have made all necessary filings with, and have given all necessary notices to, all governmental authorities having jurisdiction, to the extent required for such ownership, operation, and conduct, except where failure to obtain such licenses, permits, consents, or approvals, or to make such filings or give such notices, does not have a material adverse effect on its business, operations, property, or financial condition.

    9.2. CORPORATE POWER; AUTHORIZATION; ENFORCEABLE OBLIGATIONS. The execution, delivery, and performance of this Agreement and the Guaranties by MWCC and GE Capital, respectively, and all instruments and documents to be executed by MWCC and GE Capital on the date hereof pursuant to this Agreement
(a) are within their respective powers; (b) have been duly authorized by all necessary or proper corporate action, including the consent of shareholders where required; (c) are not in

*Confidential treatment has been requested with respect to this information.

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contravention of any provision of their respective certificates of incorporation or by-laws; (d) will not violate any law or regulation applicable to either of them or any order or decree against MWCC or GE Capital (including any order or decree applicable to MWCC solely as a Subsidiary of GE Capital) of any court or governmental instrumentality; (e) except as set forth on SCHEDULE 9.2 annexed hereto, will not conflict with or result in the breach or termination of, constitute a default under, or accelerate any performance required by, any indenture, mortgage, deed of trust, lease, agreement, or other instrument to which MWCC or GE Capital is a party or by which MWCC or GE Capital or any of their property are bound, which conflicts, breaches, or defaults, either individually, or in the aggregate, will have a material adverse effect on MWCC's or GE Capital's business, operations, property, or financial condition; and (f) do not require any filing or registration by MWCC or GE Capital with or the consent or approval of any governmental body, agency, authority, or, as to consents and approvals needed by MWCC or GE Capital, any other Person which has not been made or obtained previously where such failure to file, register or obtain consent or approval either individually, or in the aggregate, will have a material adverse effect on GE Capital's or MWCC's businesses, operations, property or financial condition, the Accounts and Indebtedness, as applicable (such Accounts and Indebtedness taken as a whole), MWCC's Lien in and to the Accounts and Indebtedness (such Accounts and Indebtedness taken as a whole), or the priority of such Lien. Upon approval of the transactions contemplated hereby by the shareholder(s) of MWCC, this Agreement and the Guaranties have been duly executed and delivered by MWCC and GE Capital, respectively, and constitute their legal, valid, and binding obligation, enforceable against them in accordance with their terms; except as such enforcement may be limited by applicable bankruptcy, moratorium, reorganization, or other laws or legal principles affecting the rights of creditors generally or by general principles of equity (whether or not a proceeding is brought in a court of law or equity).

    9.3. SOLVENCY.  GE Capital is Solvent.

10. FINANCIAL STATEMENTS AND INFORMATION

    10.1. MW'S REPORTS AND NOTICES. Until the end of the term of this Agreement, MW shall deliver to MWCC:

         (1) Within sixty (60) days after the end of each fiscal quarter of MW (except the last), MW's unaudited consolidated balance sheets as of the close of such quarter and the related statements of income, shareholder's equity, and changes in cash flow for such fiscal quarter, accompanied by the certification on behalf of MW by MW's chief executive or operating officer or chief financial officer that such financial


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statements were prepared in accordance with GAAP applied on a consistent basis
(except as disclosed therein), and present fairly the consolidated financial position of MW as of the end of such fiscal quarter and the results of its operations and changes in cash flow, subject to non-recurring and year-end adjustments, provided the foregoing financial statements are read in the context of the audited financial statements for the preceding fiscal year, and any notes thereto, and that, except as noted therein, to the actual knowledge of such officer of MW there are no MW Defaults or events which, with the passage of time or giving of notice or both, would constitute a MW Default.

         (2) Within one-hundred twenty (120) days after the close of each fiscal year, a copy of the consolidated annual financial statements of MW, consisting of a consolidated balance sheet and related statements of income, shareholder's equity, and changes in cash flow, all prepared in accordance with GAAP on a consistent basis (except as disclosed therein), certified by the independent public accountants regularly retained by MW, and accompanied by a certification on behalf of MW by MW's chief executive or operating officer or chief financial officer that, except as noted therein, to the actual knowledge of such officer, there are no MW Defaults or events which, with the passage of time or giving of notice or both, would constitute a MW Default.

         (3) Such other information respecting the Accounts and Indebtedness or MW's business or financial condition with respect to such Accounts and Indebtedness, as MWCC may, from time to time, reasonably request.

    10.2. GE CAPITAL'S AND MWCC'S REPORTS AND NOTICES. Until the end of the term of this Agreement, MWCC shall deliver to MW:

         (1) Within sixty (60) days after the end of each fiscal quarter of GE Capital (except the last), GE Capital's unaudited consolidated balance sheets as of the close of such quarter and the related statements of income, shareholder's equity, and changes in cash flow for such fiscal quarter, accompanied by the certification on behalf of GE Capital by GE Capital's chief executive or operating officer or chief financial officer that such financial statements were prepared in accordance with GAAP applied on a consistent basis (except as disclosed therein), and present fairly the consolidated financial position of GE Capital as of the end of such fiscal quarter and the results of its operations and changes in cash flow, subject to non-recurring and year end adjustments, provided the foregoing financial statements are read in the context of the audited financial statements for the preceding fiscal year, and any notes thereto. MWCC shall from time to time upon request of the Marketing Committee provide to the Marketing Committee financial information in a form which will be sufficient for it to


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reasonably ascertain the income, expense and profitability of the operations that relate solely to the transactions that are the subject of the Program, which information shall be kept confidential by members of the Marketing Committee who shall not disclose such information to any Person other than (a) the then current chief executive officer of MW, (b) when necessary for the purpose of performing any analysis requested by the Marketing Committee or the chief executive officer of MW, the then director of credit-services for MW, it being understood that such chief executive officer and director of credit services also shall keep such information confidential, and (c) to the extent necessary in connection with any dispute between the parties, provided, however, that any disclosure to Persons not connected with the dispute shall be subject to any appropriate confidentiality order.

         (2) Within one-hundred twenty (120) days after the close of each Fiscal Year, a copy of the consolidated annual financial statements of GE Capital, consisting of a consolidated balance sheet and related statements of income, shareholder's equity and changes in cash flow, all prepared in accordance with GAAP applied on a consistent basis (except as disclosed therein), certified by the independent public accountants regularly retained by GE Capital.

11. INDEMNIFICATION

    11.1. INDEMNIFICATION BY MW. MW agrees to protect, indemnify, and hold harmless MWCC, its Affiliates, the employees, officers, directors, shareholders, partners, attorneys and agents of MWCC and its Affiliates, and all of the respective heirs, legal representatives, successors and permitted assigns of the foregoing against any and all liabilities, costs, and expenses (including reasonable attorneys' fees and expenses), judgments, damages, claims, demands, offsets, defenses, counterclaims, actions, or proceedings, by whomsoever asserted, including, without limitation, Cardholders with respect to Accounts (including Non-Converted Accounts) and any Person who prosecutes or defends any actions or proceedings, whether as representative of or on behalf of a class or interested group or otherwise, arising out of, connected with, or resulting from
(a) any breach by MW of any of its covenants, representations, or warranties contained in this Agreement or the Bank Program Agreement, (b) any changes or failure (unless such failure is a result of a circumstance beyond MW's reasonable control) in computer systems or programs provided, or caused to be provided, by MW that have an adverse impact on MWCC's ability to obtain and utilize the services, information and data to be provided by MW to MWCC pursuant to this Agreement, which adverse impact is not remedied within ten (10) days after the occurrence thereof if it materially adversely affects MWCC's business, or within thirty


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(30) days in all other events, provided MWCC promptly advises MW of such matter after becoming aware thereof (it being understood that this indemnity shall not apply to periods prior to the expiration of the applicable cure period), (c) any product liability claim arising out of the use by any Person of any Merchandise the purchase of which was financed by an Account, (d) any misrepresentation by employees of MW, an Affiliate of MW or an Authorized Licensee relating to credit terms, (e) failure of MW, any Affiliate of MW or any Authorized Licensee to have all material licenses, permits, consents, or approvals from or by, and make all necessary filings with, and give all necessary notices to, all governmental authorities having jurisdiction, to the extent required for the ownership or operation of its properties, the conduct of its business, or the creation of Accounts or Indebtedness, (f) an assertion, demand, claim, suit, counterclaim or other proceeding by a Person other than an indemnified party that an Account or Accounts is or are unlawful or otherwise actionable because the balance thereon does not decrease at least partially each month because the sum of the insurance premiums and finance charges posted to the Account or Accounts is in excess of the minimum monthly payment, provided that MW's indemnification obligation shall not apply to any assertion, demand, claim, suit, counterclaim or other proceeding to the extent arising from, and based solely upon, new sale activity (renewals shall not be deemed for this purpose to be new sales if they occur within sixty (60) days after MW or an Affiliate thereof no longer owns all or substantially all of the Stock or assets of the Signature Companies) occurring on any date on which MW does not directly own all or substantially all of the Stock or assets of the Signature Companies, (g) the reporting of credit losses and/or sales taxes to federal, state or local governments or governmental units and payments made or due to or from MW to such governments or governmental units involving, relating to, or based in whole or in part on credit losses and/or sales taxes, or (h) any act or failure to act by a Person involved in selling or facilitating the sale of Merchandise on Accounts (including Old Accounts), including such Persons as Valuevision International, Inc., to the extent such act or failure to act arises out of, occurs, is connected with, or results from a sale or attempt to sell Merchandise on an Account (including an Old Account) or a solicitation or application for an Account, including failure of such a Person (i) to act in accordance with instructions given by Monogram and/or MWCC to the extent permitted or contemplated by this Agreement and/or the Bank Program Agreement or (ii) to perform MW's obligations under this Agreement and/or the Bank Program Agreement, provided, however, MW shall have no liability under this subpart (i), if the act or failure to act is the result of failure by Monogram and/or MWCC to comply with this Agreement and/or the Bank Program Agreement, respectively.


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    11.2. INDEMNIFICATION BY MWCC.  MWCC agrees to protect, indemnify, and hold harmless MW, its Affiliates, the employees, officers, directors, shareholders, partners, attorneys and agents of MW and its Affiliates, and all of the respective heirs, legal representatives, successors and permitted assigns of the foregoing against any and all liabilities, costs, and expenses (including reasonable attorneys' fees and expenses), judgments, damages, claims, demands, offsets, defenses, counterclaims, actions, or proceedings, by whomsoever asserted, including, without limitation, Cardholders with respect to Accounts, and any Person who prosecutes or defends any actions or proceedings, whether as representative of or on behalf of a class or interested group or otherwise, arising out of, connected with, or resulting from (a) any breach by MWCC of any of its covenants, representations, or warranties contained in this Agreement,
(b) any changes or failure (unless such failure is a result of a circumstance beyond MWCC's reasonable control) in computer systems or programs provided, or caused to be provided, by MWCC that have an adverse impact on MW's ability to obtain and utilize the services, information and data to be provided by MWCC to MW pursuant to this Agreement, which adverse impact is not remedied within ten
(10) days after the occurrence thereof if it materially adversely affects MW's business, or within thirty (30) days in all other events, provided MW promptly advises MWCC of such matter after becoming aware thereof (it being understood that this indemnity shall not apply to periods prior to the expiration of the applicable cure period), (c) any claim asserted as a result of the exercise of the power-of-attorney granted to MWCC herein or any collection efforts by, or at the direction of, MWCC, including the repossession of Merchandise, (d) any misrepresentation by employees of MWCC or its Affiliates relating to credit terms, or (e) failure of MWCC to have all material licenses, permits, consents or approvals from or by, and make all necessary filings with, and give all necessary notices to, all governmental authorities having jurisdiction, to the extent required for the ownership or operation of its properties, or the conduct of its business or the ownership or servicing of Accounts or Indebtedness.

    11.3. DEFENSE OF THIRD PARTY CLAIMS. In the event that any legal proceeding shall be instituted, or that any claim or demand shall be asserted by any Person in respect of which one party hereto is entitled to receive payment from the other party hereto pursuant to SECTIONS 11.1 and 11.2, the party seeking indemnification shall promptly cause written notice of the assertion of any claim of which it has knowledge which is covered by this indemnity to be forwarded to the other party, which other party shall, to the extent of its indemnification, and at its own expense, by counsel of its choice, which must be reasonably satisfactory to the party seeking indemnification, defend the party seeking indemnification against, and negotiate, settle, or


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otherwise deal with any proceeding, claim, or demand which is related to any matter indemnified against by the indemnifying party hereunder; provided, however, that no settlement shall be made without the prior written consent of the party seeking indemnification, which consent shall not be unreasonably withheld; and provided further that the indemnifying party shall keep the party seeking indemnification advised as to the status of the matter. The party seeking indemnification may participate in any such proceeding with counsel of its choice at its expense. If the party seeking indemnification refuses to approve a proposed settlement that is acceptable to the claimant, the indemnifying party may, at its option, deposit the proposed settlement with the party seeking indemnification and thereupon be relieved of any further indemnity obligation in connection with such claim, including, but not limited to, attorneys' fees and expenses thereafter incurred. If upon the resolution of any such claim or proceeding which is the subject of the aggregate dollar limitations on claims set forth in SECTIONS 8 and 9 the aggregate amount of claims and related expenses which are subject to such limitation for which the indemnifying party is then liable is less than its limitation, any reasonable attorneys' fees and expenses incurred by the indemnifying party in defending against such claim shall within thirty (30) days after demand be paid by the indemnified party to the indemnifying party. The parties hereto agree to cooperate fully with the defense, negotiation, or settlement of any such legal proceeding, claim or demand, but without expense to the party seeking indemnification.

    11.4. PAYMENT OF INDEMNIFIED AMOUNTS. After any final judgment or award shall have been rendered by a court, arbitration board or administrative agency of competent jurisdiction, and the expiration of the time in which to appeal therefrom, or a settlement shall have been consummated, or the parties shall have arrived at a mutually binding agreement with respect to each separate matter indemnified hereunder, the party seeking indemnification shall forward to the other party notice of any sums due and owing by the other party with respect to such matter and such other party shall be required to pay all of the sums so owing to the party seeking indemnification by check (or at the option of the recipient by wire transfer constituting immediately available federal funds) within thirty (30) days after the date of such notice.

    11.5. INSURANCE AND MITIGATION. The indemnified party shall use its best efforts to minimize the indemnifying party's obligation to indemnify by recovering, to the maximum extent possible without incurring any material expense, reimbursement from insurance carriers under effective insurance policies covering such liability. An indemnified party shall not be able to recover from an indemnifying party hereunder for any damages to the extent that the indemnified party shall have recovered


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under its insurance. The indemnifications provided for in this Agreement shall be net of tax benefits, if any. The indemnified party shall, at all times, use its reasonable efforts to minimize the indemnity obligation of the indemnifying party through remedial action which it has reason to know may minimize such obligations, provided that the indemnifying party shall have first agreed to reimburse the indemnified party for its cost, if any, in taking such remedial action.

    11.6. EXCEPTIONS. Notwithstanding the foregoing provisions of SECTIONS 11.1, 11.2 AND 11.3 hereof or anything otherwise provided in the Bank Program Agreement, the obligations of the parties hereto or Monogram with respect to claims arising in connection with Asserted Claims shall be governed by the provisions of SECTION 5.5(11) hereof, and the provisions of this SECTION 11 shall not apply thereto.

12. AFFIRMATIVE COVENANTS OF MW

    MW covenants and agrees that, unless MWCC shall consent in writing, from and after the Conversion Date until the end of the term of this Agreement:

    12.1. [SECTION INTENTIONALLY OMITTED].

    12.2. COMPLIANCE WITH LAW. MW's own actions and the actions of its Affiliates and Authorized Licensees in connection with Accounts, and the actions of Persons on MW's behalf (or failures to act where any of the foregoing has a duty to act under this Agreement) shall comply with all federal, state, and local laws, statutes, ordinances, rules, regulations, orders and rulings, including, without limitation, court and Federal Trade Commission orders, ERISA, those regarding the collection, payment and deposit of employees' income, unemployment, and social security taxes, and those relating to environmental matters. MW shall not be responsible for noncompliance pursuant to this SECTION
12.2 when noncompliance is a result of MWCC's failure to comply with any such matters, to the extent MWCC is required by this Agreement to so comply.

13. AFFIRMATIVE COVENANTS OF MWCC.

    MWCC covenants and agrees that, unless MW shall consent in writing, from and after the Conversion Date until the end of the term of this Agreement:

    13.1. COMPLIANCE WITH LAW. MWCC's own actions and the actions of Persons on its behalf (or failures to act where any of the foregoing has a duty to act under this Agreement), shall comply with all federal, state, and local laws, statutes, ordinances, rules, regulations, orders and rulings, including,


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without limitation, court orders and orders of the Federal Trade Commission,
ERISA, those regarding the collection, payment and deposit of employees' income, unemployment and social security taxes, and those relating to environmental matters. MWCC shall not be responsible for noncompliance pursuant to this
SECTION 13.1 where noncompliance is a result of MW's failure to comply with any such matters, to the extent MWCC is required by this Agreement to so comply.

    13.2. SECURITIZATION, ASSIGNMENT AND SALE COMPLIANCE. MWCC shall comply with the terms of all agreements relating to the securitization, assignment or sale of Accounts.

    13.3. SALES OF ACCOUNTS AND INDEBTEDNESS. In the event that MWCC sells Non-Converted Accounts, Non-Converted Indebtedness, Purchased Monogram Accounts or Purchased Monogram Indebtedness under circumstances where neither MWCC nor a servicer designated by MWCC or its Affiliates provides servicing therefor once sold, MWCC shall ensure such purchasers shall agree to (i) comply with applicable laws and (ii) indemnify MWCC and MW, for damages resulting from any failure to do so.

    13.4. DELINQUENT ACCOUNT PURCHASE AGREEMENT. MWCC shall ensure that the Delinquent Account Purchase Agreement remains in full force and effect until January 1, 2000, or such earlier date upon which the Section 4 Contractual Method and the Contractual Method require that delinquent accounts be written off during the Billing Cycle in which the Cardholder obligated in connection therewith would be considered past due for thirty (30) days or more on 5 required payments (as determined in accordance with the examples in those definitions).

14. NEGATIVE COVENANTS OF MW

    14.1. LIENS. MW shall not (except as provided herein) intentionally cause a Lien to be placed against any items with respect to which MWCC has been granted a security interest hereunder.

15. TERM

    15.1. TERM AND TERMINATION.

              (1) Except as otherwise provided herein, the term of this Agreement shall commence on the date hereof and shall continue (unless terminated pursuant to another provision of this SECTION 15.1) until December 31, 2011 (the "Initial Term") and from year to year thereafter, unless terminated by either party hereto effective on the last day of the Initial Term or any December 31 thereafter upon giving written notice to the other of the election to terminate effective on the last day of the


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Initial Term or any December 31 thereafter, which notice in either event shall be given not less than ten (10) years prior to the effective date of termination.

              (2)  [SECTION INTENTIONALLY OMITTED].

              (3) The term of this Agreement may also terminate at the election of the non-defaulting party in the event of a MW Default or MWCC Default as set forth in SECTION 16.

              (4) The term of this Agreement may also terminate at the election of MW as set forth in SECTION 17.1(3).

              (5) The term of this Agreement may also terminate at the election of either party in the event that the Bank Program Agreement terminates other than as a result of the occurrence of an event of default thereunder.

              (6)  The term of this Agreement may also terminate as provided in
SECTION 5.14(2) hereof.

              (7) This Agreement shall automatically terminate if any of the conditions to closing set forth in Article 6 shall not have been satisfied or waived by the appropriate party on or prior to the Closing Date.

    15.2. EFFECT OF TERMINATION.

              (1) No termination (regardless of cause or procedure) of this Agreement shall in any way affect or impair the powers, obligations, duties, rights, indemnities, liabilities, undertakings, covenants, warranties and/or representations (individually and collectively "Provisions") of MW or MWCC with respect to times and/or events occurring prior to such termination, including the obligation to make payments in respect of obligations (including indemnification obligations) arising prior to the termination date. No Provision with respect to times and/or events occurring after termination shall survive termination, except (i) those set forth in the previous sentence or otherwise stated in this Agreement to survive termination, (ii) those Provisions contained in SECTIONS 4.6(1), 5.2(6), 5.4(2), 5.4(6), 5.5(13), 5.6 (to the
extent consistent with any express provisions of this Section 15), 5.16 (to the extent provided therein), 7.4, 7.6, 7.7, 11, 15.2, 17.11, 17.12, 17.13, 17.21,
17.22 and, unless MW or MW Designee has purchased all Accounts and Indebtedness, to the extent they relate to Accounts and Indebtedness owned or held by MWCC and/or MWCC Assignees, 3.4 (for twelve months after the effective date of termination), 5.4(1)(i), 5.4(5) (for twelve months after the effective date of termination), 5.4(7), 7.1, 7.2, 7.3, 7.5, 7.8, and 14.1, shall also survive subject to any express limitations on such survival


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set forth in this Agreement (together with those Provisions stated to survive in
(i) above, the "Surviving Provisions"), (iii) any other Provision that should reasonably survive to accomplish a reasonable separation of the parties, taking into account the pattern of the Surviving Provisions and the Provisions that are expressly stated not to survive; provided that the burden of proof in the event of dispute as to whether a Provision other than a Surviving Provision survives is on the party contending for survival, and (iv) MW and MWCC shall be liable for any damages suffered by the other in the event of a termination due to a MW Default or MWCC Default, respectively. Except as specifically provided herein to the contrary, upon such termination (i) MWCC shall continue to own Accounts and Indebtedness which it owned prior to such termination and (ii) provided that MW or MW Designee has purchased all Non-Converted Accounts and Purchased
Monogram Accounts, MW shall, subject to the rights granted to the Signature Companies under the MWCC Signature License, be given full ownership of and all rights to the MWCC Customer List. In the event of termination, during but before the end of a Fiscal Year, any payment due with respect to a part of a Fiscal Year shall be made sixty (60) days after termination.

              (2) With regard to a termination of this Agreement pursuant to SECTIONS 15.1(1) or, if not appropriately governed by other sections of this
SECTION 15.2, 15.1(5):

                   (i) MW (or, in the case of (A) below, a third party designated by MW) may at MW's option:

                             (A) purchase (or authorize a third party to purchase), as of the opening of business on the date of termination and subject to the restriction contained in SECTION 15.3 below, (x) all existing Non-Converted Accounts, Non-Converted
                             Indebtedness, Purchased Monogram Accounts,
                             Purchased Monogram Indebtedness and Participated Monogram Indebtedness, and (y) subject to all rights granted to the Signature Companies under the MWCC Signature License, the MWCC Customer List, all for a price equal to the MWCC Net Receivable Balance on the opening of business on such date, in which case the provisions of (ii) below shall apply, and MW (or such third party)


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                             shall thereupon own all such Accounts,
                             Indebtedness and, subject to all rights granted to the Signature Companies under the MWCC Signature License, the MWCC Customer List, or

                        (B) not purchase existing Non-Converted Accounts, Non-Converted Indebtedness, Purchased Monogram Accounts, Purchased Monogram Indebtedness and Participated Monogram Indebtedness but, subject to all rights granted to the Signature Companies under the MWCC Signature License and the rights granted to MWCC in the provisions of subsection
                             (iv) below, have the exclusive right (without any fee being payable to MWCC and with all revenue and income derived therefrom belonging to MW) to use (or sublicense or assign the right to use) the MWCC Customer List for all purposes, including for advertisement, solicitations or other marketing efforts, regardless of the manner or media through which the marketing effort is made, and regardless of whether the product or service has previously been marketed by MW, provided that for a period ending four (4) years after the effective date of termination, MW shall not use, or allow any other Person to use, the MWCC Customer List directly or indirectly to provide any consumer or commercial financing programs for the retail sale of goods and/or services at Stores (including credit, debit or charge card programs), whether operated in-house by MW or in connection with an outside Person, provided that, subject to all rights granted to the Signature Companies under the MWCC Signature License: (i) MW may use that portion of the MWCC Customer List comprising Persons who applied for Accounts and were


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                             rejected by MWCC to provide any closed end
                             consumer or commercial financing programs for the retail sale of goods and/or services at Stores; and (ii) MW may use the MWCC Customer List in connection with the Existing Programs described in
                             SECTION 5.13(2)(b) AND (c) of the Bank Program Agreement and, with the consent of MWCC or its Affiliate (as appropriate), the Existing Program described in SECTION 5.13(2)(a) of the Bank Program Agreement. If option (B) is chosen, the provisions of (iv) below shall apply.

                        The transfer of ownership to MW of Non-Converted Accounts, Non-Converted Indebtedness, Purchased Monogram Accounts, Purchased Monogram Indebtedness and Participated Monogram Indebtedness under option (A) shall include the right to receive all such Accounts and Indebtedness and the MWCC Account Documentation related thereto free and clear of all Liens created or caused by MWCC and/or its Affiliates, and MWCC and/or its Affiliates shall execute, and cooperate in the filing by MW of all Code statements and other documents needed to so transfer the Accounts and Indebtedness to MW. MW shall notify MWCC of the option it has chosen pursuant to this SECTION 15.2(2)(i) not later than twenty-four (24) months prior to the effective date of termination or, if this Agreement is terminated pursuant to Section 15.1(5), not later than such lesser time as reasonable and fair to both parties under the circumstances. The foregoing notwithstanding, it is understood and agreed that MW shall select hereunder the option corresponding to that selected by MW under
                        Section 15.2(2) of the Bank Program Agreement (I.E., if MW selects option A under Section 15.2(2)(i) of the Bank Program Agreement, it shall select option A hereunder (and vice versa) and if MW


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                        selects option C under Section 15.2(2)(i) of the Bank
                        Program Agreement, it shall select option B hereunder (and vice versa)).

                  (ii) If MW chooses option (A) above, to the extent MWCC maintains, or causes to be maintained, equipment, facilities and/or employees substantially dedicated to servicing Non-Converted Accounts and/or Purchased Monogram Accounts prior to the effective date of termination, upon the effective date of termination, MWCC shall offer to MW (and MW shall purchase) such
                        equipment,  [       ]*; assign, or if not
                        assignable, sublease, such facilities (to the extent MWCC's leases to such facilities are assignable or permit subleasing, and MWCC shall in negotiating such leases use its best efforts to obtain assignable
                        leases) [       ]*; and employ such personnel on
                        terms comparable to the terms under which they were employed. In the event MW purchases such equipment, leases such facilities and/or employs such personnel, MWCC shall concurrently therewith license (on a royalty-free basis) to MW, for its exclusive internal use, the software necessary for MW to service the Non-Converted Accounts and Purchased Monogram Accounts in a manner similar to that in which Monogram serviced such Accounts and Indebtedness prior to the effective date of termination. MW shall pay all costs associated with converting such software to MW's system, including the reasonable costs of MWCC's assistance in such conversion, and shall incur all further costs of maintaining such software. MW shall also be so entitled to such license if such equipment, facilities and/or personnel are not substantially


*Confidential treatment has been requested with respect to this information.

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                        dedicated to servicing Non-Converted Accounts and
                        Purchased Monogram Accounts prior to the effective date of termination. Such software is confidential trade secret information that is proprietary to MWCC, and MW shall not disclose such software to any other Person or in any other instance (except those listed in SECTION 17.12(1)(a) with prior notice thereof and SECTION 17.12(1)(e), provided the consent pursuant to such
                        SECTION 17.12(1)(e) will not be unreasonably withheld with regard to a consultant who shall execute a confidentiality agreement reasonably acceptable to
                        MWCC). In addition, MWCC shall use its best efforts to cooperate with and assist any Person designated by MW to service Accounts and Indebtedness in a manner similar to MWCC's servicing of Accounts and Indebtedness, and MW shall pay MWCC's reasonable out-of-pocket costs incurred in such cooperation.

                 (iii) In the event of a termination governed by Section 15.2(2)(iii) of the Bank Program Agreement, the following shall apply:

                        (a) Anything in SECTIONS 4, 4A AND 5.5 of this Agreement to the contrary notwithstanding, during the period that said Section 15.2(2)(iii) of the Bank Program Agreement is operative, MW shall have no obligation to pay any amounts accruing pursuant to SECTION 4 AND 4A of this Agreement and MWCC shall have no obligation to pay amounts accruing pursuant to SECTION 5.5 of this Agreement.

                        (b) Upon the effective date of termination, MW shall have the same obligation to purchase (and MWCC shall have the same obligation to sell) such equipment, lease such facilities, and employ such personnel, and the same right to obtain a royalty-free license, as


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                             is set forth in SECTION 15.2(2)(ii) of this
                             Agreement.

                        (c) At such time as MW may purchase Accounts and Indebtedness pursuant to Section 15.2(2)(iii) of the Bank Program Agreement, MW shall at such time also purchase all then existing Non-Converted Accounts, Non-Converted Indebtedness, Purchased Monogram Accounts, Purchased Monogram Indebtedness, Participated Monogram Indebtedness and, subject to the rights granted to the Signature Companies under the MWCC Signature License, the MWCC Customer List, for a price equal
                             to [       ]*.

                  (iv) If MW chooses option (B) above, MW shall have no rights in the Accounts and Indebtedness owned by MWCC after the effective date of termination, except to the extent set forth in (B) above. In addition: (i) MWCC shall have the right (in addition to and retaining all other rights it may have under the terms of the Agreement or applicable law) to (x) liquidate the remaining Accounts owned by MWCC in any lawful manner which may be expeditious or economically advantageous to MWCC, including by issuing (or authorizing an Affiliate of MWCC to issue) to MWCC Cardholders a replacement or substitute widely-accepted general purpose credit card, whether or not co-branded (provided that in no event shall such replacement or substitute card bear on its face a trademark, service mark or name of a retail competitor of MW or an Authorized Affiliate) and marketing (or authorizing the issuer to market) to the holders of such replacement and/or substitute cards in manners consistent with the practices with respect to such replacement or substitute cards, and (y) use the


*Confidential treatment has been requested with respect to this information.

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                        Licensed Marks in accordance with the terms of this
                        Agreement to communicate with MWCC Cardholders in connection with its collection efforts; and (ii) MW shall be obligated to (x) fulfill its obligations under
                        Section 3.4 for a period of twelve (12) months after termination, provided that the aggregate of such purchases shall not exceed the amount of such purchases for the twelve (12) months immediately prior to termination and (y) cooperate with MWCC in order to effectuate an orderly liquidation, including by accepting (at MWCC's request) for a period four (4) years after the effective date of termination any permitted replacement or substitute credit cards issued by MWCC (or an Affiliate of MWCC).

              (3) In the event of a termination governed by Section 15.2(3) of the Bank Program Agreement the following shall apply:

                   (i) If MW chooses option (A) or (B) in Section 15.2(2)(i) of the Bank Program Agreement, then at the time, if any, that MW purchases Accounts and Indebtedness pursuant to Section 15.2(3) of the Bank Program Agreement, MW shall at such time also purchase all then existing Non-Converted Accounts, Non-Converted Indebtedness, Purchased Monogram Accounts, Purchased Monogram Indebtedness, Participated Monogram Indebtedness and, subject to the rights granted to the Signature Companies under the MWCC Signature License, the MWCC Customer List, for a price equal to
                        [       ]*.  In addition, at such time MW shall
                        have the same obligation to purchase (and
                        MWCC shall have the same obligation to sell) such equipment, lease such facilities, and employ such personnel, and the same right to obtain a royalty-free license , as is set forth in SECTION 15.2(2)(ii) of this Agreement.


*Confidential treatment has been requested with respect to this information.

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

                  (ii) If MW chooses option (C) in Section 15.2(i) of the Bank Program Agreement the provisions of SECTION 15.2(2)(iv) of this Agreement shall apply. In addition, MW's obligations under SECTION 3.4 of this Agreement shall continue for a period of twelve months after termination, provided the aggregate of such purchases shall not exceed the amount of such purchases for the twelve months immediately prior to termination.

              (4) In the event of circumstances governed by Section 15.2(4) of the Bank Program Agreement, if MW purchases Credit Card Agreements and Accounts and Indebtedness relating thereto pursuant to Section 15.2(4) of the Bank Program Agreement, Participated Monogram Indebtedness relating to the Accounts so purchased shall be sold by MWCC to MW at the same time the Accounts as to which such Participated Monogram Indebtedness relates is sold by Monogram to MW such that the amount of Aggregate Cardholders' Balance is at all times no less than eighty percent (80%) of Maximum Aggregate Cardholders' Balance. The price to be paid by MW to MWCC in respect of such
Participated Monogram Indebtedness shall equal [       ]*.  Such Indebtedness
shall be transferred to MW free and clear of all Liens created or caused by MWCC and/or its Affiliates in the same manner that Indebtedness is transferred by Monogram to MW pursuant to the Bank Program Agreement in such instance. For the avoidance of doubt, it is acknowledged and agreed that MW shall pay to Monogram under the Bank Program Agreement 100% of the unamortized portion of the reasonable marketing costs incurred by Monogram and/or MWCC in initially obtaining and opening Accounts bearing such Indebtedness.

              (5)  Upon a termination of this Agreement by MW pursuant to
SECTION 15.1(3) due to an MWCC Default, MW may, if it so elects, choose among the options described in SECTION 15.2(2)(i) of the Bank Program Agreement in which case the other provisions of SECTION 15.2(2) which correspond to the option selected shall apply. The exercise of the rights set forth in this
SECTION 15.2(5) by MW shall in no way limit its right to exercise any other rights or remedies available to it at law or in equity as a result of such MWCC Default.

              (6) If MW desires to elect to terminate this Agreement pursuant to SECTION 15.1(4), MW may, if it so elects, treat such termination in the same manner as provided in Section 15.2(3) of the Bank Program Agreement, exercise any of its rights as stated therein, and the "Response Date" as used therein, shall be the date that MW elects to terminate the Agreement pursuant to


*Confidential treatment has been requested with respect to this information.

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SECTION 17.1(3), which termination shall be effective on the date that is twelve
(12) months after the Response Date (i.e., the Termination Date described in Section 15.2(3) of the Bank Program Agreement) if MW elects option (A) or (B) under Section 15.2(2)(i) of the Bank Program Agreement. If MW does not elect to exercise such rights pursuant to Section 15.2(3) of the Bank Program Agreement, MWCC shall cause all services provided by MWCC hereunder to be provided by and under the control of a Person other than a Competitor, except that mainframe computer services, if any, may be provided through a Competitor if MWCC obtains a confidentiality agreement from the Competitor satisfactory to MW.

              (7) If this Agreement terminates pursuant to SECTION 15.1(7), such termination shall be without liability by one party to the other party.

    15.3. SECURITIZATION/PARTICIPATION. MWCC shall have the right, to the extent of its interest therein, to securitize, participate or otherwise finance or refinance Accounts, Indebtedness and/or any legal or beneficial interest therein, including (without prejudice to the generality of the foregoing) the right to vest in any Person through which MWCC elects to securitize, participate, finance or refinance the Accounts and Indebtedness as aforesaid such rights and obligations in connection with the administration of the Accounts and Indebtedness as shall be customarily vested in such Persons for such purposes or as MWCC and/or MWCC Assignees shall reasonably require or deem necessary for the purpose of effecting the aforesaid securitization, participation, financing or refinancing. The parties also recognize that certain provisions in SECTION 15.2 require MWCC to sell Accounts and/or service facilities to MW. SECTION 15.2 is to be read so as to be in harmony with the rights of and obligations to third parties in connection with financings described in the first sentence hereof. Notwithstanding any of the foregoing, MWCC shall maintain MW in substantially the same financial position as though MW's rights under or as a result of SECTION 15.2 were not affected by any securitization, participation, financing or refinancing recognizing the obligation of the parties to minimize any adverse effect on MW.

16. EVENTS OF DEFAULT; RIGHTS AND REMEDIES

    16.1. MW DEFAULTS. The occurrence of any one or more of the following events (regardless of the reason therefor) shall constitute a "MW Default" hereunder:

         (1)  MW shall fail to make any payment of any amount in excess of
[       ]* in the aggregate when due and payable or declared due and payable under this Agreement, and the same shall remain unremedied for a period of ten (10) Business Days after MWCC shall have made written demand therefor,


*Confidential treatment has been requested with respect to this information.

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

or such longer period as may be required to resolve any good faith dispute as to whether any such amount is owed hereunder.

         (2) MW shall fail or neglect to perform any of the covenants contained in SECTION 12.2 of this Agreement (provided that such failure or neglect shall occur on a repeated and sustained basis with a conscious disregard of MW's obligations with respect thereto, and relate to laws and regulations governing Credit Agreements, Accounts and Indebtedness owned by MWCC), and such failure or neglect shall remain unremedied for a period of thirty (30) days after notice thereof by MWCC to MW, or if such failure or neglect is not reasonably susceptible of being cured within such thirty (30) day period, if MW fails to commence to cure such failure or neglect during such thirty (30) day period and diligently proceed to cure thereafter.

         (3) Any representation or warranty made by MW to MWCC pursuant to SECTIONS 8.1(a), 8.1(c), 8.2(a), 8.3(a), 8.3(b), 8.3(c), 8.3(f), 8.3 (last sentence), 8.4, or 8.5 of this Agreement shall not be true and correct in any material respect as of the date when made or, if applicable, restated and remade, and MW fails within thirty (30) days after notice thereof by MWCC to MW, to correct the underlying basis which causes the representation or warranty to be untrue, provided that in the case of SECTION 8.4, the thirty (30) day cure period shall not apply.

         (4) (a) Any material portion of the Accounts or Indebtedness then owned by MWCC and/or MWCC Assignees shall be attached, seized, levied upon or subjected to a writ by a creditor of MW and such action is not being contested by or on behalf of MW in good faith, which contest shall include providing such security as may be reasonably necessary to protect MWCC, or (b) any material portion of the Accounts or Indebtedness then owned by MWCC and/or MWCC Assignees shall come within the possession of any receiver, trustee, custodian, or assignee for the benefit of creditors of MW and such action is not being contested by or on behalf of MW in good faith, which contest shall include providing such security as may be reasonably necessary to protect MWCC.

         (5) MW shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors, or any proceeding shall be instituted by or against MW seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a custodian, receiver, trustee or other similar official for it or for any substantial


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

part of its property and, in the case of any such proceedings instituted against MW (but not instituted by it), either such proceedings shall remain undismissed or unstayed for a period of sixty (60) days or any such adjudication or relief sought occurs; or MW shall take any corporate action to authorize any of the actions set forth in this subsection.

         (6)  [Section Intentionally Omitted].

         (7)  [Section Intentionally Omitted].

         (8)  MW assigns the Agreement in a manner not permitted by SECTION
17.1.

         (9) In connection with any of MW's indebtedness on money borrowed, either (a) the holder or holders of such indebtedness shall accelerate all of the outstanding balance thereof and the amount accelerated shall be greater
than or equal to [       ]*, or (b) any scheduled payments of principal or
interest in an aggregate amount in excess of [       ]* shall remain unpaid
for a period longer than one hundred twenty (120) days beyond the date due.

         (10) MW shall fail to make any payment of principal of, or interest on or any amount owing in respect of, any one or more Seller Notes, Seller Recourse Notes, the MW 1996 Note or the MW Continuation Note and/or MW's obligations pursuant to SECTIONS 4A.2, 4.3, 4.4(3), 4.6(3), 5.4(7) AND/OR 5.5(11) hereof, when due and payable or declared due and payable, and the same shall remain unremedied for a period of ten (10) Business Days after MWCC shall have made written demand therefor, or, subject to the provisions of SECTION 7.11 hereof, such longer period as may be required to resolve any good faith dispute with respect to MW's obligations pursuant to SECTIONS 4A.2, 4.3, 4.4(3), 4.6(3), 5.4(7) AND/OR 5.5(11), as to whether any such amount is owed hereunder.

         (11) MW shall have committed an MW Default under the Bank Program Agreement (as defined in the Bank Program Agreement).

    16.2. MWCC DEFAULTS. The occurrence of any one or more of the following events (regardless of the reason therefor) shall constitute a "MWCC Default" hereunder:

         (1)  [SECTION INTENTIONALLY OMITTED].

         (2)  MWCC shall fail to make any payment of any amount in excess of
[       ]* in the aggregate when due and payable or
declared due and payable under this


*Confidential treatment has been requested with respect to this information.

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


Agreement, and the same shall remain unremedied for a period of ten (10) Business Days after MW shall have made written demand therefor, or such longer period as may be required to resolve any good faith dispute as to whether any such amount is owed hereunder.

         (3) MWCC shall fail or neglect to perform any of the covenants contained in SECTION 13.1 of this Agreement (provided that such failure or neglect shall occur on a repeated and sustained basis with a conscious disregard of MWCC's obligations with respect thereto and relate to laws and regulations governing Accounts and/or Indebtedness owned by MWCC), and such failure or neglect shall remain unremedied for a period of thirty (30) days after notice thereof by MW to MWCC, or if such failure or neglect is not reasonably susceptible of being cured within such thirty (30) day period, if MWCC fails to commence to cure such failure, neglect or refusal during such thirty (30) day period and diligently proceed to cure thereafter.

         (4) Any representation or warranty made by MWCC pursuant to SECTIONS 9.1(a), 9.1(b), 9.2(a), 9.2(b), 9.2(c), 9.2(f), 9.2 (LAST SENTENCE), or 9.3 of
this Agreement shall not be true and correct in any material respect as of the date when made or reaffirmed, and MWCC fails within thirty (30) days after notice thereof by MW to MWCC, to correct the underlying basis which causes the representation or warranty to be untrue, provided that in the case of SECTION 9.3, the thirty (30) day cure period shall not apply.

         (5) (a) Any material portion of the Accounts or Indebtedness then owned by MWCC or MWCC Assignees shall be attached, seized, levied upon or subjected to a writ by a creditor of MWCC and such action is not being contested by or on behalf of MWCC in good faith, which contest shall include providing such security as may be reasonably necessary to protect MW, or (b) any material portion of the Accounts or Indebtedness then owned by MWCC or MWCC Assignees shall come within the possession of any receiver, trustee, custodian, or assignee for the benefit of creditors of MWCC and such action is not being contested by or on behalf of MWCC in good faith, which contest shall include providing such security as may be reasonably necessary to protect MW.

         (6) Either MWCC or GE Capital shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors, or any proceeding shall be instituted by or against MWCC or GE Capital seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors,


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

or seeking the entry of an order for relief or the appointment of a custodian, receiver, trustee or other similar official for it or for any substantial part of its property and, in the case of any such proceedings instituted against MWCC or GE Capital (but not instituted by them), either such proceedings shall remain undismissed or unstayed for a period of sixty (60) days or any such adjudication or relief sought occurs; or MWCC or GE Capital shall take any corporate action to authorize any of the actions set forth in this subsection.

         (7)  [Section Intentionally Omitted].

         (8)  [Section Intentionally Omitted].

         (9)  MWCC assigns this Agreement in a manner not permitted by SECTIONS
17.1 or 17.3.

         (10) MWCC shall fail to make any payment of any amount, including interest, owing in respect of SECTION 5.5 hereof when due and payable or declared due and payable, and the same shall remain unremedied for a period of ten (10) Business Days after MW shall have made written demand therefor, or, subject to the provisions of SECTION 7.11 hereof, such longer period as may be required to resolve any good faith dispute with respect to MWCC's obligations pursuant to SECTION 5.5 as to whether any such amount is owed hereunder.

         (11) A party other than MW shall have committed a Monogram Default under the Bank Program Agreement (as defined in the Bank Program Agreement).

    16.3. MWCC REMEDIES. If any MW Default shall have occurred and be continuing:

         (1) MWCC, in its discretion, upon written notice to MW, may terminate this Agreement.

         (2) In addition to (1) above, MWCC may exercise any other rights or remedies available to it at law or in equity, subject to the terms of this Agreement.

         (3) MWCC may, without notice, declare Seller Notes, Seller Recourse Notes, the MW 1996 Note, the MW Continuation Note and/or MW's obligations under
SECTION 4 and SECTIONS 5.4(7) and 5.5(11) hereof to be forthwith due and payable, whereupon such Seller Notes, Seller Recourse Notes, MW 1996 Note, MW Continuation Note and/or obligations shall become due and payable, without presentment, demand, protest, or further notice of any kind, all of which are expressly waived by MW, in which case MWCC shall have the right, at any time and from time to time thereafter, in its discretion, without notice thereof to MW, to


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

enforce payment of the Seller Notes, Seller Recourse Notes, the MW 1996 Note, the MW Continuation Note and/or such obligations.

    16.4. MW REMEDIES. If any MWCC Default shall have occurred and be continuing:

         (1) MW, in its discretion, upon written notice to MWCC, may terminate this Agreement.

         (2) In addition to (1) above, MW may exercise any other rights or remedies available to it at law or in equity, subject to the terms of this Agreement.

         (3) MW may declare any amounts under SECTION 5.5 hereof to be forthwith due and payable, whereupon such amounts shall become due and payable, in which case MW shall have the right, at any time and from time to time thereafter, in its discretion, without notice thereof to MWCC, to enforce payment of such amounts.

17. MISCELLANEOUS

    17.1. COMPLETE AGREEMENT; MODIFICATION OF AGREEMENT; ASSIGNMENT AND SALE OF INTEREST.

         (1) This Agreement constitutes the complete agreement between the parties with respect to the subject matter hereof and may not be modified, altered or amended, except by an agreement in writing signed by MWCC and MW. The foregoing notwithstanding, it is acknowledged and agreed that (i) all rights, obligations and liabilities of the parties with respect to events which occur prior to the effective date of this Agreement under the Original Account Purchase Agreement, including letters from MWCC to John Workman dated June 1, 1995 and July 5, 1995, the letter by and among Signature Financial/Marketing, Inc., MWCC and MW, dated June 24, 1988 (including the amendments to that letter dated September 14, 1988, May 23, 1992, June 16, 1994 and as of January 1,
1994), and the prior Service Mark License Agreement, in all cases to the extent not expressly subsumed under this Agreement, and (ii) the obligations of MW under that certain letter agreement between the parties dated as of August 2, 1995 (the "Letter Agreement") solely with respect to the payment by MW to MWCC of the costs of the card reissuance program specified in that letter agreement, shall survive execution of this Agreement and be governed by (as appropriate) the Original Account Purchase Agreement, such letters, the Service Mark License Agreement or the Letter Agreement.

         (2) MW may not sell, assign, or transfer any of its rights, titles, interests, remedies, duties, obligations or powers hereunder except to a successor to substantially all of


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

its business (including, without limitation, such a successor that is an Affiliate of MW), and MW shall assign this Agreement to any successor to substantially all of its business. MWCC may not sell, assign or transfer any of its rights, titles, interests, remedies, duties, obligations or powers hereunder, except to an Affiliate (including by way of merger of MWCC into GE Capital), or as provided in SECTION 5.10 or subsection (3) below, provided any transfer to an Affiliate or as set forth in such section or subsection are all subject to the limitations set forth in any such section and subsection.
Neither party shall be obligated to any such assignee or transferee until it receives notice of the assignment or transfer. Any assignments or transfers hereunder shall not relieve the assigning or transferring party from its obligations under this Agreement, and shall not relieve any guarantor of its obligations, which guarantor shall as a condition of the effectiveness of the assignment acknowledge in writing the continuing validity of its guaranty. The assignee or transferee of this Agreement shall assume, by instrument reasonably acceptable to the other party to this Agreement, the assignor's obligations hereunder.

         (3) Upon a sale of the entire retail credit department of GE Capital ("Retailer Department"), this Agreement may be assigned to the purchaser of the Retailer Department ("Purchaser"), provided, however, that if such Purchaser is a Competitor, or if a Competitor becomes an Affiliate of MWCC or otherwise directly or indirectly controls MWCC or MWCC's rights or obligations under this Agreement, MW may at any time thereafter elect to terminate this Agreement. Furthermore, upon assignment of this Agreement to a Purchaser, the Account-Related Agreement Guaranty shall continue for the unexpired term of this Agreement calculated as if a notice of termination was served at the time of assignment. The Purchaser shall assume the obligations of MWCC under this Agreement, and GE Capital shall, as a condition to the effectiveness of the assignment, confirm the continuing validity of its guaranty hereof, all by instruments reasonably acceptable to MW. MWCC will not be relieved of its obligations hereunder in the event of such an assignment. In the event GE Capital wishes to sell the Retailer Department, it will give MW at least sixty
(60) days prior written notice and allow MW to submit an offer to purchase the Retailer Department.

         (4) After assignment or transfer by MWCC, as provided in (2) or (3) above, Transparent Servicing shall continue.

    17.2. [SECTION INTENTIONALLY OMITTED].

    17.3. MWCC AFFILIATES. At the request of MWCC, MW shall, provided MWCC pays all costs arising therefrom, enter into one or more agreements with a bank, financial institution, industrial



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

bank or similar institution selected by MWCC, which bank or institution shall be an Affiliate of MWCC, in replacement of, or in addition to, this Agreement, provided any such action is approved by the Marketing Committee. Such new agreements referred to in the first sentence of this SECTION 17.3, and this Agreement as so modified, shall be guaranteed by GE Capital in the same form and manner that GE Capital has guaranteed this Agreement, and such new agreements and any required modifications of this Agreement shall be satisfactory in all respects to MW.

    17.4. [SECTION INTENTIONALLY OMITTED].

    17.5. NO WAIVER. Either party's failure, at any time or times, to require strict performance by the other of any provision of this Agreement shall not waive, affect or diminish any right of such party thereafter to demand strict compliance and performance therewith. Any suspension or waiver by either party of a default shall not suspend, waive or affect any other default, whether the same is prior or subsequent thereto and whether of the same or of a different type. None of the undertakings, agreements, warranties, covenants and representations of the parties contained in this Agreement and no MW Default or MWCC Default pursuant to this Agreement shall be deemed to have been suspended or waived by any party hereto, unless such suspension or waiver is by an instrument in writing signed by such party.

    17.6. REMEDIES. The parties' rights and remedies pursuant to this Agreement shall, subject to the provisions hereof, be cumulative and nonexclusive of any other rights and remedies which they may have pursuant to any other agreement, by operation of law, or otherwise.

    17.7. SEVERABILITY. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law; if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

    17.8. PARTIES. This Agreement shall be binding upon, and inure to the benefit of, the permitted successors and permitted assigns of each party hereto.

    17.9. AUTHORIZED SIGNATURE. Until notified to the contrary by the authorizing party, the signature upon any document or instrument delivered pursuant hereto of a respective officer of MW or MWCC listed in SCHEDULE 17.9 hereto shall bind such party and be deemed to be the act of such party affixed pursuant to and


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

in accordance with resolutions duly adopted by the Board of Directors of such party.

    17.10. GOVERNING LAW. This Agreement and the obligations arising pursuant hereto shall, in all respects, including all matters of construction, validity, and performance, be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made and performed in such state and any applicable laws of the United States of America. MW and MWCC agree to submit to personal jurisdiction and to waive any objection as to venue of the federal or state courts in the State of New York. Service of process on MW or MWCC in any action arising out of or relating to this Agreement shall be effective upon receipt thereof if sent or delivered to MW or MWCC, as the case may be, in accordance with SECTION 17.11 hereof. Nothing herein shall preclude MW or MWCC from bringing suit or taking other legal action in any other jurisdiction.

    17.11. NOTICES. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by another, or whenever any of the parties desires to give or serve upon another a communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration, or other communication shall be in writing and either shall be delivered in person with receipt acknowledged or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

         (1)  If to MWCC, at

                   Montgomery Ward Credit Corporation
                   880 Grier Drive
                   Las Vegas, Nevada  89119
                   Attn:  President

              with a copy to

                   General Electric Capital Corporation
                   260 Long Ridge Road
                   Stamford, Connecticut 06904
                   Attn:   Vice President and General
                             Manager, Retailer
                             Financial Services


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

         (2)  If to MW, at

                   Montgomery Ward & Co., Incorporated
                   619 W. Chicago Avenue
                   Chicago, Illinois 60671
                   Attn:  Secretary

              with a copy to

                   Montgomery Ward & Co., Incorporated
                   619 W. Chicago Avenue
                   Chicago, Illinois 60671
                   Attn:  Chief Financial Officer

or at such other address or to such other addressees as may be substituted or added by notice given by the party to receive such notice as herein provided. The giving of any notice required pursuant hereto may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration or other communication pursuant hereto shall be deemed to have been duly given or served on the date on which personally delivered or three (3) Business Days after mailing.

    17.12. CONFIDENTIALITY.

         (1) Subject to the provisions of SECTION 5.3 of this Agreement, each party hereto shall hold in confidence any proprietary information obtained from any other party hereto in connection with this Agreement and shall not disclose the same to any third party, except that disclosure to an Affiliate of MW or MWCC or to Valuevision International Inc. is allowed. The parties' duty of confidentiality contained hereunder is specifically intended to apply to the MWCC Customer List and any credit file maintained in connection with MWCC Cardholders (both of which shall be deemed proprietary information). MW agrees that the financial terms of this Agreement are considered proprietary to MWCC and will not be disclosed (except in the circumstances described in subsections
(b) and (c) below) to any Person if there are practical ways, after discussion with MWCC, of avoiding such disclosure. Nothing contained herein shall limit the right of either party to disclose any information (a) as required by law or by judicial or administrative process or to appropriate regulatory authorities,
(b) as such information is or becomes public knowledge, (c) to the extent that such information is disclosed to recover the Indebtedness or amounts owing hereunder from another party hereto, (d) for legitimate business purposes, including but not limited to purposes relating to any securitization, securities filings or in connection with providing information to auditors, prospective purchasers and lenders (provided that, to the extent that any party determines


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to disclose the MWCC Customer List in a manner authorized by this Agreement, the disclosing party shall use best efforts to obtain from the party to whom the information is being disclosed a written confidentiality agreement), and (e) subject to the provisions of SECTION 5.3 with the prior written consent of the party whose information is proprietary, pursuant to an agreement between the Person to whom the information is being disclosed and the party whose information is proprietary, satisfactory in form and content to such latter party as to the confidentiality of such proprietary information and reasonable liquidated damages (which liquidated damages for the use of the credit file shall initially be based on SCHEDULE 5.3 annexed hereto as such Schedule may be modified as provided in SECTION 5.3) to be paid for a violation thereof, provided, however, that prior to disclosing any proprietary information of another party hereto to any Person, the party making such disclosure shall notify the appropriate party of the nature of such disclosure and of the fact that such disclosure will be made.

         (2)  The parties acknowledge and agree that: (i) the MWCC Customer
List is commercially and competitively valuable; (ii) by this SECTION 17.12, the parties are taking reasonable steps to protect legitimate interests in the MW Customer List; and (iii) the restrictions on the parties under this Agreement relating to the MWCC Customer List are reasonably necessary in order to protect legitimate interests in the MWCC Customer List.

    17.13. PAYMENTS. All payments to be made hereunder shall be made in lawful money of the United States in immediately available federal funds to an account designated by the other party. Except as expressly provided herein, if any amount due hereunder is not paid when due and owing, the party failing to make such payment agrees to pay, on demand, a charge equal to the Prime Rate on the date due and owing, or the Business Day immediately following such date, as it from time to time changes thereafter, plus
[       ]* on such amount until such amount is paid in full.

    17.14. [SECTION INTENTIONALLY OMITTED].

    17.15. SECTION TITLES. The section titles, table of contents and list of exhibits and schedules contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

    17.16. COUNTERPARTS. This Agreement may be executed in any number of separate counterparts, each of which shall, collectively and separately, constitute one agreement.


*Confidential treatment has been requested with respect to this information.

    17.17. DISCLOSURE. Disclosure of information on any schedule or exhibit hereto shall be deemed to be a disclosure for all purposes of this Agreement.

    17.18. ESTOPPEL CERTIFICATES. Each party shall furnish to the other, as requested from time to time by the other, estoppel certificates stating (or specifying exceptions thereto) that this Agreement is in full force and effect, that such party has no knowledge of any failure by either party to perform its obligations hereunder, and such other matters as may be reasonably requested by the other.

    17.19. [SECTION INTENTIONALLY OMITTED].

    17.20. [SECTION INTENTIONALLY OMITTED].

    17.21. THIRD PARTY BENEFICIARIES. No third party shall have any rights under this Agreement except for Monogram, and successors and permitted assigns of the parties hereto.

    17.22. FORCE MAJEURE. Except as otherwise expressly provided herein, and except with respect to Sections 11.1(b) and 11.2(b) and payments to be made by either party, neither party shall be responsible for any failure or delay in performance of its obligations under this Agreement because of circumstances beyond its control including, but not limited to, acts of God, flood, criminal acts, fire, riot, computer viruses, computer hackers, accident, strikes or work stoppages for any reason, embargo, war or civil disturbances; PROVIDED, HOWEVER, that such party took reasonable action to avoid such events and such party acts reasonably to mitigate the effects of such events.


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

    17.23. MARKETING COMMITTEE. During the term of this Agreement, the parties hereto acknowledge and agree that, if and to the extent that (i) this Agreement provides for consultation with, or approval from, the Marketing Committee, (ii) there are changes over time to the Program which could have an adverse competitive, economic or other impact on MW, the Marketing Committee shall be consulted with, or its approval shall be obtained, in accordance with the standards and procedures set forth in the Bank Program Agreement (including, without limitation, those providing for binding arbitration in the event of a Marketing Committee deadlock). Notwithstanding any other provision of this Agreement or the Bank Program Agreement to the contrary, each of MWCC and MW may take any actions without prior Marketing Committee approval that MWCC or MW, as the case may be, believes in good faith, after consultation with counsel and reasonable notice to the other party, are required by law or by demand of any Governmental Authority.

         17.24. CLOSING. The closing of this transaction and any related transactions involving Affiliates of MWCC shall be held on the Closing Date in the offices of Weil, Gotshal & Manges, 767 Fifth Avenue, New York, New York 10153 or such other place or places agreed to by the parties.

    IN WITNESS WHEREOF, this Agreement has been duly executed on December ___, 1996, effective as of April 1, 1996.



                        MONTGOMERY WARD & CO., INCORPORATED

                        By:
                            ----------------------------------------------


                        MONTGOMERY WARD CREDIT CORPORATION


                        By:
                            ----------------------------------------------

                                      EXHIBIT A

                        GUARANTY OF ACCOUNT-RELATED AGREEMENT


    THIS GUARANTY made as of this 1st day of April, 1996, by General Electric Capital Corporation (hereinafter referred to as "Guarantor"), in favor of Montgomery Ward & Co., Incorporated (hereinafter referred to as "MW").

                                       RECITALS

    A. Montgomery Ward Credit Corporation (herein referred to as "MWCC"), is desirous of entering into that certain Account-Related Agreement of even date herewith between MWCC and MW ("Agreement").

    B. Guarantor owns all of the outstanding capital stock of MWCC and has requested that MW enter into the Agreement.

    C. MW has declined to enter the Agreement unless Guarantor guarantees the obligations of MWCC under the Agreement.

    NOW, THEREFORE, to induce MW to enter the Agreement, Guarantor hereby agrees as follows:

    1. UNCONDITIONAL GUARANTY. Guarantor unconditionally guarantees to MW and the successors and assigns of MW the full and punctual payment, performance and observance by MWCC, of all the terms, covenants, conditions and indemnifications in the Agreement contained on MWCC's part to be kept, performed or observed. If, at any time, default shall be made by MWCC in the performance or observance of any of the terms, covenants, conditions or indemnifications in the Agreement contained on MWCC's part to be kept, performed or observed Guarantor will keep, perform and observe the same, as the case may be, in place and stead of MWCC.

    2. WAIVER OF NOTICE; NO RELEASE OF LIABILITY. Any act of MW, or the successors or assigns of MW, consisting of a waiver of any of the terms or conditions of the Agreement, or the giving of any consent to any matter or thing relating to the Agreement, or the granting of any indulgences or extensions of time to MWCC, may be done without notice to Guarantor and without releasing the obligations of Guarantor hereunder. The obligations of Guarantor hereunder shall not be released by MW's receipt, application or release of any security given for the performance and observance of covenants and conditions in the Agreement contained on MWCC's part to be performed or observed, nor by any modification of the Agreement. The liability of Guarantor hereunder shall in no way


                                          1

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be affected by (a) the release or discharge of MWCC in any creditors, receivership, bankruptcy or other proceedings, (b) the impairment, limitation or modification of liability of MWCC or the estate of MWCC in bankruptcy, or of any remedy for the enforcement of MWCC's liability under the Agreement, resulting from the operation of any present or future provision of the Federal Bankruptcy Code or other statute or from the decision in any court; (c) the rejection or disaffirmance of the Agreement in any such proceedings; (d) any disability or other defense of MWCC except as otherwise provided in the Agreement; (e) the cessation from any cause whatsoever of the liability of MWCC except or otherwise provided in the Agreement; or (f) the exercise by MW of any rights or remedies reserved to MW under the Agreement, provided or permitted by law, or by reason of any termination of the Agreement.

    3. JOINDER; STATUTE OF LIMITATIONS. Guarantor agrees that it may be joined in any action against MWCC in connection with the obligations of MWCC under the Agreement as guaranteed by this Guaranty and recovery may be had against Guarantor in any such action, or MW may enforce the obligations of Guarantor hereunder without first taking any action whatsoever against MWCC or its successors and assigns, or pursue any other remedy or apply any security it may hold.

    4. DE FACTO SUBSTITUTION. In the event this Guaranty shall be held ineffective or unenforceable by any court of competent jurisdiction, or in the event of any limitation of liability of Guarantor hereon other than as expressly provided herein, then Guarantor shall be deemed to be a party under the Agreement with the same force and effect as if Guarantor were expressly named as a joint and several party with MWCC therein with respect to the obligations of MWCC thereunder hereby guaranteed.

    5. AMENDMENT OR ASSIGNMENT OF AGREEMENT. The provisions of the Agreement may be changed, modified, amended or waived by agreement between MW and MWCC at any time, or by course of conduct, without the consent of or without notice to Guarantor, including but not limited to, any agreement to increase the "Maximum Aggregate Cardholders' Balance" (as such quoted term is defined in the Bank Program Agreement) thereunder. This Guaranty shall guarantee the performance of the Agreement as so changed, modified, amended or waived, including but not limited to, any increase in the "Maximum Aggregate Cardholders' Balance". Any assignment of the Agreement shall not affect this Guaranty and if MW disposes of its interest in the Agreement, "MW", as used in this Guaranty, shall mean MW's successors and assigns.

    6. DEFENSE OF MWCC. Guarantor waives any defense by reason of any legal disability of MWCC, and further waives any


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presentments, and notices of acceptance of this Guaranty as well as all notices of the existence, creation, or incurring of new or additional obligations under the Agreement.

    7. NO WAIVER BY MWCC. No delay on the part of MW in exercising any right hereunder or under the Agreement shall operate as a waiver of such right or of any other right of MW hereunder or under the Agreement, nor shall any delay, omission or waiver on any one occasion be deemed a waiver of the same or any other right on any other future occasion.

    8. WHOLE AGREEMENT. This instrument constitutes the entire agreement between MW and Guarantor with respect to the subject matter hereof, supersedes all prior oral or written agreements or understandings with respect thereto and may not be changed, modified, discharged or terminated orally or in any manner other than by an agreement in writing signed by Guarantor and MW.

    9. APPLICABLE LAW. This Guaranty shall be governed by and construed in accordance with the laws of the State of New York.

    10. GUARANTOR'S SUCCESSORS. Guarantor's obligations under this Guaranty shall be binding on the successors, legal representatives and assigns of Guarantor. Guarantor shall not be released by any assignment or delegation by it of its obligations hereunder.

    11. ATTORNEYS' FEES. If MW is required to enforce Guarantor's obligations hereunder, Guarantor shall pay to MW all costs incurred, including without limitation, reasonable attorneys' fees.

    12. CAPTIONS. The paragraph headings appearing herein are for purposes of identification and reference only and shall not be used in interpreting this Guaranty.

    13. INTERPRETATIONS; SEVERABILITY. It is agreed that if any provision of this Guaranty or the application of any provision to any person or any circumstance shall be determined to be invalid or unenforceable, such determination shall not affect any other provisions of this Guaranty or the application of such provision to any other person or circumstance, all of which other provisions shall remain in full force and effect. It is the intention of the parties hereto that if any provision of this Guaranty is capable of two constructions, one of which would render the provision valid, the provision shall have the meaning which renders it valid.

    14. EXTENSION AND RENEWALS. This Guaranty shall apply to the Agreement, any extension or renewal thereof, and to any


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extended term following the term granted in the Agreement, or any extension or renewal thereof, subject to the provision of SECTION 17.1(3) of the Agreement which may limit the period of the Guaranty in certain circumstances where Guarantor has sold the entire retail credit department, all as more fully set forth therein.

    15. NOTICES. Notices shall be given pursuant to the Guaranty in the same manner as given in the Agreement.

    16. CONFIDENTIALITY. Guarantor shall comply, and shall cause all of its "Affiliates" (as such quoted term is defined in the Agreement) to comply, with the confidentiality provisions contained in the Agreement which are imposed on MWCC.

    17. COMPLIANCE. Guarantor hereby additionally agrees to comply with the last sentence of SECTION 3.1(4) and the last sentence of SECTION 17.12 of the Agreement.

    ACKNOWLEDGEMENT; ENFORCEABILITY. GUARANTOR REPRESENTS AND WARRANTS TO MW THAT GUARANTOR HAS READ THIS GUARANTY AND UNDERSTANDS THE CONTENTS HEREOF AND THAT THIS GUARANTY IS ENFORCEABLE AGAINST GUARANTOR IN ACCORDANCE WITH ITS TERMS.


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    IN WITNESS WHEREOF, Guarantor has executed this Guaranty on December 20,
1996, effective as of April 1, 1996.


                        Guarantor:

                        GENERAL ELECTRIC CAPITAL CORPORATION


                        By:

                        Name:
                        Title:



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